                   SUBJECT TO COMPLETION, DATED APRIL 3, 1998

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND HAS BECOME EFFECTIVE. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE INFORMATION HEREIN HAS BEEN COMPLETED. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                                FILED PURSUANT TO RULE 424(B)(5)
                                                      REGISTRATION NO. 333-41949

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED APRIL 3, 1998)

                     HYUNDAI AUTO RECEIVABLES TRUST 1998-A
                $220,000,000    % ASSET BACKED NOTES, CLASS A-1
                 $80,150,000    % ASSET BACKED NOTES, CLASS A-2

                          SSB VEHICLE SECURITIES INC.
                                   DEPOSITOR
                         HYUNDAI MOTOR FINANCE COMPANY
                              SELLER AND SERVICER
                           --------------------------

    Hyundai Auto Receivables Trust 1998-A (the "Trust") will be formed pursuant to an Amended and Restated Trust Agreement to be dated as of April 1, 1998 (the "Trust Agreement"), between SSB Vehicle Securities Inc. (the "Depositor") and Wilmington Trust Company, as owner trustee (the "Owner Trustee"). The Trust will
issue $220,000,000 aggregate principal amount of    % Asset Backed Notes, Class
A-1 (the "Class A-1 Notes") and $80,150,000 aggregate principal amount of    %
Asset Backed Notes, Class A-2 (the "Class A-2 Notes" and, together with the Class A-1 Notes, the "Notes") pursuant to an Indenture dated as of April 1, 1998 (the "Indenture"), between the Trust and The Chase Manhattan Bank, as indenture trustee (the "Indenture Trustee"). The Trust also will issue Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") pursuant to the Trust Agreement which will be entitled to the extent provided herein to amounts remaining after payments on the Notes, Trust expenses and other required amounts. Payments on the Certificates will be subordinated to payments of principal of and interest on the Notes to the extent described herein. Only the Notes are being offered hereby.

                                             (COVER CONTINUED ON FOLLOWING PAGE)

    The full and timely payment of interest on and full and ultimate payment of principal of the Notes is unconditionally and irrevocably guaranteed pursuant to a financial guaranty insurance policy to be issued by MBIA Insurance Corporation (the "Note Insurer").

                                     [LOGO]

    PROSPECTIVE INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE S-19 HEREOF AND ON PAGE 11 OF THE PROSPECTUS.

    THE NOTES WILL REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES WILL REPRESENT BENEFICIAL INTERESTS IN, THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN SSB VEHICLE SECURITIES INC., HYUNDAI MOTOR FINANCE COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THE NOTES, THE CERTIFICATES OR THE RECEIVABLES ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

   THESE NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT
          OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------

    Salomon Brothers Inc, ABN AMRO Incorporated and BancAmerica Robertson Stephens (each an "Underwriter" and together, the "Underwriters") have agreed to purchase the Notes and the Notes will be offered by the Underwriters from time to time as provided herein in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The aggregate proceeds to the
Depositor from the sale of the Notes are expected to be $      before deducting
expenses payable by the Depositor of approximately $      .

    The Notes are offered subject to receipt and acceptance by the Underwriters, to prior sale and to the Underwriters' right to reject any offer in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Notes will be made in book-entry form through the facilities of The Depository Trust Company ("DTC"), Cedel Bank, societe anonyme
("CEDEL") and the Euroclear System ("Euroclear") on or about April   , 1998.
                           --------------------------

SALOMON SMITH BARNEY

             ABN AMRO INCORPORATED

                          BANCAMERICA ROBERTSON STEPHENS

The date of this Prospectus Supplement is April   , 1998.

(CONTINUED FROM PRIOR PAGE)

    The assets of the Trust will include a pool of motor vehicle retail installment sale contracts (the "Initial Receivables") and any additional motor vehicle retail installment sale contracts conveyed to the Trust during the Funding Period, as described herein (the "Subsequent Receivables" and, together with the Initial Receivables, the "Receivables"), in each case secured by security interests in the motor vehicles financed thereby, including the right to receive payments collected thereon on or after the applicable cutoff date; proceeds from certain insurance policies relating to the Receivables; certain rights with respect to funds on deposit in the Reserve Account, the Collection Account and in the Yield Maintenance Account; funds on deposit in an account of the Trust to be used to purchase the Subsequent Receivables (the "Pre-Funding Account"); funds on deposit in an account of the Trust established in connection with the Pre-Funding Account (the "Capitalized Interest Account"), as described herein; and certain other property, as more fully described herein. Holders of the Notes also will have the benefit of a financial guaranty insurance policy to be issued by MBIA Insurance Corporation.

    Principal of and interest on the Notes generally will be distributable on the fifteenth day of each month (or if such fifteenth day is not a business day, the next succeeding business day), commencing May 15, 1998; however, no principal payments will be made to holders of the Class A-2 Notes until the Class A-1 Notes have been paid in full. The Class A-1 Final Scheduled Distribution Date will be April 15, 2001 and the Class A-2 Final Scheduled Distribution Date will be July 15, 2004; however, payment in full of the Class A-1 Notes or Class A-2 Notes could occur earlier than the applicable Final Scheduled Distribution Date, as described herein. The Notes are subject to partial mandatory redemption to the extent of funds remaining in the Pre-Funding Account at the end of the Funding Period (as defined herein).

    THE NOTES ARE BEING OFFERED FROM TIME TO TIME PURSUANT TO THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS ACCOMPANYING THIS PROSPECTUS SUPPLEMENT. THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE NOTES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE NOTES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT THAT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT MODIFY STATEMENTS CONTAINED IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

    There currently is no secondary market for the Notes and there is no assurance that one will develop. The Underwriters expect, but are not obligated, to make a market in the Notes. There is no assurance that any such market will develop, or if one does develop, that it will continue or provide sufficient liquidity.

    Certain persons participating in this offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the Notes. Such transactions may include stabilizing and the purchase of Notes to cover syndicate short positions. For a description of these activities, see "Underwriting" herein.

    Upon receipt of a request by a purchaser who has received an electronic Prospectus Supplement and Prospectus from an Underwriter or a request by such purchaser's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Depositor or the related Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

    UNTIL 90 DAYS FROM THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             REPORTS TO NOTEHOLDERS

    Unless and until the Notes are issued in definitive certificated form, monthly and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co., as nominee of DTC and registered holder of the Notes. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Reports to Securityholders" in the accompanying Prospectus. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Depositor will file with the Securities and Exchange Commission (the "Commission") such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    In addition to the documents described in the Prospectus under "Incorporation of Certain Documents by Reference," the consolidated financial statements of the Note Insurer, a wholly-owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 1996 and December 31, 1995 and for the three years ended December 31, 1996, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1996 and the consolidated financial statements of the Note Insurer and its subsidiaries for the nine months ended September 30, 1997 and for the periods ending September 30, 1997 and September 30, 1996 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ending September 30, 1997 are hereby incorporated by reference in this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

    All financial statements of the Note Insurer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

    The Depositor on behalf of the Trust hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Trust's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act and each filing of the financial statements of the Note Insurer included in or as an exhibit to the annual report of MBIA, Inc. filed pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement (as defined in the accompanying Prospectus) shall be deemed to be a new registration statement relating to the Notes offered hereby, and the offering of such Notes at that time shall be deemed to be the initial bona fide offering thereof.

                                    SUMMARY

    THIS SUMMARY IS QUALIFIED BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE HEREIN AND IN THE PROSPECTUS. CERTAIN CAPITALIZED TERMS USED IN THIS SUMMARY ARE DEFINED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT ON THE PAGES INDICATED IN THE "INDEX OF DEFINED TERMS" OR, TO THE EXTENT NOT DEFINED HEREIN, HAVE THE MEANINGS ASSIGNED TO SUCH TERMS IN THE PROSPECTUS.

Issuer............................  Hyundai Auto Receivables Trust 1998-A (the "Trust"), a
                                    Delaware business trust to be formed pursuant to the
                                    Trust Agreement.

Seller............................  Hyundai Motor Finance Company ("HMFC" or, as seller of the Receivables to the Depositor, the "Seller"), a
                                    California corporation.

Servicer..........................  Hyundai Motor Finance Company (in its capacity as servicer, the "Servicer").

Depositor.........................  SSB Vehicle Securities Inc. (the "Depositor"), a
                                    bankruptcy-remote, special-purpose Delaware corporation.

Note Insurer......................  MBIA Insurance Corporation, a New York stock insurance company (the "Note Insurer"). See "MBIA Insurance
                                    Corporation".

Indenture Trustee and Backup
  Servicer........................  The Chase Manhattan Bank, a New York banking corporation, as trustee under the Indenture (in such
                                    capacity, the "Indenture Trustee"). The Chase Manhattan
                                    Bank will agree in the Sale and Servicing Agreement to
                                    act as backup servicer (in such capacity, the "Backup
                                    Servicer") and to service the Receivables in the event
                                    HMFC resigns or is removed as Servicer and the Note
                                    Insurer consents thereto.

Owner Trustee.....................  Wilmington Trust Company, a Delaware banking corporation, acting not in its individual capacity but
                                    solely as trustee under the Trust Agreement (the "Owner
                                    Trustee").

Securities Issued by the Trust....  The Trust will issue its    % Asset Backed Notes, Class
                                    A-1 (the "Class A-1 Notes") in an aggregate initial
                                    principal amount of $220,000,000 (the "Initial Class A-1
                                    Note Balance") and its    % Asset Backed Notes, Class
                                    A-2 (the "Class A-2 Notes" and, together with the Class
                                    A-1 Notes, the "Notes") in an aggregate initial
                                    principal amount of $80,150,000 (the "Initial Class A-2
                                    Note Balance") pursuant to an Indenture dated as of
                                    April 1, 1998 (the "Indenture"), between the Trust and
                                    the Indenture Trustee. Payments of interest on and
                                    principal of the Notes will be secured by the assets of
                                    the Trust pursuant to the Indenture. The "Note Balance"
                                    as of any date of determination will equal the sum of
                                    (i) the Initial Class A-1 Note Balance and (ii) the
                                    Initial Class A-2 Note Balance, less all amounts
                                    distributed to Noteholders on or prior to such date and
                                    allocable to principal.

                                    The Trust will issue the Asset Backed Certificates (the
                                    "Certificates" and together with the Notes, the
                                    "Securities") pursuant to the Trust Agreement. The
                                    Certificates, which will be issued to the Certificate
                                    Trust on the Closing Date and are not being offered
                                    hereby, will be entitled to the extent provided herein
                                    to amounts remaining after payments on the Notes, Trust
                                    expenses and other required amounts, and will be
                                    subordinate to the Notes to the extent described herein.
                                    The beneficial ownership interest in the Certificate
                                    Trust (the "Beneficial Interest") will initially be held
                                    by HMFC or an affiliate thereof.

                                    The Notes will be issued in fully registered form in
                                    minimum denominations of $1,000 and integral multiples
                                    of $1,000 in excess thereof.

Assets of the Trust...............  The assets of the Trust will include (i) a pool of motor vehicle retail installment sale contracts (the "Initial
                                    Receivables") having an aggregate principal balance as
                                    of March 16, 1998 (the "Cutoff Date") of $298,454,560.93
                                    (the "Cutoff Date Pool Balance") and any additional
                                    motor vehicle retail installment sale contracts (the
                                    "Subsequent Receivables" and, together with the Initial
                                    Receivables, the "Receivables") purchased by the Trust
                                    from the Depositor during the Funding Period (as defined
                                    herein) from funds on deposit in an account (the
                                    "Pre-Funding Account") established for that purpose,
                                    (ii) all rights, benefits, obligations and proceeds
                                    arising from or in connection with the Receivables,
                                    including, in the case of each Initial Receivable, the
                                    right to receive payments collected thereon on or after
                                    the Cutoff Date, and, in the case of each Subsequent
                                    Receivable, the right to receive payments collected
                                    thereon on or after the day of the month in which such
                                    Subsequent Receivable is conveyed to the Trust (the
                                    "Subsequent Cutoff Date"), (iii) security interests in
                                    the new and used automobiles, light duty trucks, vans
                                    and minivans (the "Financed Vehicles") securing each
                                    Receivable, (iv) the related Receivable files, (v) all
                                    rights to insurance proceeds and liquidation proceeds
                                    with respect to the Receivables, (vi) certain rights
                                    under the Receivables Purchase Agreement dated as of
                                    April 1, 1998 (the "Receivables Purchase Agreement") and
                                    the Subsequent Purchase Agreement, between the Depositor
                                    and the Seller, (vii) funds on deposit from time to time
                                    in the Reserve Account; (viii) funds on deposit in the
                                    Yield Maintenance Account; (ix) funds on deposit in the
                                    Pre-Funding Account; (x) funds on deposit in the
                                    Capitalized Interest Account; and (xi) funds on deposit
                                    in the Collection Account. Holders of the Notes also
                                    will have the benefit of a financial guaranty insurance
                                    policy to be issued by the Note Insurer (the "Policy").

The Notes.........................  The principal terms of the Notes will be as follows:

                                    DISTRIBUTION DATES. Payments of interest on and
                                    principal of the Notes will be made on the 15th day of
                                    each month or, if such

                                    15th day is not a Business Day, the next succeeding
                                    Business Day, commencing May 15, 1998 (each such date, a
                                    "Distribution Date"). Payments on the Notes will be made
                                    on each Distribution Date to holders of record of the
                                    Notes (the "Noteholders") as of the close of business on
                                    the day immediately preceding such Distribution Date
                                    (the "Record Date").

                                    For purposes of this document, "Business Day" means any
                                    day other than a Saturday, a Sunday, a legal holiday or
                                    any other day on which the Note Insurer or commercial
                                    banking institutions in New York, New York or any other
                                    city in which the corporate trust office of the
                                    Indenture Trustee is located are authorized or required
                                    by law, executive order or governmental decree to be
                                    closed.

                                    INTEREST RATES. The Class A-1 Notes will bear interest
                                    at the rate of    % per annum (the "Class A-1 Rate").
                                    The Class A-2 Notes will bear interest at the rate of
                                       % per annum (the "Class A-2 Rate").

                                    PAYMENTS OF INTEREST. Interest with respect to each
                                    Distribution Date will accrue on the outstanding
                                    principal amount of the Class A-1 Notes (the "Class A-1
                                    Monthly Interest Distributable Amount") at the Class A-1
                                    Rate and the Class A-2 Notes (the "Class A-2 Monthly
                                    Interest Distributable Amount") at the Class A-2 Rate,
                                    from and including the 15th day of the preceding
                                    calendar month (or, in the case of the first
                                    Distribution Date, from and including the Closing Date)
                                    to and including the 14th day of the calendar month in
                                    which such Distribution Date occurs. Interest on the
                                    Notes will be calculated on the basis of a 360-day year
                                    consisting of twelve 30-day months. Interest that is due
                                    but not paid on any Distribution Date on the Class A-1
                                    Notes or the Class A-2 Notes will be payable on the
                                    following Distribution Date, with interest on such
                                    overdue amount (to the extent lawful) at the Class A-1
                                    Rate or the Class A-2 Rate, as applicable (the "Class
                                    A-1 Interest Carryover Shortfall" and "Class A-2
                                    Interest Carryover Shortfall", respectively). The Class
                                    A-1 Monthly Interest Distributable Amount and the Class
                                    A-1 Interest Carryover Shortfall are referred to herein
                                    collectively as the "Class A-1 Interest Distributable
                                    Amount"; and the Class A-2 Monthly Interest
                                    Distributable Amount and the Class A-2 Interest
                                    Carryover Shortfall are referred to herein collectively
                                    as the "Class A-2 Interest Distributable Amount." The
                                    Class A-1 Interest Distributable Amount and the Class
                                    A-2 Interest Distributable Amount are referred to herein
                                    collectively as the "Noteholders' Interest Distributable
                                    Amount."

                                    Interest payments to holders of the Class A-1 Notes and
                                    the Class A-2 Notes will have the same priority. If the
                                    amount available for distribution to Noteholders on any
                                    Distribution

                                    Date is less than the amount of interest payable on the
                                    Notes, Noteholders will receive their ratable share of
                                    such amount, based on the aggregate amount of interest
                                    due on such date on each class of the Notes. See
                                    "Description of the Notes-- Payments of Interest."

                                    PAYMENTS OF PRINCIPAL. Principal of the Class A-1 Notes
                                    will be payable on each Distribution Date in an amount
                                    equal to the Class A-1 Principal Distributable Amount
                                    for the related Collection Period, to the extent of
                                    funds available therefor. The "Collection Period" with
                                    respect to any Distribution Date (other than the first
                                    Distribution Date) will be the calendar month preceding
                                    such Distribution Date and with respect to the first
                                    Distribution Date will be the period from and including
                                    March 16, 1998 to and including April 30, 1998. The
                                    "Class A-1 Principal Distributable Amount" will equal
                                    the sum of (i) the Class A-1 Monthly Principal
                                    Distributable Amount and (ii) any portion of the Class
                                    A-1 Principal Distributable Amount that was due but
                                    unpaid on the immediately preceding Distribution Date
                                    (the "Class A-1 Principal Carryover Shortfall"). The
                                    "Class A-1 Monthly Principal Distributable Amount" for
                                    any Distribution Date until the Class A-1 Notes are paid
                                    in full will equal the Note Percentage of the Regular
                                    Principal Distribution Amount. The "Note Percentage" on
                                    any Distribution Date will be the percentage equal to
                                    the Note Balance divided by the Pool Balance as of the
                                    preceding Distribution Date; provided that the Note
                                    Percentage may be increased to 100% upon the occurrence
                                    of certain events set forth in the Sale and Servicing
                                    Agreement. The initial Note Percentage will be 87%.

                                    The "Regular Principal Distribution Amount" on any
                                    Distribution Date will be the sum of the following
                                    amounts, without duplication, with respect to the
                                    related Collection Period: (i) that portion of all
                                    collections on the Receivables allocable to principal;
                                    (ii) the aggregate outstanding principal balance of all
                                    Receivables that became Liquidated Receivables during
                                    such Collection Period; (iii) that portion allocable to
                                    principal of the aggregate amount of any losses caused
                                    by the issuance during the related Collection Period of
                                    an order by any court of appropriate jurisdiction in any
                                    insolvency proceeding that reduces the amount owed under
                                    a Receivable (each such reduction, a "Cram Down Loss");
                                    and (iv) that portion allocable to principal of the
                                    Purchase Amount of all Receivables that became Purchased
                                    Receivables during or in respect of such Collection
                                    Period.

                                    No principal payments will be made on the Class A-2
                                    Notes until the Class A-1 Notes have been paid in full.
                                    On each Distribution Date, commencing on the
                                    Distribution Date on which the Class A-1 Notes are paid
                                    in full, principal of the Class A-2 Notes will be
                                    payable in an amount equal to the Class A-2 Principal
                                    Distributable Amount for the related Collection Period,
                                    to the

                                    extent of funds available therefor. The "Class A-2
                                    Principal Distributable Amount" will equal the sum of
                                    (i) the Class A-2 Monthly Principal Distributable Amount
                                    and (ii) any portion of the Class A-2 Principal
                                    Distributable Amount that was due but unpaid on the
                                    immediately preceding Distribution Date (the "Class A-2
                                    Principal Carryover Shortfall"). The Class A-1 Principal
                                    Distributable Amount and the Class A-2 Principal
                                    Distributable Amount are referred to herein collectively
                                    as the "Noteholders' Principal Distributable Amount."

                                    The "Class A-2 Monthly Principal Distributable Amount"
                                    for any Distribution Date on or after the Distribution
                                    Date on which the Class A-1 Notes are paid in full will
                                    equal the Note Percentage of the Regular Principal
                                    Distribution Amount (or, on the Distribution Date on
                                    which the Class A-1 Notes are paid in full, the Note
                                    Percentage of the Regular Principal Distribution Amount
                                    remaining after the Class A-1 Notes are paid in full).

                                    The "Total Distribution Amount" with respect to each
                                    Distribution Date will equal the sum of the Regular
                                    Principal Distribution Amount (other than the portion
                                    thereof attributable to Realized Losses or Cram Down
                                    Losses) and an amount (the "Interest Distribution
                                    Amount") equal to the sum of the following amounts,
                                    without duplication, with respect to the related
                                    Collection Period: (i) that portion of all collections
                                    on the Receivables allocable to interest; (ii) that
                                    portion of all net liquidation proceeds allocable to
                                    interest; (iii) that portion allocable to interest of
                                    the Purchase Amount of each Receivable that became a
                                    Purchased Receivable during or in respect of the related
                                    Collection Period; (iv) any Yield Maintenance Payments
                                    and Capitalized Interest Payments; and (v) any
                                    investment income from the investment of amounts on
                                    deposit in the Collection Account. "Realized Losses" as
                                    to any Distribution Date will equal the amount, if any,
                                    by which the outstanding aggregate principal balance of
                                    all Receivables that became Liquidated Receivables
                                    during the related Collection Period exceeds that
                                    portion allocable to principal of all net liquidation
                                    proceeds received with respect to such Liquidated
                                    Receivables.

                                    The outstanding principal amount, if any, of the Class
                                    A-1 Notes will be payable in full on the April 15, 2001
                                    Distribution Date (the "Class A-1 Final Scheduled
                                    Distribution Date") and the outstanding principal
                                    amount, if any, of the Class A-2 Notes will be payable
                                    in full on the July 15, 2004 Distribution Date (the
                                    "Class A-2 Final Scheduled Distribution Date").

                                    MANDATORY REDEMPTION. The Notes are subject to partial
                                    mandatory redemption on the Mandatory Redemption Date if
                                    any portion of the Pre-Funded Amount remains on deposit
                                    in the Pre-Funding Account after giving effect to the
                                    purchase of all Subsequent Receivables, including those
                                    purchases, if any,

                                    made on the last day of the Funding Period. If the
                                    amount on deposit in the Pre-Funding Account is $100,000
                                    or less, then such amount will be applied in reduction
                                    of the principal balance of the Class A-1 Notes. If the
                                    amount on deposit in the Pre-Funding Account exceeds
                                    $100,000, then such amount will be applied in reduction
                                    of the principal balance of each Class of Notes, pro
                                    rata, based on the respective principal balances thereof
                                    as of the preceding Distribution Date. The "Mandatory
                                    Redemption Date" is the Distribution Date immediately
                                    following the last day of the Funding Period.

The Certificates..................  DISTRIBUTIONS. The Certificates will not accrue interest and no payments of interest will be made on the
                                    Certificates. Payments will be made on the Certificates
                                    to the extent of available funds after payments on the
                                    Notes, Trust expenses and other required amounts.

Optional Redemption; Optional
  Prepayment......................  The Class A-2 Notes may be retired, in whole but not in part, on any Distribution Date on which either the
                                    Servicer or the Note Insurer exercises its option to
                                    purchase the Receivables. Under the terms of the Sale
                                    and Servicing Agreement, the Servicer or, in certain
                                    events, the Note Insurer may purchase the Receivables
                                    when the Pool Balance has been reduced to 10% or less of
                                    the Initial Pool Balance. The "Pool Balance" on any
                                    Distribution Date will equal the sum of (i) the
                                    aggregate principal balance of the Receivables at the
                                    end of the related Collection Period, after giving
                                    effect to all payments of principal received from
                                    Obligors and Purchase Amounts to be remitted by the
                                    Servicer or HMFC, as the case may be, for such
                                    Collection Period, and after adjustment for Cram Down
                                    Losses and reduction to zero of the aggregate
                                    outstanding principal balance of all Receivables that
                                    became Liquidated Receivables during such Collection
                                    Period and (ii) the Pre-Funded Amount, if any. The
                                    "Initial Pool Balance" will equal the sum of (i) the
                                    aggregate principal balance of the Initial Receivables
                                    as of the Cutoff Date and (ii) the aggregate principal
                                    balances of all Subsequent Receivables as of the
                                    Subsequent Cutoff Date. Any such purchase of the
                                    Receivables by the Servicer will result in the early
                                    retirement of the Class A-2 Notes at a purchase price
                                    equal to the outstanding principal amounts thereof plus
                                    accrued and unpaid interest thereon plus all amounts due
                                    to the Note Insurer. If the exercise of such option
                                    would result in a draw on the Policy, the Note Insurer's
                                    written consent shall be necessary for the Servicer to
                                    exercise such option.

The Receivables...................  The Receivables will consist of motor vehicle retail installment sale contracts (the "Contracts") secured by
                                    new or used automobiles, light duty trucks, vans and
                                    minivans, including the right to receive certain
                                    payments made with respect thereto, security interests
                                    in the related Financed Vehicles and the proceeds
                                    thereof. The Contracts were or will be originated by

                                    retail motor vehicle dealers ("Dealers") who participate
                                    in HMFC's auto financing program and were or will be
                                    acquired by HMFC from such Dealers. See "HMFC's
                                    Automobile Financing Program."

                                    The Trust will purchase the Initial Receivables from the
                                    Depositor on April   , 1998 (the "Closing Date")
                                    pursuant to a Sale and Servicing Agreement dated as of
                                    April 1, 1998 (the "Sale and Servicing Agreement"),
                                    among the Trust, the Depositor, the Seller, the
                                    Servicer, the Indenture Trustee, the Custodian and the
                                    Backup Servicer.

                                    The Depositor will have purchased the Initial
                                    Receivables, and subject to the availability thereof,
                                    will be obligated to purchase the Subsequent
                                    Receivables, from the Seller pursuant to the Receivables
                                    Purchase Agreement. In the Receivables Purchase
                                    Agreement and the Subsequent Purchase Agreement, the
                                    Seller will make certain representations and warranties
                                    with respect to the Receivables and will agree to
                                    repurchase any Receivable with respect to which there is
                                    a breach of any such representation and warranty if such
                                    breach has a material and adverse effect on the
                                    interests of the Depositor, the Note Insurer or the
                                    Trust in such Receivable. Under the Sale and Servicing
                                    Agreement, the Depositor will assign all of its rights
                                    under the Receivables Purchase Agreement and the
                                    Subsequent Purchase Agreement, including its right to
                                    enforce the Seller's repurchase obligation, to the
                                    Trust.

                                    The Initial Receivables have been selected from the
                                    Seller's portfolio of Contracts based on the criteria
                                    specified in the Receivables Purchase Agreement and the
                                    Sale and Servicing Agreement and are described herein
                                    under "The Receivables Pool." As of the Cutoff Date, the
                                    weighted average annual percentage rate ("APR") of the
                                    Initial Receivables was approximately 14.92%, the
                                    weighted average remaining term to maturity of the
                                    Initial Receivables was approximately 43.72 months, and
                                    the weighted average original term to maturity of the
                                    Initial Receivables was approximately 58.95 months. No
                                    Initial Receivable has, and no Subsequent Receivable
                                    will have, a scheduled maturity later than January 31,
                                    2004.

                                    After the Closing Date, the Trust will be obligated to
                                    purchase from the Depositor from time to time before the
                                    end of the Funding Period, from funds on deposit in the
                                    Pre-Funding Account and subject to the availability
                                    thereof, Subsequent Receivables satisfying the criteria
                                    set forth in the Sale and Servicing Agreement. The
                                    aggregate principal balance of the Subsequent
                                    Receivables is anticipated by the Seller to be
                                    approximately $46,545,439.07. Pursuant to the
                                    Receivables Purchase Agreement and the Sale and
                                    Servicing Agreement, the Depositor will purchase
                                    Subsequent Receivables from the Seller

                                    and is obligated to sell the Subsequent Receivables to
                                    the Trust, and the Trust may purchase Subsequent
                                    Receivables only from the Depositor. During the Funding
                                    Period, the Depositor will purchase the Subsequent
                                    Receivables from the Seller pursuant to a subsequent
                                    purchase agreement (the "Subsequent Purchase Agreement")
                                    and will convey the Subsequent Receivables on a
                                    designated date (the "Subsequent Transfer Date") to the
                                    Trust pursuant to a subsequent transfer agreement (the
                                    "Subsequent Transfer Agreement").

                                    Subsequent Receivables conveyed to the Trust on the
                                    Subsequent Transfer Date during the Funding Period will
                                    be subject to certain criteria set forth in the Sale and
                                    Servicing Agreement and are required to be originated by
                                    the Seller using such criteria, however seasoning and
                                    the proportion of certain other characteristics of the
                                    pool of Receivables after the Pre-Funding Period may
                                    vary from the pool of Initial Receivables. See "Risk
                                    Factors" and "The Receivables Pool" herein.

                                    The Receivables may be prepaid at any time without
                                    penalty to the purchaser or co-purchasers of the
                                    Financed Vehicle or any other person or persons who are
                                    obligated to make payments thereunder (each, an
                                    "Obligor").

Pre-Funding Account...............  On the Closing Date, a cash amount equal to approximately $46,545,439.07 will be deposited into an
                                    account (the "Pre-Funding Account") which will be
                                    established in the name of the Indenture Trustee. The
                                    Pre-Funding Account will be an asset of the Trust and
                                    will be pledged to the Indenture Trustee pursuant to the
                                    Indenture. Such amount will be funded from the sale of
                                    the Securities and is expected to be used to acquire
                                    Subsequent Receivables. The "Funding Period" is the
                                    period from and including the Closing Date until the
                                    earliest of (i) the Determination Date on which the
                                    amount on deposit in the Pre-Funding Account is $100,000
                                    or less; (ii) the occurrence of a Servicer Termination
                                    Event under the Sale and Servicing Agreement or an
                                    Indenture Event of Default under the Indenture; (iii)
                                    the Determination Date in July 1998; and (iv) the
                                    Subsequent Transfer Date. The "Pre-Funded Amount" will
                                    initially equal $46,545,439.07 and will be reduced
                                    during the Funding Period by the amount thereof used to
                                    purchase Subsequent Receivables in accordance with the
                                    Sale and Servicing Agreement and by the amount thereof
                                    deposited in the Reserve Account and the Yield
                                    Maintenance Account in connection with the purchase of
                                    such Subsequent Receivables. The Depositor expects that
                                    the Pre-Funded Amount will be reduced to less than
                                    $100,000 on or before the Determination Date in July
                                    1998. Any Pre-Funding Amount remaining at the end of the
                                    Funding Period will be payable as a principal
                                    distribution to the Noteholders as a partial mandatory
                                    redemption on the immediately following Distribution
                                    Date.

Capitalized Interest Account......  On the Closing Date, a cash amount will be deposited in an account (the "Capitalized Interest Account") which
                                    will be established in the name of the Indenture
                                    Trustee. The Capitalized Interest Account will be an
                                    asset of the Trust, and will be pledged to the Indenture
                                    Trustee pursuant to the Indenture. The amount so
                                    deposited in the Capitalized Interest Account, including
                                    reinvestment income thereon, will be applied on each
                                    Distribution Date up to and including the Mandatory
                                    Redemption Date to the amount of interest accrued at the
                                    Weighted Average Note Rate (as defined herein) on the
                                    amount equal to 87% of the amount by which the sum of
                                    the Certificate Balance and the Note Balance exceeds the
                                    Cutoff Date Pool Balance. Any amounts remaining in the
                                    Capitalized Interest Account not needed for such purpose
                                    will be paid to the Trust at the end of the Funding
                                    Period. The "Weighted Average Note Rate" shall be the
                                    percentage equivalent of a fraction, the numerator of
                                    which is the sum of (i) the product of the Class A-1
                                    Rate times the Initial Class A-1 Note Balance plus (ii)
                                    the product of the Class A-2 Rate times the Initial
                                    Class A-2 Note Balance, and the denominator of which is
                                    the sum of the Initial Class A-1 Note Balance and the
                                    Initial Class A-2 Note Balance.

Credit Enhancement

    A. The Policy.................  Concurrently with the issuance of the Notes, the Note
                                    Insurer will issue the Policy to the Indenture Trustee
                                    pursuant to an Insurance Agreement dated as of April 1,
                                    1998 (the "Insurance Agreement"), among the Note
                                    Insurer, the Trust, HMFC, the Indenture Trustee, the
                                    Backup Servicer, the Administrator and the Depositor.
                                    Under the Policy, the Note Insurer will unconditionally
                                    and irrevocably guarantee (i) the full, complete and
                                    timely payment of the Noteholders' Interest
                                    Distributable Amount and the ultimate payment of the
                                    Noteholders' Principal Distributable Amount as set forth
                                    herein (collectively, the "Guaranteed Payments") and
                                    (ii) the full and complete payment of any portion of the
                                    interest or principal that is distributed to Noteholders
                                    and subsequently recovered from any such holder pursuant
                                    to a final, nonappealable order of a court of competent
                                    jurisdiction under applicable bankruptcy or insolvency
                                    laws in accordance with the terms of the Policy.

    B. Reserve Account............  On the Closing Date, the Trust will establish an account
                                    (the "Reserve Account") and will make an initial deposit
                                    thereto of an amount to be agreed upon by the Trust and
                                    the Note Insurer. In addition, on the Subsequent
                                    Transfer Date, an additional amount will be deposited
                                    into the Reserve Account from the amount withdrawn from
                                    the Pre-Funding Account in connection with the sale of
                                    Subsequent Receivables to the Trust. The amount
                                    initially deposited in the Reserve Account, together
                                    with the amount of any additional deposit referred to
                                    above in connection with the Subsequent Transfer Date,
                                    is referred to as the "Reserve Account Initial Deposit."
                                    The Reserve Account
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                                      S-12

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
                                    will be an asset of the Trust and will be an Eligible
                                    Account held by the Indenture Trustee, and will be
                                    pledged to the Indenture Trustee for the benefit of the
                                    Noteholders and the Note Insurer. Unless certain events
                                    specified in the Sale and Servicing Agreement have
                                    occurred, on each Distribution Date on which the amount
                                    on deposit in the Reserve Account is less than the
                                    Reserve Account Required Amount, the Total Distribution
                                    Amount remaining after the payment of clauses (i)
                                    through (vi) under "Description of the Transfer and
                                    Servicing Agreements -- Distributions -- Deposits to the
                                    Distribution Accounts" herein, up to an amount equal to
                                    such shortfall, will be deposited to the Reserve
                                    Account.

                                    The "Reserve Account Required Amount" with respect to
                                    any Distribution Date will be determined in accordance
                                    with the Sale and Servicing Agreement. The Reserve
                                    Account Required Amount may be increased or decreased
                                    over time as a result of certain floors, caps or
                                    triggers as set forth in the Sale and Servicing
                                    Agreement. Such floors, caps and triggers may be
                                    changed, modified or waived by the Note Insurer as
                                    provided in the Sale and Servicing Agreement. Generally,
                                    the Sale and Servicing Agreement provides that such
                                    changes, modifications or waivers are at the sole
                                    discretion of the Note Insurer.

                                    All amounts on deposit in the Reserve Account on any
                                    Distribution Date will be available to make up
                                    shortfalls in the Noteholders' Distributable Amount to
                                    the extent described herein and for certain other
                                    purposes. On each Distribution Date, amounts on deposit
                                    in the Reserve Account in excess of the Reserve Account
                                    Required Amount may be released to the
                                    Certificateholders or other entities, subject to certain
                                    conditions set forth in the Sale and Servicing
                                    Agreement. The Noteholders will have no further interest
                                    in or rights with respect to any amounts so released
                                    from the Reserve Account.

                                    Any amounts held on deposit in the Reserve Account and
                                    any investment earnings thereon will be the property of
                                    the Trust.

    C. Yield Maintenance
    Account.......................  On the Closing Date, the Trust will establish an account
                                    (the "Yield Maintenance Account") for the benefit of the
                                    Noteholders and the Note Insurer with respect to those
                                    Receivables which have annual percentage rates of
                                    interest which are less than the sum of (i) the Weighted
                                    Average Note Rate, (ii) the Servicing Fee Rate (as
                                    defined herein), (iii) the Note Insurer's premium rate
                                    and (iv) the rate representing the sum of the fees of
                                    the Indenture Trustee, the Owner Trustee, the Backup
                                    Servicer and the Custodian are calculated (the sum of
                                    such rates, the "Required Rate"). The Yield Maintenance
                                    Account will be an asset of the Trust and will be an
                                    Eligible Account held by the Indenture Trustee, and will
                                    be pledged to the Indenture Trustee for the benefit of
                                    Noteholders and the Note Insurer. The Trust will make an
                                    initial deposit to the Yield

                                    Maintenance Account on the Closing Date in an amount
                                    necessary to make payments ("Yield Maintenance
                                    Payments") resulting from shortfalls on interest
                                    collections with respect to the Initial Receivables
                                    having an APR of less than the Required Rate. In
                                    addition, on the Subsequent Transfer Date, an additional
                                    amount will be deposited into the Yield Maintenance
                                    Account from the amount withdrawn from the Pre-Funding
                                    Account in connection with the sale of Subsequent
                                    Receivables to the Trust. The amount initially deposited
                                    in the Yield Maintenance Account, together with the
                                    amount of any additional deposit referred to above in
                                    connection with the Subsequent Transfer Date, is
                                    referred to as the "Initial Yield Maintenance Amount."
                                    The Initial Yield Maintenance Amount will be calculated
                                    using a zero prepayment rate on the Receivables and a
                                    constant Weighted Average Note Rate. On each
                                    Determination Date, the Servicer is permitted to
                                    recalculate the amount required to be on deposit in the
                                    Yield Maintenance Account (the "Yield Maintenance
                                    Amount"), which amount may decline as Receivables having
                                    less than the Required Rate prepay, or are otherwise
                                    removed from the Trust. Any amounts in excess of the
                                    Yield Maintenance Amount will be released to the Trust.
                                    Amounts may be withdrawn from the Yield Maintenance
                                    Account only with respect to the interest shortfalls
                                    described above.

    D. Subordination of the
       Certificates...............  No distribution will be made to Certificateholders on any Distribution Date until the holders of the Notes
                                    have been paid the Noteholders' Distributable Amount for
                                    such Distribution Date and the Note Insurer has been
                                    paid in full. This subordination is intended to enhance
                                    the likelihood of timely receipt by the Noteholders of
                                    the full amount of interest and principal distributable
                                    to them on each Distribution Date and to afford the
                                    Noteholders limited protection against losses in respect
                                    of the Receivables.

Certificate Trust.................  On the Closing Date, the Certificates will be issued to a Delaware business trust (the "Certificate Trust"). The
                                    Certificate Trust will be created pursuant to an
                                    agreement (the "Certificate Trust Agreement") to be
                                    dated as of April 1, 1998, between the Depositor and the
                                    Owner Trustee. The Certificate Trust will issue the
                                    Beneficial Interest which will initially be held by HMFC
                                    or an affiliate thereof.

Allocation of Collections.........  On each Distribution Date, the Total Distribution Amount
                                    (and, if applicable, amounts on deposit in the Reserve
                                    Account and amounts payable by the Note Insurer pursuant
                                    to the Policy) will be applied in the following order of
                                    priority (subject to certain events set forth in the
                                    Sale and Servicing Agreement): (i) fees currently due to
                                    the Indenture Trustee, the Owner Trustee, the Custodian
                                    and the Backup Servicer; (ii) the Senior Servicing Fee
                                    (together with any portion of the Senior Servicing Fee
                                    that
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                                      S-14

                                    remains unpaid from prior Collection Periods and certain
                                    servicing transition costs in the event of a Successor
                                    Servicer); (iii) the Noteholder's Interest Distributable
                                    Amount; (iv) the Insurance Premium; (v) the Noteholders'
                                    Principal Distributable Amount; (vi) any reimbursement
                                    amounts owed to the Note Insurer pursuant to the
                                    Insurance Agreement; (vii) any deficiency in the Reserve
                                    Account Required Amount; (viii) any other accrued and
                                    unpaid fees owed to the Indenture Trustee, Owner
                                    Trustee, Custodian and the Backup Servicer, to the
                                    extent such fees are not paid by the Servicer; (ix) the
                                    Subordinated Servicing Fee and certain other servicing
                                    costs; (x) any costs associated with the perfection of
                                    security interests in the Financed Vehicles to the
                                    extent not paid by the Servicer; and (xi) the remaining
                                    balance, if any, to the Certificateholders.

                                    If the Total Distribution Amount remaining on any
                                    Distribution Date after payment of the amounts due
                                    pursuant to clauses (i) and (ii) above is insufficient
                                    to pay clauses (iii) and (v), such shortfall will be
                                    paid, only to the extent specified herein from amounts
                                    available, if any, in the Reserve Account and then, with
                                    respect to clause (iii) from amounts payable under the
                                    Policy and with respect to clause (v), amounts payable
                                    under the Policy, only to the extent specified herein.

                                    Upon the occurrence of certain events set forth in the
                                    Sale and Servicing Agreement, any amounts remaining
                                    after the payment of clause (v) and any amounts in the
                                    Reserve Account, in the sole discretion of the Note
                                    Insurer, may be applied to reduce the then outstanding
                                    principal balance of the Notes and for certain other
                                    purposes.

Transfer and Servicing
  Agreements......................  The Seller will sell the Receivables to the Depositor and will make certain representations and warranties
                                    with respect to the Receivables pursuant to the
                                    Receivables Purchase Agreement and Subsequent Purchase
                                    Agreement. Pursuant to the Sale and Servicing Agreement
                                    and Subsequent Transfer Agreement, the Depositor will
                                    sell the Receivables and will assign its rights under
                                    the Receivables Purchase Agreement and Subsequent
                                    Purchase Agreement, including its right to cause the
                                    Seller to repurchase Receivables with respect to which
                                    it is in breach of a representation and warranty if such
                                    breach has a material and adverse effect on the
                                    interests of the Depositor, the Note Insurer or the
                                    Trust. The rights and benefits of the Trust under the
                                    Sale and Servicing Agreement will be assigned to the
                                    Indenture Trustee as collateral for the Notes pursuant
                                    to the Indenture. The Servicer will agree with the
                                    Trust, for the benefit of the Noteholders and the Note
                                    Insurer, to be responsible for servicing, managing and
                                    making collections on the Receivables. The Chase
                                    Manhattan Bank will undertake certain administrative
                                    duties pursuant to an Administration Agreement

                                    dated as of April 1, 1998, among the Trust, the
                                    Indenture Trustee and the Administrator.

                                    Consistent with its normal procedures, the Servicer may,
                                    in its discretion and in compliance with the
                                    requirements set forth in the Sale and Servicing
                                    Agreement, arrange with an Obligor to extend the payment
                                    due date under the related Receivable. No such
                                    arrangement will extend the final payment date on any
                                    Receivable beyond the last day of the Collection Period
                                    ending three months prior to the Final Scheduled
                                    Maturity Date. If the Servicer grants an extension with
                                    respect to a Receivable other than in accordance with
                                    the aforementioned limitations, the Servicer will be
                                    required to purchase the Receivable for the Purchase
                                    Amount.

                                    The Servicer will be entitled to receive a fee for
                                    servicing the Receivables on each Distribution Date (the
                                    "Senior Servicing Fee" and the "Subordinate Servicing
                                    Fee", together, the "Servicing Fee") equal to 3% per
                                    annum of the Pool Balance as of the first day of the
                                    related Collection Period (the "Servicing Fee Rate"),
                                    plus certain late fees, prepayment charges and other
                                    administrative fees or similar charges received from the
                                    Obligors.

Collections; Local Remittance
  Account.........................  The Servicer will be responsible for servicing, managing and making collections on the Receivables. Each Obligor
                                    makes payments with respect to the Receivables directly
                                    to one of several post office boxes at Citibank N.A. On
                                    each Business Day, Citibank N.A., as the remittance
                                    processor will transfer any such payments received by it
                                    to an account or accounts held by HMFC (the "Local
                                    Remittance Account"). Within two Business Days of
                                    receipt of funds into the Local Remittance Account, the
                                    Servicer is required to effect a transfer of such funds
                                    from the Local Remittance Account to the Collection
                                    Account established with the Trustee.

Backup Servicer...................  If a Servicer Termination Event occurs under the Sale and Servicing Agreement, the rights and obligations of
                                    the Servicer may be terminated (x) if no Note Insurer
                                    Default shall have occurred and be continuing, by the
                                    Note Insurer in its sole and absolute discretion or (y)
                                    if a Note Insurer Default shall have occurred and be
                                    continuing, by the Indenture Trustee or the holders of
                                    Notes evidencing 25% or more of the aggregate
                                    outstanding principal amount of the Notes. If the rights
                                    and obligations of the Servicer are so terminated while
                                    HMFC is the Servicer, or if HMFC resigns as Servicer,
                                    and with the prior written consent of the Note Insurer,
                                    the Backup Servicer or another entity acceptable to the
                                    Note Insurer shall act as successor Servicer. The Backup
                                    Servicer will receive a portion of the Servicing Fee for
                                    each Collection Period as compensation

                                    for agreeing to stand by as successor Servicer and for
                                    performing certain other functions.

Certain Legal Aspects of the
  Receivables; Repurchase
  Obligations.....................  In connection with the sale of the Receivables, security interests in the Financed Vehicles securing the
                                    Receivables will be assigned by the Seller to the
                                    Depositor pursuant to the Receivables Purchase Agreement
                                    and Subsequent Purchase Agreement and by the Depositor
                                    to the Trust pursuant to the Sale and Servicing
                                    Agreement and Subsequent Transfer Agreement and will be
                                    pledged by the Trust to the Indenture Trustee pursuant
                                    to the Indenture as security for the Notes. Due to the
                                    administrative burden and expense, however, the
                                    certificates of title to the Financed Vehicles will not
                                    be amended or reissued to reflect the assignment of such
                                    security interests to either the Depositor or the Trust
                                    or the pledge pursuant to the Indenture. In the absence
                                    of such amendments, either the Trust, the Indenture
                                    Trustee or both may not have a perfected security
                                    interest in the Financed Vehicles securing the
                                    Receivables in some states. The Seller will be obligated
                                    to repurchase any Receivables sold to the Depositor (and
                                    subsequently sold by the Depositor to the Trust) as to
                                    which there did not exist on the Closing Date a first
                                    perfected priority security interest in the name of the
                                    Seller in the related Financed Vehicle if such failure
                                    materially and adversely affects the interest of any of
                                    the Trust, the Indenture Trustee or the Note Insurer in
                                    such Receivable and if such failure is not cured in a
                                    timely manner.

                                    To the extent their respective security interests in a
                                    Financed Vehicle are perfected, the Trust and the
                                    Indenture Trustee will have a prior claim over
                                    subsequent purchasers of such Financed Vehicle and
                                    holders of subsequently perfected security interests
                                    therein. However, as against liens for repairs or
                                    storage of a Financed Vehicle or for taxes unpaid by the
                                    related Obligor, or through fraud or negligence, the
                                    Trust and the Indenture Trustee could lose their
                                    respective security interests or the priority of such
                                    security interests in a Financed Vehicle. The Seller
                                    will not have any obligation to repurchase a Receivable
                                    with respect to which the Trust or the Indenture Trustee
                                    loses its security interest or the priority of its
                                    security interest in the related Financed Vehicle after
                                    the Closing Date due to any such lien for repairs,
                                    storage or taxes or due to the negligence or fraud of a
                                    third party.

Tax Status........................  In the opinion of Brown & Wood LLP, special federal tax counsel to the Trust, for federal income tax purposes,
                                    the Notes will be characterized as debt, and the Trust
                                    will not be characterized as an association (or a
                                    publicly traded partnership) that is taxable as a
                                    corporation. Each Noteholder, by the acceptance of a
                                    Note, will agree to treat the Notes as indebtedness.

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ERISA Considerations..............  Subject to the considerations discussed under "ERISA
                                    Considerations" herein and in the Prospectus, the Notes
                                    are eligible for purchase by employee benefit plans.

Rating of the Notes...............  It is a condition to the issuance of the Notes that the
                                    Notes be rated "Aaa" by Moody's Investors Service, Inc.
                                    ("Moody's") and "AAA" by Standard & Poor's Ratings
                                    Services ("Standard & Poor's" and, together with
                                    Moody's, the "Rating Agencies"). The ratings of the
                                    Notes will be based primarily on the issuance of the
                                    Policy by the Note Insurer and the claims paying ability
                                    of the Note Insurer.

                                  RISK FACTORS

    In addition to the other information contained in this Prospectus Supplement, and the accompanying Prospectus, prospective investors in the Notes should consider the following risk factors and the risk factors in the Prospectus before investing in the Notes. See "Risk Factors" in the Prospectus.

LIMITED LIQUIDITY; ABSENCE OF A SECONDARY MARKET MAY LIMIT THE ABILITY OF A
  NOTEHOLDER TO SELL NOTES

    There is currently no secondary market for the Notes offered hereby. The Underwriters currently intend to make a market in the Notes, but are under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Noteholders with liquidity of investment or that it will continue for the life of the Notes.

CHANGING SERVICERS MAY CAUSE DISRUPTIONS IN COLLECTIONS

    If a Servicer Termination Event occurs and HMFC is removed as Servicer, or if HMFC resigns or is terminated as Servicer by the Note Insurer, the Backup Servicer, with the prior written consent of the Note Insurer, has agreed to assume the obligations of successor Servicer under the Sale and Servicing Agreement. There can be no assurance, however, that collections with respect to the Receivables would not be adversely affected by a change in Servicer. See "Description of the Transfer and Servicing Agreements--Rights Upon Servicer Termination Event" and "--Backup Servicer."

AN INDENTURE EVENT OF DEFAULT MAY ACCELERATE LIQUIDATION OF THE RECEIVABLES

    If an event of default occurs under the Indenture (an "Indenture Event of Default") at a time when no Note Insurer Default has occurred and is continuing, neither the Indenture Trustee nor the Noteholders may declare the Notes to be immediately due and payable. Upon the occurrence of any such Indenture Event of Default, so long as a Note Insurer Default shall not have occurred and be continuing, the Note Insurer will have the right, but not the obligation, to cause the liquidation, in whole or in part, of the Receivables, which may result in the redemption, in whole or in part, of the Notes. Following the occurrence of such an Indenture Event of Default, the Note Insurer will be obligated, upon receipt of a claim under the Policy, to make payments on the Noteholders' Interest Distributable Amount on each Distribution Date and make payments as set forth herein and in the Policy on the Noteholders' Principal Distributable Amount; however, the Note Insurer also may determine in its sole discretion to pay, from time to time after any such Indenture Event of Default, all or any portion of the outstanding amount of the Notes plus accrued interest thereon. See "Description of the Notes--Certain Provisions of the Indenture-- Indenture Events of Default; Rights upon Indenture Event of Default."

PREPAYMENT FROM THE PRE-FUNDING ACCOUNT; ABILITY TO ORIGINATE SUBSEQUENT
  RECEIVABLES MAY BE LIMITED

    The conveyance of Subsequent Receivables to the Trust during the Funding Period is subject to the conditions described in the Sale and Servicing Agreement and herein under "The Receivables Pool." Each Subsequent Receivable must satisfy the eligibility criteria specified herein and in the Sale and Servicing Agreement. The ability of the Depositor to convey Subsequent Receivables to the Trust is completely dependent upon the ability of HMFC to originate through Dealers a sufficient amount of motor vehicle retail installment sales contracts that meet the requirements set forth herein and in the Sale and Servicing Agreement for transfer on the Subsequent Transfer Date. The ability of HMFC to originate sufficient Subsequent Receivables may be affected by a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. Neither HMFC nor the Depositor has any basis to predict the extent to which economic or social factors will affect the availability of Subsequent Receivables. Although no assurances can be given, HMFC presently expects that it will originate sufficient Subsequent Receivables satisfying the criteria set forth herein and in the Sale and Servicing Agreement to deplete the Pre-Funded Amount by the end of the Funding Period. See "The Receivables Pool" herein.

    The Notes are subject to partial mandatory redemption or prepayment on the Mandatory Redemption Date if any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Receivables, including those purchases, if any, made on the last day of the Funding Period. If the amount on deposit in the Pre-Funding Account is $100,000 or less, then such amount will be applied in reduction of the principal balance of the Class A-1 Notes. If the amount on deposit in the Pre-Funding Account exceeds $100,000, then such amount will be applied in reduction of the principal balance of each Class of Notes based on the respective principal balances thereof as of the preceding Distribution Date. The "Mandatory Redemption Date" is the Distribution Date immediately following the last day of the Funding Period. Any reinvestment risk from the redemption or prepayment of the Notes from the Pre-Funded Amount at the end of the Funding Period will be borne by the Noteholders.

MATURITY AND PREPAYMENT ASSUMPTIONS ARE ESTIMATES

    All of the Receivables may be prepaid at any time without penalty. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of HMFC. For purposes of this Prospectus Supplement, the term prepayment includes partial and full prepayments, liquidations due to defaults, losses caused by the issuance of an order by a court in any insolvency proceeding reducing the amount owed under a Receivable, as well as receipts of proceeds from physical damage, loss upon repossession, credit life and credit accident and health insurance policies and the Purchase Amounts. The rate of prepayment on the Receivables may also be influenced by the structure of the related contract, the nature of the Obligors and the Financed Vehicles and servicing decisions as discussed above.

    Under certain circumstances, the Seller or the Servicer may be obligated to purchase Receivables with respect to which it is in breach of certain representations, warranties or covenants under the Receivables Purchase Agreement, the Subsequent Purchase Agreement or the Sale and Servicing Agreement, as applicable. Subject to certain conditions, the Servicer, and if it does not exercise such rights, the Note Insurer, has the right to purchase the Receivables when the Pool Balance has been reduced to 10% or less of the Initial Pool Balance. See "Description of the Notes--Optional Redemption." Any reinvestment risks resulting from a faster or slower incidence of prepayment of the Receivables will be borne entirely by the Noteholders. HMFC is unable to make a prediction as to the actual prepayment rates that will be experienced on the Receivables.

LIMITED OBLIGATION OF HMFC; LIMITED ASSETS OF THE TRUST

    The Seller generally is not obligated to make any payments in respect of the Notes or the Receivables. In connection with its sale of the Receivables to the Depositor, the Seller will make certain representations and warranties regarding the characteristics of the Receivables and, in certain circumstances, the Seller may be required to repurchase Receivables with respect to which such representations or warranties are not true as of the date made. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables; Subsequent Receivables." There is no assurance, however, that the Seller will have the financial ability to effect any repurchase of Receivables. The Seller is not otherwise obligated with respect to the Securities.

    The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and, to the extent available, amounts on deposit in the Pre-Funding Account, the Capitalized Interest Account, the Reserve Account and the Yield Maintenance Account. Although funds in the Reserve Account and the Yield Maintenance Account generally will be available on each Distribution Date to cover shortfalls in the Noteholders' Interest Distributable Amount and, in the case of the Reserve Account, to make payments as set forth herein on the Noteholders' Principal Distributable Amount, such amounts are limited and may be applied for other purposes to the extent described herein. The Pre-Funding Account and the Capitalized Interest Account will be maintained only until the Distribution Date on or immediately following the last day of the Funding Period. The Pre-Funded Amount will be used primarily to purchase Subsequent Receivables and to make certain deposits into the Reserve Account and the Yield Maintenance Account and is not available to cover losses on the Receivables. The Capitalized Interest Account is designed to cover obligations of the Trust relating to that portion of its assets not invested in Receivables and the Yield Maintenance Account is only available to fund Yield Maintenance Payments. Neither of these accounts are designed to provide protection against losses or any other shortfalls on the Receivables. Holders of the Notes will also have the benefit of a financial guaranty insurance policy to be issued by MBIA Insurance Corporation. Although the Note Insurer will be obligated under the Policy to cover shortfalls in distributions of the Noteholders' Interest Distributable Amount on each Distribution Date and to make payments as set forth herein and in the Policy on the Noteholders' Principal Distributable Amount, if the Note Insurer defaults in its obligations under the Policy, the Trust will depend solely on current distributions on the Receivables and, to the limited extent described herein, amounts in the Reserve Account and the Yield Maintenance Account to make payments on the Notes.

RATINGS OF THE NOTES ARE SUBJECT TO DOWNGRADES BY THE RATING AGENCIES

    It is a condition to the issuance of the Notes that the Notes be rated "Aaa" by Moody's and "AAA" by Standard & Poor's. A rating is not a recommendation to purchase, hold or sell Notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The Rating Agencies do not evaluate, and the ratings do not address, the possibility that Noteholders may receive a lower than anticipated yield. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if, in its judgment, circumstances in the future so warrant.

    The ratings of the Notes will be based primarily on the issuance of the Policy and the rating of the claims paying ability of the Note Insurer. If a
Note Insurer Default should occur, the ratings on the Notes might be lowered or withdrawn entirely. If any rating initially assigned to any Note is subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the
Note Insurer's claims-paying ability, no person or entity will be obligated to provide any additional credit enhancement with respect to such Note. Any reduction or withdrawal of a rating might have an adverse effect on the liquidity and market price of such Note.

SIGNIFICANT GEOGRAPHIC CONCENTRATION MAY EXPOSE THE TRUST TO THE ECONOMIC
  CONDITIONS
  IN CERTAIN STATES

    As of the Cutoff Date approximately 10.16%, 9.05%, 8.97%, 7.42% 6.99%, 6.74%, 6.09%, 5.93% and 5.89% of the Initial Receivables (based on principal balance and location of the originating dealer) were located in Illinois, Texas, Georgia, Maryland, Virginia, North Carolina, New Jersey, California and Mississippi, respectively. Accordingly, adverse economic conditions or other factors particularly affecting any of these states could adversely affect the delinquency or loan loss experience with respect to the Initial Receivables. No other state represented more than 5.00% of the Initial Receivables. See "The Receivables Pool" herein.

                         HYUNDAI MOTOR FINANCE COMPANY

    HMFC is a wholly-owned subsidiary of Hyundai Motor America ("HMA") which, in turn, is a wholly-owned subsidiary of Hyundai Motor Company ("HMC"). HMFC is headquartered in Fountain Valley, California. HMFC was incorporated in the State of California on September 6, 1989 and provides wholesale inventory financing to authorized dealers and retail and lease financing for customers of such dealers. Currently, HMFC has Dealer Agreements with over 95% of the dealers franchised by HMA in the United States. Credit origination and servicing are processed on a centralized basis from HMFC's Fountain Valley Service Center.

    HMA was incorporated in California in April 1985 as the exclusive importer and distributor of HMC automobiles, parts and accessories in the United States. HMA began importing and distributing the Excel subcompact car in February 1986. Currently, HMA is distributing the Accent, Elantra, Tiburon and Sonata models through approximately 475 authorized dealers.

    HMC was formed in 1967 as a member of the Hyundai Group of companies, one of Korea's largest industrial and manufacturing groups. Since its formation, HMC has grown to become Korea's largest automobile manufacturer, producing cars, trucks, buses and special purpose vehicles for sale in Korea and overseas. HMC's principal manufacturing facilities are in Ulsan and Ahsan, Korea. HMC exports vehicles and parts to more than 160 countries. Sales in the United States and Canada, are conducted through its subsidiary, HMA.

                      HMFC'S AUTOMOBILE FINANCING PROGRAM

GENERAL

    HMFC purchases motor vehicle retail installment sales contracts directly from franchised motor vehicle dealers ("Dealers") who regularly originate and sell such contracts to HMFC and other finance sources. Contracts are purchased by HMFC in accordance with its established underwriting procedures.

    Contracts originated by a Dealer are acquired under an agreement (the "Dealer Agreement") which obligates the Dealer to repurchase the contract for the outstanding principal balance in the event of breach by the Dealer of certain representations and warranties made therein. The representations and warranties typically relate to the origination of the contract and the security interest in the related motor vehicle (a "Financed Vehicle") and do not relate to the creditworthiness of the obligor under the contract. In the absence of a breach of such representations and warranties, the Trust will have no recourse to the Dealers with respect to any of the Receivables.

UNDERWRITING

    The underwriting procedures of HMFC are intended to assess the applicant's ability to repay the amounts due on the contract and the adequacy of the Financed Vehicle as collateral. Each application for a contract must list the applicant's liabilities, income, credit and employment history, and other personal information. HMFC obtains and reviews a credit report on each applicant from an independent credit bureau, reviews the applicant's current and past credit relationships with HMFC as well as other creditors and, where necessary, verifies the employment and income of an applicant.

    The amount of a contract generally will not exceed (i) when secured by a new Financed Vehicle 115% of the price paid by the Dealer for the Financed Vehicle, or (ii) when secured by a used Financed Vehicle, 100% of the wholesale value of the Financed Vehicle stated in the most recent edition of the National Auto Dealers Association Used Car Guide or such other guides to used car prices as the Seller reasonably believes appropriate for a given market area (the "Used Car Guides"), plus in each case various taxes and fees incurred in connection with the sale and, in some cases, insurance policies, extended service contracts and other items financed with the purchase of the Financed Vehicle. HMFC regularly reviews the quality of the contracts which it purchases and conducts quality audits to ensure compliance with its established policies and procedures.

SERVICING

    HMFC measures delinquency by the number of days elapsed from the date a payment is due under the contract (the "Vehicle Due Date"). Collection activities with respect to delinquent contracts generally begin 10 to 15 days after the Vehicle Due Date if payment has not been received. HMFC uses an automated system of monitoring delinquencies, which categorizes delinquent accounts into different priorities of collection activity, based on the level of delinquency of each account.

    HMFC's collectors are assigned to specific delinquencies and attempt to contact the delinquent obligor by telephone or by letter based on the term of delinquency and the history of the account. Repossession procedures will typically begin no later than when a contract becomes 75 days delinquent but may occur sooner if conditions warrant. Repossession is carried out pursuant to specific procedures adopted by HMFC.

    The current policy of HMFC is generally to charge off a contract on the date on which the contract becomes 120 days delinquent or, if the Financed Vehicle securing the delinquent contract is repossessed, to charge off the contract on the earlier to occur of the date on which the contract becomes 150 days delinquent or the date on which the Financed Vehicle is sold and the deficiency is determined (in which case the amount of deficiency is charged off). A charge-off extension may be approved by a senior management employee in accordance with the collection policy. A rescheduling of a delinquent account is permitted only under extenuating circumstances and with the approval of a senior management employee of HMFC with the appropriate authority.

    HMFC follows specific procedures with respect to extensions of contracts. Generally, an extension requires the demonstration of temporary financial difficulties based on extraordinary circumstances and the approval of a senior collections or management employee of HMFC. The Sale and Servicing Agreement will permit the Servicer to extend the payment on a Receivable only in accordance with these standards and otherwise in accordance with the Sale and Servicing Agreement. Other modifications of the Receivables will generally not be permitted. See "Description of the Transfer and Servicing Agreements-- Servicing Procedures."

PHYSICAL DAMAGE INSURANCE

    Each applicant for a contract is required to obtain insurance with respect to the Financed Vehicle being financed, and information on such insurance must be provided by the Dealer originating the contract before the contract is purchased by HMFC. The Trust will be entitled to proceeds from any insurance policies to the extent received by HMFC. There is no formal follow-up for written evidence of insurance or for evidence of continued coverage. HMFC does not maintain a back-up or blanket insurance policy which would take effect if the insurance coverage maintained by a Financed Vehicle's owner is terminated, nor does HMFC purchase insurance for the account of a Financed Vehicle owner upon such a termination. HMFC self-insures for total loss and significant partial loss physical damage and reserves an appropriate amount. Self-insurance in this manner is viewed by HMFC to be a more economical procedure than monitoring the maintenance of third party insurance. However, HMFC will not be obligated to make payments to the Trust with respect to any loss as to which third party insurance has not been maintained.

DELINQUENCY AND LOSS EXPERIENCE

    The following tables set forth the delinquency experience and net credit loss and repossession experience of the portfolio of contracts. These figures include data in respect of contracts which HMFC has previously sold and for which HMFC has acted as servicer. There is no assurance that the behavior of the Receivables will be comparable to HMFC's experience shown in the following tables.

                           DELINQUENCY EXPERIENCE(1)

                                                                                   AT                      AT DECEMBER 31,
                                                                  -------------------------------------  --------------------
                                                                   02/28/98     02/28/97     02/29/96      1997       1996
                                                                  -----------  -----------  -----------  ---------  ---------
Number of Contracts Outstanding at End of Period................      53,798       51,334       55,177      54,617     51,541
Delinquencies as a Percent of Contracts Outstanding

  30-59 Days....................................................         5.9%         3.2%         6.3%        7.1%       7.6%
  60-89 Days....................................................         2.0          1.1          1.7         2.2        1.6
  90 Days or More...............................................         1.6          0.8          0.9         1.7        0.8
                                                                  -----------  -----------  -----------  ---------  ---------
  Total.........................................................         9.5%         5.1%         8.9%       11.0%      10.0%
                                                                  -----------  -----------  -----------  ---------  ---------
                                                                  -----------  -----------  -----------  ---------  ---------


                                                                    1995
                                                                  ---------
Number of Contracts Outstanding at End of Period................     58,688
Delinquencies as a Percent of Contracts Outstanding
  30-59 Days....................................................        8.3%
  60-89 Days....................................................        2.1
  90 Days or More...............................................        0.8
                                                                  ---------
  Total.........................................................       11.2%
                                                                  ---------
                                                                  ---------

------------------------

(1) The information in the table includes contracts for new and used automobiles, light-duty trucks and vans.

                 NET CREDIT LOSS AND REPOSSESSION EXPERIENCE(1)
                             (DOLLARS IN THOUSANDS)

                                                                                         AT OR FOR TWELVE MONTHS ENDED
                                                       AT OR FOR TWO MONTHS ENDED                 DECEMBER 31,
                                                   ----------------------------------  ----------------------------------
                                                    02/28/98    02/28/97    02/29/96      1997        1996        1995
                                                   ----------  ----------  ----------  ----------  ----------  ----------
Principal Amount Outstanding.....................  $  472,931  $  425,371  $  437,507  $  487,724  $  425,144  $  475,035
Average Principal Amount Outstanding.............  $  480,781  $  416,942  $  456,250  $  459,398  $  420,199  $  528,359
Number of Contracts Outstanding..................      53,798      51,334      55,177      54,617      51,541      58,688
Average Number of Contracts Outstanding..........      54,121      51,217      55,904      53,329      52,244      63,568
Charge-offs (2)..................................  $    8,048  $    4,928  $    6,188  $   25,183  $   26,525  $   15,054
Recoveries (3)...................................  $      906  $      981  $      392  $    6,421  $    5,131  $    4,253
                                                   ----------  ----------  ----------  ----------  ----------  ----------
Net Losses.......................................  $    7,142  $    3,947  $    5,796  $   18,762  $   21,394  $   10,801
                                                   ----------  ----------  ----------  ----------  ----------  ----------
                                                   ----------  ----------  ----------  ----------  ----------  ----------
Number of Repossessions Sold as a Percent of the
  Average Number of Contracts Outstanding (4)....         9.0%        8.3%       12.5%        7.3%        7.7%        6.4%
Net Losses as a Percent of Average Principal
  Amount Outstanding.............................         9.2%        5.9%        7.7%        4.1%        5.1%        2.0%

------------------------

(1) The information in the table includes contracts for new and used automobiles, light-duty trucks and vans. All amounts and percentages, except as indicated, are based on the principal balances of the contracts net of unearned finance and other charges. Averages are computed by taking a simple average of month end outstanding amounts for each period presented.

(2) Charge-offs represent the total aggregate net principal balance of contracts determined to be uncollectible in the period less proceeds from disposition of related vehicles, other than recoveries described in Note (3). Charge-offs do not include expenses associated with collection, repossession or disposition of the vehicles.

(3) Recoveries generally include amounts received on contracts following the time at which the contract is charged off, including amounts for uninsured losses to financed vehicles which were charged to HMFC's self-insurance reserve.

(4) Number of Repossessions Sold means the number of repossessed financed vehicles that have been sold by HMFC in a given period.

    HMFC's retail loss experience is dependent upon receivables levels, the number of repossessions, the amount outstanding at the time of repossession, and the resale value of repossessed vehicles.

    An important objective of HMFC is to provide assistance to HMA vehicle sales by providing financing to purchasers of Hyundai vehicles. Typical obligors are lower middle to middle income borrowers who may not have established credit histories or who have credit histories that may show some prior uneven performance in regard to debt servicing.

    The average interest rate charged by HMFC to such obligors is generally higher than rates charged by commercial banks which typically lend to borrowers with stronger credit histories. As a result, some of

HMFC's obligors may be considered to have a higher risk for contract default. Such risk may increase in times of economic downturn should obligors reside in areas affected by such a downturn. As a result of the credit profiles of obligors and the APRs of HMFC's contracts, the historical credit loss and delinquency rates on HMFC's contracts have been higher than those generally experienced by banks. Credit losses on defaulted contracts are also adversely affected by the inability to realize full contract value on repossessed vehicles sold at auction due to declining prices paid at auction for used vehicles which are affected by such factors as seasonality and market/dealer demand.

    HMFC's delinquencies and credit losses for the earlier part of the year are typically higher on an annualized basis than for the entire calendar year due to seasonal factors. Historically, delinquencies have increased in December and this increase has continued into January and February of the following year. In addition, HMFC's delinquency and credit loss data reflect the impact of the relocation of the Service Center from Chesterfield, Missouri to Fountain Valley, California in 1996.

                                   THE TRUST

GENERAL

    Hyundai Auto Receivables Trust 1998-A will be a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefrom, (ii) issuing the Securities, (iii) making payments on the Securities and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

    The Trust initially will be capitalized with equity equal to $44,850,000, excluding amounts deposited in the Reserve Account, the Yield Maintenance Account and the Capitalized Interest Account. The "Certificate Balance" as of any date of determination will equal the Pool Balance minus the Note Balance. All of the Certificates will be issued to the Certificate Trust on the Closing Date. The proceeds from the initial sale of the Securities will be used by the Trust to purchase the Initial Receivables from the Depositor pursuant to the Sale and Servicing Agreement, to fund the Pre-Funding Account and the Capitalized Interest Account and to fund the initial deposit to the Reserve Account and the Yield Maintenance Account. The Servicer will service the Receivables pursuant to the Sale and Servicing Agreement and will be compensated for acting as Servicer. See "Description of the Transfer and Servicing Agreements-- Servicing Compensation" herein. Chase Bank Texas will be appointed custodian of the Receivables by the Trust (the "Custodian"). The Sale and Servicing Agreement will require that the Servicer deliver the Contracts and the related certificates of title to the Custodian within 30 days of the Closing Date. Within 45 days of the Closing Date, the Custodian will review and certify the documents delivered to it, and, if any such documents are missing or defective, the Seller will be obligated to repurchase the related Receivable. The Custodian will stamp the Contract and certificates of title related to the Receivables to reflect their sale and assignment to the Depositor and the Trust and the pledge to the Indenture Trustee, but will not cause the certificates of title of the related Financed Vehicles to be amended or reissued. In the absence of amendments to the certificates of title, the Trust may not have perfected security interests in the Financed Vehicles securing the Receivables originated in some states. See "Certain Legal Aspects of the Receivables" in the Prospectus.

    If the protection provided to the Noteholders by the Reserve Account and the Policy is insufficient, the Trust will look only to the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Vehicles that secure defaulted Receivables to fund distributions of principal and interest on the Notes. In such event, certain factors, such as the Trust's not having a first priority perfected security interest in some of the Financed Vehicles, may affect the Trust's ability to realize on the collateral securing the Receivables and thus may reduce the proceeds to be distributed to Securityholders. See "Description of the Notes--Credit Enhancement", "Description of the Transfer and Servicing Agreements--Distributions" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.

    The Trust's principal offices are located in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee, at the address listed below under "--The Owner Trustee."

THE OWNER TRUSTEE

    Wilmington Trust Company is the Owner Trustee under the Trust Agreement. Wilmington Trust Company is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration. The Owner Trustee's liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement and the Sale and Servicing Agreement. HMFC and the Depositor and their respective affiliates may maintain normal commercial banking relations with the Owner Trustee and its affiliates.

                              THE RECEIVABLES POOL

ELIGIBILITY CRITERIA

    The Receivables were or will be selected from HMFC's portfolio of motor vehicle retail installment sale contracts based on several criteria, including the requirement that each Receivable: (i) have an original term of not more than 60 months, (ii) provide for level monthly payments that fully amortize the amount financed over the original term of the related Contract (except for the last payment, which may be different from the level payments) and at least one of such monthly payments has been received by the Servicer prior to the Cutoff Date or Subsequent Cutoff Date, (iii) be not more than 30 days past due as of the Cutoff Date or Subsequent Cutoff Date and (iv) not have a final scheduled payment date later than three months prior to the Final Scheduled Maturity Date. In addition, as of the Cutoff Date or the applicable Subsequent Cutoff Date, no Receivable shall be noted in the Servicer's records as having an Obligor who is or has been the subject of a bankruptcy proceeding. No selection procedures believed by HMFC to be adverse to the Securityholders or the Note Insurer were or will be used in selecting the Receivables.

    During the Funding Period, pursuant to the Receivables Purchase Agreement, the Depositor is obligated to purchase from the Seller and, pursuant to the Sale and Servicing Agreement, sell to the Trust, Subsequent Receivables subject to the availability thereof. The aggregate principal balance of the Subsequent Receivables is anticipated by the Seller to equal approximately $46,545,439.07. On the Subsequent Transfer Date, the Seller will convey the Subsequent Receivables to the Depositor pursuant to the Subsequent Purchase Agreement executed by the Seller and the Depositor on the Subsequent Transfer Date and including as an exhibit a schedule identifying the Subsequent Receivables transferred on such date. The Depositor will convey the Subsequent Receivables to the Trust on the Subsequent Transfer Date pursuant to the Sale and Servicing Agreement and the Subsequent Transfer Agreement executed by the Depositor and the Owner Trustee on the Subsequent Transfer Date and including as an exhibit a schedule identifying the Subsequent Receivables transferred on such date. The purchase price for each Subsequent Receivable will be withdrawn from the Pre-Funding Account, a portion of such amount will be deposited into the Reserve Account and the Yield Maintenance Account, if necessary, and the remainder of the purchase price will be paid to the Depositor by the Trust and then to the Seller by the Depositor.

    Any conveyance of Subsequent Receivables is subject to the following conditions, among others: (i) as of the Subsequent Cutoff Date, each such Subsequent Receivable must satisfy the eligibility criteria specified under "The Receivables Pool--General" in the Prospectus and in the Sale and Servicing Agreement; (ii) the Note Insurer, in its sole discretion (so long as no Note Insurer Default shall have occurred and be continuing) shall have approved the transfer of such Subsequent Receivables to the Trust; (iii) the Seller will not have selected such Subsequent Receivables in a manner that it believes is adverse to the interests of the Note Insurer or the Noteholders; (iv) the Seller and the Depositor will deliver certain opinions of counsel to the Trust, the Indenture Trustee, the Note Insurer and the Rating Agencies with respect to the validity of the conveyance of such Subsequent Receivables; and (v) the Rating Agencies shall confirm that the ratings on the Notes, without regard to the Policy, have not been withdrawn or reduced as a result of the transfer of such Subsequent Receivables to the Trust.

    In addition, the obligation of the Trust to purchase the Subsequent Receivables on the Subsequent Transfer Date is subject to the condition that the Receivables in the Trust, including the Subsequent Receivables to be conveyed to the Trust on the Subsequent Transfer Date, meet certain criteria set forth in the Sale and Servicing Agreement and the Receivables Purchase Agreement. Because the Subsequent Receivables may be originated after the Initial Receivables, following the conveyance of the Subsequent Receivables to the Trust the characteristics of the Receivables, including the Subsequent Receivables, are likely to vary from those of the Initial Receivables.

COMPOSITION OF INITIAL RECEIVABLES

    As of the Cutoff Date, approximately 22.14% of the Initial Receivables by aggregate principal balance, constituting approximately 23.24% of the number of Receivables, represented financing of used vehicles. The remainder of the Initial Receivables represented financing of new vehicles. The composition and distribution by APR, geographic location, remaining term, and remaining principal balance of the Initial Receivables as of the Cutoff Date are set forth in the following tables.

                     COMPOSITION OF THE INITIAL RECEIVABLES

                                                            WEIGHTED     WEIGHTED
                   AGGREGATE                    AVERAGE      AVERAGE      AVERAGE
  WEIGHTED         PRINCIPAL       NUMBER OF   PRINCIPAL    REMAINING    ORIGINAL
 AVERAGE APR        BALANCE       RECEIVABLES   BALANCE       TERM         TERM
-------------  -----------------  -----------  ----------  -----------  -----------
      14.92%   $  298,454,560.93      32,558   $ 9,166.86       43.72        58.95

                 DISTRIBUTION OF THE INITIAL RECEIVABLES BY APR

                                                                       PERCENTAGE OF
                                                                         AGGREGATE
                                        NUMBER OF       AGGREGATE        PRINCIPAL
              APR RANGE                RECEIVABLES  PRINCIPAL BALANCE   BALANCE(1)
-------------------------------------  -----------  -----------------  -------------
 7.00% - 7.99%.......................       1,209   $   10,205,095.34         3.42%
 8.00% - 8.99%.......................       1,704       12,634,170.69         4.23
 9.00% - 9.99%.......................       1,906       13,850,135.03         4.64
10.00% - 10.99%......................       2,654       20,120,458.59         6.74
11.00% - 11.99%......................       2,479       19,280,191.96         6.46
12.00% - 12.99%......................       2,835       22,202,381.42         7.44
13.00% - 13.99%......................       2,327       20,355,929.34         6.82
14.00% - 14.99%......................       2,216       20,052,771.61         6.72
15.00% - 15.99%......................       2,395       24,281,508.41         8.14
16.00% - 16.99%......................       2,391       24,720,709.64         8.28
17.00% - 17.99%......................       2,487       26,444,018.30         8.86
18.00% - 18.99%......................       3,976       44,626,149.59        14.95
19.00% - 19.99%......................       1,685       16,828,112.83         5.64
20.00% - 20.99%......................       1,185       11,927,927.17         4.00
21.00% - 21.99%......................         544        5,423,092.60         1.82
22.00% - 22.99%......................         352        3,653,668.04         1.22
23.00% - 23.99%......................         114          987,805.58         0.33
24.00% - 24.99%......................          71          643,912.55         0.22
25.00% - 39.95%......................          28          216,522.24         0.07
                                       -----------  -----------------       ------
Totals...............................      32,558   $  298,454,560.93       100.00%
                                       -----------  -----------------       ------
                                       -----------  -----------------       ------

------------------------

(1) Percentages may not add to 100% because of rounding.

       DISTRIBUTION OF THE INITIAL RECEIVABLES BY GEOGRAPHIC LOCATION(1)

                                                                                                        PERCENTAGE OF
                                                                                        AGGREGATE         AGGREGATE
                                                                        NUMBER OF       PRINCIPAL         PRINCIPAL
STATE                                                                  RECEIVABLES       BALANCE         BALANCE(2)
--------------------------------------------------------------------  -------------  ----------------  ---------------
Alabama.............................................................          681     $ 7,322,123.66           2.45%
Alaska..............................................................           27         302,984.44           0.10
Arizona.............................................................          139       1,276,504.40           0.43
Arkansas............................................................          177       1,180,911.45           0.40
California..........................................................        2,259      17,694,817.95           5.93
Colorado............................................................           15         155,655.66           0.05
Connecticut.........................................................          679       4,858,805.90           1.63
Delaware............................................................          336       3,735,815.61           1.25
Florida.............................................................          863       6,749,378.92           2.26
Georgia.............................................................        2,745      26,759,044.09           8.97
Hawaii..............................................................           50         608,239.18           0.20
Iowa................................................................          208       2,498,365.86           0.84
Illinois............................................................        3,226      30,319,747.41          10.16
Indiana.............................................................          137       1,266,321.19           0.42
Kansas..............................................................           92         861,787.80           0.29
Kentucky............................................................           42         394,210.42           0.13
Louisiana...........................................................          768       6,722,389.95           2.25
Maine...............................................................           35         304,809.72           0.10
Maryland............................................................        2,530      22,142,778.67           7.42
Massachusetts.......................................................        1,521      13,996,073.16           4.69
Michigan............................................................           69         719,148.47           0.24
Minnesota...........................................................           48         465,769.14           0.16
Mississippi.........................................................        1,664      17,579,718.36           5.89
Missouri............................................................          194       1,777,508.29           0.60
Montana.............................................................           32         373,627.28           0.13
Nebraska............................................................            3          33,842.81           0.01
Nevada..............................................................        1,039       9,799,228.72           3.28
New Hampshire.......................................................          101         901,566.86           0.30
New Jersey..........................................................        2,203      18,167,010.37           6.09
New Mexico..........................................................          181       1,541,871.17           0.52
New York............................................................        1,569      13,771,224.40           4.61
North Carolina......................................................        2,211      20,104,999.12           6.74
North Dakota........................................................            2          21,795.27           0.01
Ohio................................................................          327       2,829,631.11           0.95
Oklahoma............................................................           24         240,260.85           0.08
Oregon..............................................................           32         300,566.94           0.10
Pennsylvania........................................................          374       3,569,196.98           1.20
Rhode Island........................................................          167       1,425,576.30           0.48
South Carolina......................................................          318       2,807,435.61           0.94
Tennessee...........................................................          315       3,419,440.43           1.15
Texas...............................................................        2,582      27,014,013.46           9.05
Utah................................................................           11          91,409.11           0.03
Vermont.............................................................           38         431,106.50           0.14
Virginia............................................................        2,410      20,866,077.26           6.99
Washington..........................................................           72         625,023.99           0.21
Wisconsin...........................................................           42         426,726.69           0.14
                                                                           ------    ----------------        ------
      Totals........................................................       32,558     $298,454,560.93        100.00%
                                                                           ------    ----------------        ------
                                                                           ------    ----------------        ------

------------------------

(1) Based on the location of the Dealer office. In some instances, a Dealer may have originated an Initial Receivable with an Obligor who resides in a different state than the one in which the Dealer office is located.

(2) Percentages may not add to 100% because of rounding.

DISTRIBUTION OF THE INITIAL RECEIVABLES BY REMAINING TERM TO SCHEDULED MATURITY

                                                                                                     PERCENTAGE OF
                                                                                                       AGGREGATE
                                                                     NUMBER OF        AGGREGATE        PRINCIPAL
REMAINING TERM TO SCHEDULED MATURITY                                RECEIVABLES   PRINCIPAL BALANCE   BALANCE(1)
-----------------------------------------------------------------  -------------  -----------------  -------------
Less than 12 months..............................................        2,309    $    4,899,635.86         1.64%
13 to 24 months..................................................        5,267        24,487,672.46         8.20
25 to 36 months..................................................        4,821        35,763,288.25        11.98
37 to 48 months..................................................        8,972        94,051,899.53        31.51
49 to 60 months..................................................       11,189       139,252,064.83        46.66
                                                                        ------    -----------------       ------
      Totals.....................................................       32,558    $  298,454,560.93       100.00%
                                                                        ------    -----------------       ------
                                                                        ------    -----------------       ------

------------------------

(1) Percentages may not add to 100% because of rounding.

     DISTRIBUTION BY REMAINING PRINCIPAL BALANCE OF THE INITIAL RECEIVABLES

                                                                                                     PERCENTAGE OF
                                                                                                       AGGREGATE
                                                                      NUMBER OF       AGGREGATE        PRINCIPAL
RANGE OF REMAINING PRINCIPAL BALANCES                                RECEIVABLES  PRINCIPAL BALANCE   BALANCE(1)
-------------------------------------------------------------------  -----------  -----------------  -------------
$  100.01 - $1,000.00..............................................          10   $        6,383.02         0.00%
$ 1,000.01 - $2,000.00.............................................       1,287        1,944,286.54         0.65
$ 2,000.01 - $3,000.00.............................................       1,396        3,521,317.75         1.18
$ 3,000.01 - $4,000.00.............................................       1,684        5,919,536.14         1.98
$ 4,000.01 - $5,000.00.............................................       1,860        8,365,974.13         2.80
$ 5,000.01 - $6,000.00.............................................       1,870       10,303,828.58         3.45
$ 6,000.01 - $7,000.00.............................................       2,052       13,349,628.30         4.47
$ 7,000.01 - $8,000.00.............................................       2,401       18,040,817.29         6.04
$ 8,000.01 - $9,000.00.............................................       2,733       23,282,555.31         7.80
$ 9,000.01 - $10,000.00............................................       2,891       27,451,315.52         9.20
$10,000.01 - $11,000.00............................................       2,939       30,852,480.10        10.34
$11,000.01 - $12,000.00............................................       2,822       32,431,540.66        10.87
$12,000.01 - $13,000.00............................................       2,465       30,815,842.36        10.33
$13,000.01 - $14,000.00............................................       2,129       28,709,461.15         9.62
$14,000.01 - $15,000.00............................................       1,526       22,093,123.46         7.40
$15,000.01 - $17,500.00............................................       1,902       30,454,036.66        10.20
$17,500.01 - $20,000.00............................................         591       10,912,433.96         3.66
                                                                     -----------  -----------------       ------
      Totals.......................................................      32,558   $  298,454,560.93       100.00%
                                                                     -----------  -----------------       ------
                                                                     -----------  -----------------       ------

------------------------

(1) Percentages may not add to 100% because of rounding.

    All of the Receivables provide for the payment by the related Obligor of a specific total amount of payments, payable in substantially equal monthly installments on each scheduled payment date, which total represents the amount financed plus interest charges on the amount financed for the term of such Receivable. Each Receivable provides for allocation of payments according to (i) the sum of periodic balances or sum of monthly payments method (a "Rule of 78's Receivable") or (ii) the simple interest method (a "Simple Interest Receivable").

    As of the Cutoff Date, approximately 95.78% of the Initial Receivables by aggregate principal balance, constituting approximately 94.86% of the number of Receivables, represented Simple Interest Receivables.

    Under a Rule of 78's Receivable, the rate at which the amount of finance charges is earned and, correspondingly, the amount of each scheduled monthly payment allocated to reduction of the outstanding principal balance of the related Receivable are calculated in accordance with the Rule of 78's. Under the Rule of 78's, the portion of a payment allocable to interest is determined by multiplying the total amount of add-on interest payable over the term of the Receivable by a fraction, the denominator of which is equal to the sum of a series of numbers beginning with one and ending with the number of scheduled monthly payments due under the related Contract, and the numerator of which, for any given month, would be the number of payments remaining under such Contract before giving effect to the payment to which the fraction is being applied. The applicable fraction is then multiplied by the total add-on interest payable over the term of the Contract to determine the amount of interest earned during that month. The difference between the amount of the scheduled monthly payment made by the Obligor and the amount of earned add-on interest calculated for the month is applied to principal reduction. No adjustment will be made in the event of early or late payments, although in the latter case the Obligor may be subject to a late charge.

    Payments on Simple Interest Receivables will be applied first to interest accrued through the date immediately preceding the day of payment and then to unpaid principal. Accordingly, if an Obligor pays an installment before its due date, the portion of the payment allocated to interest for the payment period will be less than if the payment had been made on the due date and the portion of the payment applied to reduce the principal balance will be correspondingly greater and the principal balance will be amortized more rapidly than scheduled. Conversely, if an Obligor pays an installment after its due date, the portion of the payment allocable to interest for the payment period will be greater than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly less, and the principal balance will be amortized more slowly than scheduled, in which case a larger portion of the principal balance may be due on the final scheduled payment date.

    In the event of a prepayment in full (voluntarily or by acceleration) of a Rule of 78's Receivable, a "rebate" will be made to the Obligor of that portion of the total amount of payments under such Receivable allocable to "unearned" finance charges. In the event of the prepayment in full (voluntarily or by acceleration) of a Simple Interest Receivable, a "rebate" will not be made to the Obligor, but the Obligor will be required to pay interest only to the date immediately preceding the date of prepayment. The amount of a rebate under a Rule of 78's Receivable generally will be less than or equal to the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all remaining payments were made on schedule.

    The amount of a rebate under a Rule of 78's Receivable calculated in accordance with the Rule of 78's generally will be less than had such rebate been calculated on an actuarial basis. However, Rule of 78's Receivables originated in certain states require rebates based on the actuarial method. Distributions to Securityholders will not be affected by Rule of 78's rebates under the Rule of 78's Receivables because pursuant to the Sale and Servicing Agreement such distributions will be determined using the actuarial method. Amounts received upon prepayment in full of a Rule of 78's Receivable in excess of the then outstanding principal balance of such Receivable and accrued interest thereon (calculated pursuant to the actuarial method) will not be passed through to Securityholders, but will be paid to the Servicer as additional servicing compensation or returned to the Obligors as required by law.

                           MBIA INSURANCE CORPORATION

    The following information has been supplied by the Note Insurer for inclusion in this Prospectus Supplement.

    The Note Insurer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company (the "Company"). The Company is not obligated to pay the debts of or claims against the Note Insurer. The Note Insurer is domiciled in the State of New York and licensed to do business in and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Note Insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Note Insurer, changes in control and transactions among affiliates. Additionally, the Note Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

    Effective February 17, 1998, the Company acquired all of the outstanding stock of Capital Markets Assurance Corporation ("CMAC"), a New York domiciled financial guarantee insurance company, through a merger with its parent CapMAC Holdings Inc. The Company then contributed the common stock of CMAC to the Note Insurer. Pursuant to a reinsurance agreement, CMAC has ceded all of its net insured risks, as well as its unearned premiums and contingency reserves, to the
Note Insurer and the Note Insurer has reinsured CMAC's net outstanding exposure. The Company is not obligated to pay the debts of or claims against CMAC.

    The consolidated financial statements of the Note Insurer, a wholly owned subsidiary of the Company, and its subsidiaries as of December 31, 1996 and December 31, 1995 and for the three years ended December 31, 1996, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of the Company for the year ended December 31, 1996 and the consolidated financial statements of the Note Insurer and its subsidiaries as of September 30, 1997 and for the periods ending September 30, 1997 and September 30, 1996 included in the Quarterly Report on Form 10-Q of the Company for the period ending September 30, 1997, are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for the purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

    All financial statements of the Note Insurer and its subsidiaries included in documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

    The tables below present selected financial information of the Note Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):

                                                                                              SAP
                                                                             --------------------------------------
                                                                             DECEMBER 31, 1996  SEPTEMBER 30, 1997
                                                                             -----------------  -------------------

                                                                                 (AUDITED)          (UNAUDITED)
                                                                                         (IN MILLIONS)
Admitted Assets............................................................      $   4,476           $   5,165
Liabilities................................................................          3,009           $   3,457
Capital and Surplus........................................................          1,467           $   1,708

                                                                                              GAAP
                                                                             --------------------------------------
                                                                             DECEMBER 31, 1996  SEPTEMBER 30, 1997
                                                                             -----------------  -------------------

                                                                                 (AUDITED)          (UNAUDITED)
                                                                                         (IN MILLIONS)
Assets.....................................................................      $   5,066           $   5,819
Liabilities................................................................          2,262           $   2,594
Shareholder's Equity.......................................................          2,804           $   3,225

    Copies of the financial statements of the Note Insurer incorporated by reference herein and copies of the Note Insurer's 1996 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Note Insurer. The address of the Note Insurer is 113 King Street, Armonk, New York 10504. The telephone number of the
Note Insurer is (914) 273-4545.

    The Note Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Policy and the Note Insurer set forth under the headings "THE POLICY" and "MBIA INSURANCE CORPORATION". Additionally, the Note Insurer makes no representations regarding the Securities or the advisability of investing in the Securities.

    Moody's Investors Service, Inc. rates the claims paying ability of the Note Insurer and CMAC "Aaa".

    Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., rates the claims paying ability of the Note Insurer and CMAC "AAA".

    Fitch IBCA, Inc. (formerly known as Fitch Investors Service, L.P.) rates the claims paying ability of the Note Insurer "AAA". (CMAC has not requested a rating from Fitch IBCA, Inc.)

    Each rating of the Note Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Note Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

    The above ratings are not recommendations to buy, sell or hold the Securities, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Securities. The Note Insurer does not guaranty the market price of the Securities nor does it guaranty that the ratings on the Securities will not be revised or withdrawn.

                                 THE DEPOSITOR

    The Depositor is a bankruptcy-remote, special purpose Delaware corporation. The Depositor was incorporated in the State of Delaware on November 7, 1997. The principal executive offices of the Depositor are located at Seven World Trade Center, New York, New York 10048; telephone (212) 783-7000.

                                USE OF PROCEEDS

    The net proceeds from the sale of the Securities will be applied by the Trust to purchase the Initial Receivables from the Depositor and to fund the Pre-Funding Account and the Capitalized Interest Account and to fund the initial deposit to the Reserve Account and the Yield Maintenance Account. The Depositor will apply the net proceeds to it to purchase the Initial Receivables from the Seller.

                       WEIGHTED AVERAGE LIFE OF THE NOTES

    Holders of the Class A-2 Notes will not receive any principal payments until the Class A-1 Notes have been paid in full. See "Description of the Notes--Payments of Principal" herein. As the rate of payment of principal of each class of Notes will depend on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of the Class A-1 Notes or the Class A-2 Notes could occur significantly earlier than the Class A-1 Final Scheduled Distribution Date or Class A-2 Final Scheduled Distribution Date, as applicable.

    Payments on the Receivables may be in the form of scheduled amortization or prepayments. Prepayments will include prepayments in full, partial prepayments, liquidations due to defaults, losses caused by the issuance of an order by a court in any insolvency proceeding reducing the amount owed under a Receivable, as well as receipts of proceeds from physical damage, loss upon repossession, credit life and credit accident and health insurance policies and the Purchase Amounts of purchased receivables. The Receivables may be prepaid at any time without penalty to the Obligors. The rate of prepayment of the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of HMFC. The rate of prepayments on the Receivables also may be affected by the nature of the Obligors and the Financed Vehicles and servicing decisions. In addition, under certain circumstances, the Seller or the Servicer may be obligated to purchase Receivables with respect to which it is in breach of certain representations, warranties or covenants under the Receivables Purchase Agreement or Sale and Servicing Agreement, as applicable. See also "Description of the Notes--Optional Redemption" regarding the Servicer's or the Note Insurer's option to purchase the Receivables when the Pool Balance is reduced to 10% or less of the Initial Pool Balance.

    Any reinvestment risks resulting from a faster or slower incidence of prepayment of the Receivables will be borne entirely by the Noteholders.

    Given that the rate of payment of principal of each Class of Notes will depend on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any Class of Notes could occur significantly earlier than the Final Scheduled Distribution Date for such Class of Notes. Reinvestment risk associated with early payment of the Notes will be borne exclusively by the Noteholders.

    Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used herein, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

    The table captioned "Percent of Initial Note Principal Balance at Various ABS Percentages" (the "ABS Table") has been prepared on the basis of the following assumptions: (i) the Trust includes six pools of Receivables with the characteristics set forth in the following table; (ii) the Receivables prepay in full at the specified constant percentage of ABS monthly, (iii) each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days; (iv) the initial principal amount of each class of Notes are as set forth on the cover page hereof; (v) interest accrues during each Interest Period at the applicable Note Rate; (vi) payments on the Notes are made on the 15th day of each month whether or not a Business Day; (vii) the Notes are purchased on the Closing Date; (viii) the scheduled monthly payment for each Receivable has been calculated on the basis of the assumed characteristics in the following table such that each Receivable will amortize in amounts sufficient to repay the principal balance of such Receivable by its indicated remaining term to maturity; (ix) the first due date for each Receivable is in the month after the assumed cutoff date for such Receivable as set forth in the following table; (x) the entire Pre-Funded Amount is used to purchase Subsequent Receivables on the third Distribution Date; and (xi) neither the Servicer nor the Note Insurer exercises its option to purchase the Receivables.

                                                            AGGREGATE                    REMAINING TERM TO
                                              ASSUMED       PRINCIPAL                        MATURITY             SEASONING
POOL                                        CUTOFF DATE      BALANCE          APR           (IN MONTHS)          (IN MONTHS)
------------------------------------------  -----------  ----------------  ---------  -----------------------  ---------------
1.........................................      4/1/98   $   4,899,635.86     12.015%                9                   48
2.........................................      4/1/98      24,487,672.46     12.559                19                   38
3.........................................      4/1/98      35,763,288.25     14.293                30                   26
4.........................................      4/1/98      94,051,899.53     15.166                43                   16
5.........................................      4/1/98     139,252,064.83     15.439                53                    7
6.........................................      7/1/98      46,545,439.07     14.923                59                    1
                                                         ----------------
Total.....................................               $ 345,000,000.00
                                                         ----------------
                                                         ----------------

    The ABS Table indicates, based on the assumptions set forth above, the percentages of the initial principal amount of each Class of Notes that would be outstanding after each of the Distribution Dates shown at various percentages of ABS and the corresponding weighted average lives of such Notes. The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of Receivables could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of each Class of Notes.

                   PERCENT OF INITIAL NOTE PRINCIPAL BALANCE
                           AT VARIOUS ABS PERCENTAGES

                                                          CLASS A-1 NOTES(1)                            CLASS A-2 NOTES(1)
                                    ---------------------------------------------------------------  ------------------------
DISTRIBUTION DATE                      0.50%        1.00%        1.50%        2.00%        2.50%        0.50%        1.00%
----------------------------------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
Closing Date......................         100%         100%         100%         100%         100%         100%         100%
5/15/1998.........................          97%          96%          95%          93%          87%         100%         100%
6/15/1998.........................          94%          92%          90%          86%          77%         100%         100%
7/15/1998.........................          91%          89%          86%          81%          71%         100%         100%
8/15/1998.........................          87%          84%          81%          75%          65%         100%         100%
9/15/1998.........................          84%          80%          76%          69%          59%         100%         100%
10/15/1998........................          81%          76%          71%          63%          53%         100%         100%
11/15/1998........................          77%          72%          66%          58%          47%         100%         100%
12/15/1998........................          74%          68%          62%          52%          42%         100%         100%
1/15/1999.........................          70%          64%          57%          47%          36%         100%         100%
2/15/1999.........................          67%          61%          53%          42%          31%         100%         100%
3/15/1999.........................          64%          57%          49%          38%          26%         100%         100%
4/15/1999.........................          61%          54%          45%          33%          21%         100%         100%
5/15/1999.........................          58%          50%          41%          29%          16%         100%         100%
6/15/1999.........................          54%          46%          37%          25%          12%         100%         100%
7/15/1999.........................          51%          43%          33%          21%           8%         100%         100%
8/15/1999.........................          48%          40%          29%          17%           4%         100%         100%
9/15/1999.........................          45%          36%          26%          14%           1%         100%         100%
10/15/1999........................          42%          33%          22%          10%           0%         100%         100%
11/15/1999........................          39%          29%          19%           7%           0%         100%         100%
12/15/1999........................          36%          27%          16%           4%           0%         100%         100%
1/15/2000.........................          33%          24%          13%           1%           0%         100%         100%
2/15/2000.........................          30%          21%          10%           0%           0%         100%         100%
3/15/2000.........................          28%          18%           7%           0%           0%         100%         100%
4/15/2000.........................          25%          15%           5%           0%           0%         100%         100%
5/15/2000.........................          22%          13%           2%           0%           0%         100%         100%
6/15/2000.........................          20%          10%           0%           0%           0%         100%         100%
7/15/2000.........................          17%           8%           0%           0%           0%         100%         100%
8/15/2000.........................          14%           5%           0%           0%           0%         100%         100%
9/15/2000.........................          12%           2%           0%           0%           0%         100%         100%
10/15/2000........................           9%           0%           0%           0%           0%         100%         100%
11/15/2000........................           7%           0%           0%           0%           0%         100%          94%
12/15/2000........................           4%           0%           0%           0%           0%         100%          88%
1/15/2001.........................           2%           0%           0%           0%           0%         100%          83%
2/15/2001.........................           0%           0%           0%           0%           0%         100%          77%
3/15/2001.........................           0%           0%           0%           0%           0%          94%          72%
4/15/2001.........................           0%           0%           0%           0%           0%          88%          66%
5/15/2001.........................           0%           0%           0%           0%           0%          82%          61%
6/15/2001.........................           0%           0%           0%           0%           0%          76%          56%
7/15/2001.........................           0%           0%           0%           0%           0%          69%          51%
8/15/2001.........................           0%           0%           0%           0%           0%          63%          46%
9/15/2001.........................           0%           0%           0%           0%           0%          57%          41%
10/15/2001........................           0%           0%           0%           0%           0%          51%          37%
11/15/2001........................           0%           0%           0%           0%           0%          45%          32%
12/15/2001........................           0%           0%           0%           0%           0%          41%          29%
1/15/2002.........................           0%           0%           0%           0%           0%          37%          26%
2/15/2002.........................           0%           0%           0%           0%           0%          34%          23%
3/15/2002.........................           0%           0%           0%           0%           0%          30%          20%
4/15/2002.........................           0%           0%           0%           0%           0%          26%          18%
5/15/2002.........................           0%           0%           0%           0%           0%          23%          15%
6/15/2002.........................           0%           0%           0%           0%           0%          19%          12%
7/15/2002.........................           0%           0%           0%           0%           0%          15%          10%
8/15/2002.........................           0%           0%           0%           0%           0%          11%           7%
9/15/2002.........................           0%           0%           0%           0%           0%           8%           5%


DISTRIBUTION DATE                      1.50%        2.00%        2.50%
----------------------------------  -----------  -----------  -----------
Closing Date......................         100%         100%         100%
5/15/1998.........................         100%         100%         100%
6/15/1998.........................         100%         100%         100%
7/15/1998.........................         100%         100%         100%
8/15/1998.........................         100%         100%         100%
9/15/1998.........................         100%         100%         100%
10/15/1998........................         100%         100%         100%
11/15/1998........................         100%         100%         100%
12/15/1998........................         100%         100%         100%
1/15/1999.........................         100%         100%         100%
2/15/1999.........................         100%         100%         100%
3/15/1999.........................         100%         100%         100%
4/15/1999.........................         100%         100%         100%
5/15/1999.........................         100%         100%         100%
6/15/1999.........................         100%         100%         100%
7/15/1999.........................         100%         100%         100%
8/15/1999.........................         100%         100%         100%
9/15/1999.........................         100%         100%         100%
10/15/1999........................         100%         100%          92%
11/15/1999........................         100%         100%          83%
12/15/1999........................         100%         100%          74%
1/15/2000.........................         100%         100%          66%
2/15/2000.........................         100%          93%          58%
3/15/2000.........................         100%          86%          50%
4/15/2000.........................         100%          78%          43%
5/15/2000.........................         100%          72%          38%
6/15/2000.........................          98%          65%          33%
7/15/2000.........................          92%          59%          29%
8/15/2000.........................          85%          53%          25%
9/15/2000.........................          79%          48%          21%
10/15/2000........................          73%          42%          17%
11/15/2000........................          67%          37%          13%
12/15/2000........................          62%          33%          10%
1/15/2001.........................          57%          28%           7%
2/15/2001.........................          52%          24%           6%
3/15/2001.........................          48%          21%           5%
4/15/2001.........................          43%          19%           4%
5/15/2001.........................          39%          16%           3%
6/15/2001.........................          35%          13%           3%
7/15/2001.........................          31%          11%           2%
8/15/2001.........................          28%           9%           1%
9/15/2001.........................          24%           7%           1%
10/15/2001........................          21%           5%           0%
11/15/2001........................          18%           4%           0%
12/15/2001........................          16%           3%           0%
1/15/2002.........................          14%           3%           0%
2/15/2002.........................          12%           2%           0%
3/15/2002.........................          10%           2%           0%
4/15/2002.........................           9%           1%           0%
5/15/2002.........................           7%           1%           0%
6/15/2002.........................           6%           1%           0%
7/15/2002.........................           4%           0%           0%
8/15/2002.........................           3%           0%           0%
9/15/2002.........................           2%           0%           0%

                                                          CLASS A-1 NOTES(1)                            CLASS A-2 NOTES(1)
                                    ---------------------------------------------------------------  ------------------------
DISTRIBUTION DATE                      0.50%        1.00%        1.50%        2.00%        2.50%        0.50%        1.00%
----------------------------------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
10/15/2002........................           0%           0%           0%           0%           0%           7%           4%
11/15/2002........................           0%           0%           0%           0%           0%           6%           4%
12/15/2002........................           0%           0%           0%           0%           0%           5%           3%
1/15/2003.........................           0%           0%           0%           0%           0%           4%           3%
2/15/2003.........................           0%           0%           0%           0%           0%           3%           2%
3/15/2003.........................           0%           0%           0%           0%           0%           3%           2%
4/15/2003.........................           0%           0%           0%           0%           0%           2%           1%
5/15/2003.........................           0%           0%           0%           0%           0%           1%           0%
6/15/2003.........................           0%           0%           0%           0%           0%           0%           0%
Avg.Life (years)(2)
  To Maturity.....................        1.37         1.18         0.99         0.80         0.63         3.67         3.41
  To 10% Call.....................        1.37         1.18         0.99         0.80         0.63         3.50         3.20


DISTRIBUTION DATE                      1.50%        2.00%        2.50%
----------------------------------  -----------  -----------  -----------
10/15/2002........................           2%           0%           0%
11/15/2002........................           2%           0%           0%
12/15/2002........................           1%           0%           0%
1/15/2003.........................           1%           0%           0%
2/15/2003.........................           1%           0%           0%
3/15/2003.........................           1%           0%           0%
4/15/2003.........................           0%           0%           0%
5/15/2003.........................           0%           0%           0%
6/15/2003.........................           0%           0%           0%
Avg.Life (years)(2)
  To Maturity.....................        3.04         2.53         2.07
  To 10% Call.....................        2.83         2.33         1.92

------------------------

(1) The Class A-1 Final Scheduled Distribution Date is April 15, 2001 and the Class A-2 Final Scheduled Distribution Date is July 15, 2004; payment in full of the Class A-1 Notes and the Class A-2 Notes on such respective dates is guaranteed by the Policy to the extent described herein.

(2) The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment on a Note by the number of years from the date of the issuance of the Note to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the related initial principal amount of the Note.

                            DESCRIPTION OF THE NOTES

GENERAL

    The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture will be filed with the Commission following the issuance of the Notes. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified by reference to, all the provisions of the Notes and the Indenture. The following summary supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the Prospectus, to which description reference is hereby made.

PAYMENTS OF INTEREST

    Interest with respect to each Distribution Date will accrue on the outstanding principal amount of the Class A-1 Notes (the "Class A-1 Monthly Interest Distributable Amount") at the Class A-1 Rate and the Class A-2 Notes (the "Class A-2 Monthly Interest Distributable Amount") at the Class A-2 Rate, from and including the 15th day of the preceding calendar month (or, in the case of the first Distribution Date, from and including the Closing Date) to and including the 14th day of the calendar month in which such Distribution Date occurs. Interest on the Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with interest on such overdue interest (to the extent lawful) at the Class A-1 Rate or the Class A-2 Rate, as applicable.

    Interest payments on the Notes will generally be made from the Total Distribution Amount remaining after payment of the Senior Servicing Fee and fees currently due to the Indenture Trustee, the Owner Trustee, the Custodian and the Backup Servicer. In the event such remaining amount is insufficient to pay the Noteholders' Interest Distributable Amount in full, such shortfall will be paid, first, from amounts, if any, available in the Reserve Account and, second, by the Note Insurer pursuant to the Policy. See "Description of the Transfer and Servicing Agreements--Distributions." Interest payments to holders of the Class A-1 Notes and the Class A-2 Notes will have the same priority. Under certain limited circumstances, amounts available to make interest payments on the Notes could be less than the full amount of interest payable on the Notes on a Distribution Date, in which case the Noteholders will receive their ratable share of such amount, based on the aggregate amount of interest due on such date on each class of the Notes.

PAYMENTS OF PRINCIPAL

    Principal payments will be made to the Class A-1 Noteholders on each Distribution Date in an amount equal to the Class A-1 Principal Distributable Amount for such date. After the Class A-1 Notes have been paid in full, principal payments will be made to the Class A-2 Noteholders on each Distribution Date in an amount equal to the Class A-2 Principal Distributable Amount. Holders of Class A-2 Notes are also entitled to receive as principal certain additional amounts under the circumstances and to the extent set forth herein. Payment of the Noteholders' Principal Distributable Amount on each Distribution Date will be made from the Total Distribution Amount remaining after payment of the Senior Servicing Fee, the premium due to the Note Insurer, fees to the Indenture Trustee, the Owner Trustee, the Backup Servicer and the Custodian and the Noteholders' Interest Distributable Amount. In the event such remaining amount is insufficient to pay the Noteholders' Principal Distributable Amount, such shortfall will be paid, first, to the extent the Note Balance exceeds the Pool Balance, or on the related Final Scheduled Distribution Date, to the extent of the Note Balance, from amounts, if any, available in the Reserve Account after payment of the Noteholders' Interest Distributable Amount and second, to the extent the

Note Balance exceeds the Pool Balance, or on the related Final Scheduled Distribution Date, to the extent of the Note Balance, by the Note Insurer pursuant to the Policy.

    The "Class A-1 Principal Distributable Amount" with respect to each Distribution Date will equal the sum of (i) the Class A-1 Monthly Principal Distributable Amount and (ii) the Class A-1 Principal Carryover Shortfall, if any, for such Distribution Date. The "Class A-1 Monthly Principal Distributable Amount" for any Distribution Date until the Class A-1 Notes are paid in full will equal the Note Percentage of the Regular Principal Distribution Amount. The "Regular Principal Distribution Amount" on any Distribution Date will be the sum of the following amounts, without duplication, with respect to the related Collection Period: (i) that portion of all collections on the Receivables allocable to principal; (ii) the aggregate outstanding principal balance of all Receivables that became Liquidated Receivables during such Collection Period;
(iii) that portion allocable to principal of the aggregate amount of Cram Down Losses incurred during the related Collection Period; and (iv) that portion allocable to principal of the Purchase Amount of all Receivables that became Purchased Receivables during or in respect of such Collection Period.

    No principal payments will be made on the Class A-2 Notes until the Class A-1 Notes have been paid in full. On each Distribution Date, commencing on the Distribution Date on which the Class A-1 Notes are paid in full, principal of the Class A-2 Notes will be payable in an amount equal to the Class A-2 Principal Distributable Amount for the related Collection Period, to the extent of funds available therefor. The "Class A-2 Principal Distributable Amount" with respect to each Distribution Date will equal the sum of (i) the Class A-2 Monthly Principal Distributable Amount and (ii) the Class A-2 Principal Carryover Shortfall, if any, for such Distribution Date. The "Class A-2 Monthly Principal Distributable Amount" for any Distribution Date on or after the Distribution Date on which the Class A-1 Notes are paid in full will equal the Note Percentage of the Regular Principal Distribution Amount (or, on the Distribution Date on which the Class A-1 Notes are paid in full, the Note Percentage of the Regular Principal Distribution Amount remaining after the Class A-1 Notes are paid in full).

    "Liquidated Receivable" means a Receivable with respect to which the earlier of the following shall have occurred: (i) the related Financed Vehicle has been repossessed for 30 days or more or (ii) a payment under the related Contract is 120 days or more delinquent.

    "Note Insurer Default" means any one of the following events shall have occurred and be continuing: (i) the Note Insurer shall have failed to make a required payment when due under the Policy; (ii) the Note Insurer shall have (A) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code, the New York State Insurance Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization, (B) made a general assignment for the benefit of its creditors or (C) had an order for relief entered against it under the United States Bankruptcy Code, the New York State Insurance Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization that is final and nonappealable; or (iii) a court of competent jurisdiction, the New York Department of Insurance or any other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (A) appointing a custodian, trustee, agent, or receiver for the Note Insurer or for all or any material portion of its property or (B) authorizing the taking of possession by a custodian, trustee, agent, or receiver of the Note Insurer or of all or any material portion of its property.

    As used herein, "Class A-1 Principal Carryover Shortfall" means, with respect to any Distribution Date, the amount, if any, of Class A-1 Principal Distributable Amount that was due but unpaid on the immediately preceding Distribution Date, and "Class A-2 Principal Carryover Shortfall" means, with respect to any Distribution Date, the amount, if any, of Class A-2 Principal Distributable Amount that was due but unpaid on the immediately preceding Distribution Date.

    The principal balance of the Class A-1 Notes, to the extent not previously paid, will be due on the Class A-1 Final Scheduled Distribution Date and the principal balance of the Class A-2 Notes, to the extent not previously paid, will be due on the Class A-2 Final Scheduled Distribution Date. The actual date on which the aggregate outstanding principal amount of either the Class A-1 Notes or the Class A-2 Notes is paid in full may be earlier than the applicable Final Scheduled Distribution Date due to a variety of factors, including those described herein under "Weighted Average Life of the Notes."

CREDIT ENHANCEMENT

    THE POLICY. Concurrently with the issuance of the Notes, the Note Insurer will issue the Policy to the Indenture Trustee for the benefit of the Noteholders. Under the Policy, the Note Insurer will unconditionally and irrevocably guarantee (i) the full, complete and timely payment of the Noteholders' Interest Distributable Amount, (ii) the full, complete and ultimate payment of principal due on the Notes on the related Final Scheduled Distribution Date, and (iii) the full and complete payment of any interest or principal amounts that are paid to Noteholders and subsequently recovered from any such holder pursuant to a final, nonappealable order of a court of competent jurisdiction under applicable bankruptcy or insolvency laws in accordance with the terms of the Policy. In addition, the Policy will guarantee principal to be paid on the Notes to the extent the Note Balance (after taking into account all distributions to be made on such date) exceeds the Pool Balance as of the end of the related Collection Period. See "The Policy."

    THE RESERVE ACCOUNT. On the Closing Date, the Trust will establish a separate account (the "Reserve Account") and will make an initial deposit thereto of an amount to be agreed upon by the Trust and the Note Insurer. In addition, on the Subsequent Transfer Date, an additional amount will be deposited into the Reserve Account from the amount withdrawn from the Pre-Funding Account in connection with the sale of Subsequent Receivables to the Trust. The amount initially deposited in the Reserve Account, together with the amount of any additional deposit referred to above in connection with the Subsequent Transfer Date, is referred to as the "Reserve Account Initial Deposit." The Reserve Account shall be an Eligible Account held by the Indenture Trustee, and will be pledged to the Indenture Trustee for the benefit of the Noteholders and the Note Insurer. Unless certain events specified in the Sale and Servicing Agreement have occurred, on each Distribution Date on which the amount on deposit in the Reserve Account is less than the Reserve Account Required Amount, the Total Distribution Amount remaining after the payment of clauses (i) through (vi) under "Description of the Transfer and Servicing Agreements--Distributions --Deposits to the Distribution Accounts" herein, up to an amount equal to such shortfall, will be deposited to the Reserve Account.

    The "Reserve Account Required Amount" with respect to any Distribution Date will be determined in accordance with the Sale and Servicing Agreement. The Reserve Account Required Amount may be increased or decreased over time as a result of certain floors, caps or triggers as set forth in the Sale and Servicing Agreement. Such floors, caps and triggers may be changed, modified or waived by the Note Insurer as provided in the Sale and Servicing Agreement. Generally, the Sale and Servicing Agreement provides that such changes, modifications or waivers are at the sole discretion of the Note Insurer.

    All amounts on deposit in the Reserve Account on any Distribution Date will be available to make up shortfalls in the Noteholders' Distributable Amount to the extent described herein and for certain other purposes. Upon the occurrence of certain events specified in the Sale and Servicing Agreement, all amounts in the Reserve Account will be deposited into the Collection Account and, in the sole discretion of the Note Insurer, used to make payments of principal on the Notes. On each Distribution Date, amounts on deposit in the Reserve Account in excess of the Reserve Account Required Amount may be released to the Trust, subject to certain conditions set forth in the Sale and Servicing Agreement. The Noteholders will have no further interest in or rights with respect to any amounts so released from the Reserve Account.

    YIELD MAINTENANCE ACCOUNT. On the Closing Date, the Trust will establish an account (the "Yield Maintenance Account") for the benefit of the Noteholders and the Note Insurer with respect to those

Receivables which have annual percentage rates of interest ("APRs") which are less than the sum of (i) the Weighted Average Note Rate, (ii) the Servicing Fee Rate, (iii) the Note Insurer's premium rate, and (iv) the rate representing the sum of the fees of the Indenture Trustee, the Owner Trustee, the Backup Servicer and the Custodian are calculated (the sum of such rates, the "Required Rate"). The Yield Maintenance Account will be an asset of the Trust and will be an Eligible Account held by the Indenture Trustee, and will be pledged to the Indenture Trustee for the benefit of Noteholders and the Note Insurer. The Trust will make an initial deposit to the Yield Maintenance Account on the Closing Date in an amount necessary to make payments ("Yield Maintenance Payments") resulting from shortfalls on interest collections with respect to Initial Receivables having an APR of less than the Required Rate. In addition, on each Subsequent Transfer Date, an additional amount will be deposited into the Yield Maintenance Account from the amount withdrawn from the Pre-Funding Account in connection with the sale of Subsequent Receivables to the Trust. The amount initially deposited in the Yield Maintenance Account, together with the amount of any additional deposit referred to above in connection with a Subsequent Transfer Date, is referred to as the "Initial Yield Maintenance Amount." The Initial Yield Maintenance Amount will be calculated using a zero prepayment rate on the Receivables and a constant Weighted Average Note Rate. On each Determination Date, the Servicer is permitted to recalculate the amount required to be on deposit in the Yield Maintenance Account (the "Yield Maintenance Amount"), which amount may decline as Receivables having less than the Required Rate prepay, or are otherwise removed from the Trust. Any amounts in excess of the Yield Maintenance Amount will be released to the Certificateholders. Amounts may be withdrawn from the Yield Maintenance Account only with respect to the interest shortfalls described above.

    SUBORDINATION OF THE CERTIFICATES. No distribution will be made to Certificateholders on any Distribution Date until the holders of the Notes have been paid the Noteholders' Distributable Amount for such Distribution Date and the Note Insurer has been paid all amounts due to it and all other required payments and deposits have been made. This subordination is intended to enhance the likelihood of timely receipt by the Noteholders of the full amount of interest and principal distributable to them on each Distribution Date and to afford the Noteholders limited protection against losses in respect of the Receivables.

MANDATORY REDEMPTION

    The Notes are subject to partial mandatory redemption on the Mandatory Redemption Date if any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Receivables, including those purchases, if any, made on the last day of the Funding Period. If the amount on deposit in the Pre-Funding Account is $100,000 or less, then such amount will be applied in reduction of the principal balance of the Class A-1 Notes. If the amount on deposit in the Pre-Funding Account exceeds $100,000, then such amount will be applied in reduction of the principal balance of each Class of Notes based on the respective principal balances thereof as of the preceding Distribution Date.

OPTIONAL REDEMPTION

    The Class A-2 Notes will be subject to early retirement, in whole but not in part, on any Distribution Date on which the Servicer, or if the Servicer does not, the Note Insurer, exercises its option to purchase the Receivables. Under the terms of the Sale and Servicing Agreement, the Servicer or, in certain events, the Note Insurer may purchase the Receivables as of the last day of any Collection Period on or after the date on which the Pool Balance has been reduced to 10% or less of the Initial Pool Balance; however, the Servicer may not exercise its option to purchase the Receivables without the prior written consent of the Note Insurer if (i) an unreimbursed claim has previously been made under the Policy, (ii) if such purchase of the Receivables by the Servicer would result in a claim being made under the Policy or (iii) if such purchase of the Receivables by the Servicer would result in any amount owed to the Note Insurer remaining unpaid. Any such purchase of the Receivables by the Servicer will result in the early retirement of the Class A-2 Notes at a purchase price equal to the outstanding principal amount thereof plus accrued and unpaid interest thereon plus all amounts due to the Note Insurer. If the exercise of such option would result in a draw on the Policy, the Note Insurer's written consent shall be necessary for the Servicer to exercise such option.

CERTAIN PROVISIONS OF THE INDENTURE

    INDENTURE EVENTS OF DEFAULT; RIGHTS UPON INDENTURE EVENT OF
DEFAULT. "Events of Default" under the Indenture ("Indenture Events of Default") will consist of: (i) a default for five days or more in the payment of any interest on any Note when the same becomes due and payable; (ii) a default in the payment of principal of any Note when the same becomes due and payable;
(iii) a default in the observance or performance in any material respect of any other covenant or agreement of the Trust made in the Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the Note Insurer or the holders of 25% of the aggregate outstanding principal amount of the Notes; (iv) any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made if such breach is not cured within 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the Note Insurer or the holders of 25% of the aggregate outstanding principal amount of the Notes; (v) certain events of bankruptcy, insolvency, receivership or liquidation with respect to the Trust; or (vi) certain other events set forth in the Indenture. The amount of principal required to be paid to Noteholders under the Indenture on any Distribution Date will generally be limited to amounts available to be deposited in the Note Distribution Account; therefore, the failure to pay principal on a class of Notes will generally not result in the occurrence of an Event of Default under the Indenture until the applicable Final Scheduled Distribution Date for such class of Notes.

    If an Indenture Event of Default occurs, the right of the Indenture Trustee or holders of a majority in principal amount of the Notes to declare the Notes to be immediately due and payable will depend upon whether or not a Note Insurer Default has also occurred and is continuing. If an Indenture Event of Default occurs and a Note Insurer Default has not occurred or is not continuing, the
Note Insurer, and not the Indenture Trustee or the Noteholders, will have the right, but not the obligation, to cause the Indenture Trustee to foreclose on the Receivables and to deliver the proceeds of the liquidation thereof in accordance with the terms of the Indenture. If the Note Insurer does not so cause the Indenture Trustee to liquidate the Receivables and to prepay the Notes, or if the proceeds of such liquidation of the Receivables are not sufficient to reduce the outstanding principal amount of both the Class A-1 Notes and the Class A-2 Notes to zero, and the Note Insurer does not elect to otherwise prepay the Notes in full, following the occurrence of an Indenture Event of Default, the Indenture Trustee will continue to submit claims under the Policy for any shortfalls in the Noteholders' Interest Distributable Amount or the payment of principal on the Notes as set forth herein and in the Policy. The
Note Insurer may elect, upon receipt of a claim under the Policy following an Indenture Event of Default, to pay all or any portion of the outstanding principal amount of the Notes plus accrued interest thereon. See "The Policy" herein.

    If both an Indenture Event of Default and a Note Insurer Default occur and are continuing, then the Indenture Trustee (or the holders of not less than a majority of the outstanding principal amount of the Notes) may declare the Notes to be immediately due and payable. Under such circumstances, the Indenture Trustee may institute proceedings to foreclose on the Receivables, may exercise any other remedies as a secured party, including selling the Receivables, or may elect to maintain possession of the Receivables and continue to apply collections on the Receivables as if there had been no declaration of acceleration. The Indenture Trustee will be prohibited from selling the Receivables following an Indenture Event of Default, however, unless (i) the
Note Insurer and the holders of all the outstanding Notes consent to such sale;
(ii) the proceeds of such sale are sufficient to pay in full the principal of and accrued interest on such outstanding Notes at the date of such sale plus all amounts due to the
Note Insurer; or (iii) the Indenture Trustee determines that the proceeds of the Receivables would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable and the Indenture Trustee obtains the consent of the Note Insurer and the holders of Notes representing a majority of the aggregate outstanding principal amount of the Notes.

    Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Indenture Event of Default occurs and is continuing with respect to the Notes, the Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Noteholders if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that it might incur in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, including the prior written consent of the Note Insurer, the holders of a majority of the aggregate outstanding principal amount of the Notes will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the Indenture Trustee; in addition, the holders of Notes representing a majority of the aggregate outstanding principal amount of the Notes may, in certain cases, with the prior written consent of the
Note Insurer, waive any Indenture Event of Default except a default in the payment of principal of or interest on any Note or a default in respect of a covenant or provision of the Indenture that cannot be modified or amended without the waiver or consent of the holders of all the outstanding Notes.

    No holder of a Note will have the right to institute any proceeding with respect to the Indenture unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Indenture Event of Default;
(ii) the holders of not less than 25% of the outstanding principal amount of the Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee; (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity; (iv) the Indenture Trustee has for 60 days failed to institute such proceeding; (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority of the outstanding principal amount of the Notes; and (vi) the Note Insurer has given its prior written consent.

    None of the Indenture Trustee or the Owner Trustee in its individual capacity, any Certificateholder or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors, or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

    Each Noteholder, by accepting a Note, and the Indenture Trustee will covenant that they will not at any time institute against the Trust, the Certificate Trust or the Depositor any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

    The Trust may not engage in any activity other than as described herein. The Trust may not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes and the Indenture.

    CERTAIN COVENANTS. The Trust may not consolidate with or merge into any other entity unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia; (ii) such entity expressly assumes the Trust's obligation to make due and punctual payments on the Notes and to perform or observe every agreement and covenant of the Trust under the Indenture; (iii) no Indenture Event of Default shall have occurred immediately after such merger or consolidation; (iv) the Trust has been advised by each Rating Agency that such merger or consolidation will not result in the qualification, reduction or withdrawal of such Rating Agency's then-current rating of either class of the Notes without regard to the Policy; (v) the Trust and the Note Insurer shall have received an opinion of counsel to the effect that such consolidation or merger will have no material adverse tax consequence to the Trust or to any Noteholder; and (vi) the
Note Insurer consents to such merger or consolidation.

    The Trust will not (i) except as expressly permitted by the Indenture or the Transfer and Servicing Agreements, sell, transfer, exchange or otherwise dispose of any of the assets of the Trust; (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes (other than amounts withheld under the Code or applicable state tax laws) or assert any claim against any present or former holder of the Notes because of the payment of taxes levied or assessed upon the Trust; (iii) dissolve or liquidate in whole or in part; (iv) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby; (v) permit any lien, charge, excise, claim, security interest, mortgage, or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or the proceeds thereof; or (vi) permit the lien of the Indenture not to constitute a valid first priority security interest (other than with respect to a tax, mechanics' or similar lien) in the assets of the Trust.

    MODIFICATION OF INDENTURE. The Trust and the Indenture Trustee may, with the consent of the Note Insurer and of the holders of a majority of the aggregate outstanding principal amount of the Notes, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify (except as provided below) in any manner the rights of the Noteholders. However, without the consent of the holder of each outstanding Note affected thereby, no supplemental indenture may (i) change the due date of any installment of principal of or interest on the Notes or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which the Notes or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate outstanding amount of the Notes, the consent of the holders of which is required for any such supplemental indenture or for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Trust, any other obligor on the Notes, the Depositor or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of the Notes, the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the Receivables if the proceeds of such sale would be insufficient to pay the principal amount and accrued and unpaid interest on the outstanding Notes; (vi) decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture that specify the percentage of the aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on the collateral or deprive any holder of the Notes of the security afforded by the lien of the Indenture.

    The Trust and the Indenture Trustee may also enter into supplemental indentures, with the consent of the Note Insurer but without obtaining the consent of the Noteholders, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Noteholders; provided that such action does not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any Noteholder.

    SATISFACTION AND DISCHARGE OF INDENTURE. The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the Indenture Trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes.

THE INDENTURE TRUSTEE

    The Chase Manhattan Bank, a New York banking corporation, will be the Indenture Trustee under the Indenture. The Indenture Trustee may resign at any time in which event the Note Insurer may appoint a successor Indenture Trustee and if it fails to do so, the Trust will be obligated to appoint a successor Indenture Trustee acceptable to the Note Insurer. The Note Insurer or the Trust with the prior written consent of the Note Insurer may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee breaches any of its representations, warranties or covenants under the transaction documents or if the Indenture Trustee becomes insolvent. In such circumstances, the Note Insurer may appoint a successor Indenture Trustee and if it fails to do so, the Trust will be obligated to appoint a successor Indenture Trustee acceptable to the Note Insurer. No resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will become effective until acceptance of the appointment by a successor Indenture Trustee that is acceptable to the Note Insurer.

FORM, EXCHANGE, REGISTRATION AND TITLE

    The Notes will initially be registered in the name of Cede & Co. ("Cede"), the nominee of The Depository Trust Company ("DTC"). Noteholders may hold their Notes in the United States through DTC, or in Europe through CEDEL Bank, societe anonyme ("CEDEL") or the Euroclear System ("Euroclear"), if they are participants of such systems, or indirectly through organizations that are participants in such systems.

    Cede, as nominee for DTC, will hold the global Notes. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

    DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of securities. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

    Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

    Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

    Noteholders who are not Participants but desire to purchase, sell or otherwise transfer ownership of the Note may do so only through Participants (unless and until Definitive Notes are issued). In addition, Noteholders will receive all distributions of principal of and interest on the Note from the Indenture Trustee through DTC and Participants. Noteholders will not receive or be entitled to receive physical securities representing their respective interests in the Note, except under the limited circumstances described below.

    Unless and until Definitive Notes are issued, it is anticipated that the only Noteholder will be Cede, as nominee of DTC. Beneficial owners of the Notes will not be Noteholders as that term is used in the Indenture. Beneficial owners are only permitted to exercise the rights of Noteholders indirectly through Participants and DTC.

    While the Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit distributions of principal of, and interest on, the Notes. Unless and until Definitive Notes are issued, beneficial owners who are not Participants may transfer ownerships of Notes only through Participants by instructing such Participants to transfer the Notes by book-entry transfer through DTC for the account of the purchasers of such Notes, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of the Note will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.

    Physical Notes will be issued in registered form to Noteholders, or their nominees, rather than to DTC (such being referred to herein as "Definitive Notes"), only if (i) DTC or the Depositor advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to such Notes and the Depositor or the Indenture Trustee is unable to locate a qualified successor,
(ii) the Depositor, at its sole option and with the consent of the Indenture Trustee, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Indenture Event of Default, DTC, at the direction of Noteholders having a majority in interest of the Notes, advises the Indenture Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) to the exclusion of any physical Notes being issued to Noteholders is no longer in the best interest of Noteholders. Upon issuance of Definitive Notes to Noteholders, such Notes will be transferable directly (and not exclusively on a book-entry basis), and registered holders will deal directly with the Indenture Trustee with respect to transfers, notices and distributions.

    DTC has advised the Depositor and the Indenture Trustee that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by a Noteholder under the Indenture only at the direction of one or more Participants to whose DTC account the Notes are credited. DTC has advised the Depositor that DTC will take such action with respect to any Percentage Interests of the Notes only at the direction of and on behalf of such Participants with respect to such Percentage Interests of the Notes. DTC may take actions, at the direction of the related Participants, with respect to some Notes that conflict with actions taken with respect to other Notes.

    CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any class of Notes. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

    Euroclear was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Euroclear Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Cooperative. The Euroclear Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

    Distributions with respect to Notes held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal

Income Tax Consequences" herein. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

    Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Notes among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

    In the event that any of DTC, CEDEL or Euroclear should discontinue its services, the Depositor would seek an alternative depositary (if available) or cause the issuance of Definitive Notes to Noteholders or their nominees in the manner described above.

    Issuance of the Notes in book-entry form rather than as physical Notes may adversely affect the liquidity of the Notes in the secondary market and the ability of Noteholders to pledge them. In addition, since distributions on the Notes will be made by the Indenture Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, which will further credit them to the accounts of indirect participants of Noteholders, Noteholders may experience delays in the receipt of such distributions.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

    The following summary describes certain terms of the Receivables Purchase Agreement, the Sale and Servicing Agreement, the Administration Agreement and the Trust Agreement (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. A copy of the Sale and Servicing Agreement will be filed with the Commission following the issuance of the Securities. The summary does not purport to be complete and is subject to, and qualified by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth in the Prospectus, to which description reference is hereby made.

SALE AND ASSIGNMENT OF RECEIVABLES; SUBSEQUENT RECEIVABLES

    On the Closing Date, the Seller will sell and assign the Initial Receivables to the Depositor, without recourse, pursuant to the Receivables Purchase Agreement, and the Depositor will sell and assign the Initial Receivables to the Trust, without recourse, pursuant to the Sale and Servicing Agreement. Each Initial Receivable will be identified in a schedule to the Receivables Purchase Agreement and the Sale and Servicing Agreement.

    In the Receivables Purchase Agreement, the Seller will represent and warrant to the Depositor that, among other things, (i) the information provided with respect to the Initial Receivables is correct in all material respects as of the Cutoff Date; (ii) the Obligor on each Initial Receivable is required to maintain physical damage insurance covering the Financed Vehicle in accordance with HMFC's normal requirements; (iii) upon the purchase of the Initial Receivables by the Depositor, the Initial Receivables will be free and clear of all security interests, liens, charges and encumbrances, and no offsets, defenses or counterclaims will have been asserted or threatened under such Initial Receivables; (iv) immediately prior to the sale of the Initial Receivables by the Seller to the Depositor and by the Depositor to the Trust, each of the Initial Receivables will be secured by a first priority perfected security interest in the related Financed Vehicle in favor of the Seller; and (v) each Initial Receivable, at the time it was originated, complied and, at the Closing Date, will comply in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws. The Seller will be obligated to repurchase for the Purchase Amount any Receivable with respect to which it is in breach of a representation or warranty unless such breach is cured in a timely manner. "The Purchase Amount" with respect to any Receivable will equal the unpaid principal balance owed by the Obligor thereof plus interest on such amount at the applicable APR to the last day of the month of repurchase.

    The right of the Depositor to enforce the Seller's repurchase obligation under the Receivables Purchase Agreement will be assigned to the Trust in the Sale and Servicing Agreement. The repurchase obligation will constitute the sole remedy available to the Depositor, the Trust, the Indenture Trustee or the Securityholders with respect to the Seller for any such uncured breach. There is no assurance that the Seller will have the financial ability to effect any repurchase of Receivables.

    In addition, during the Funding Period, pursuant to the Sale and Servicing Agreement, the Depositor will be obligated to sell to the Trust Subsequent Receivables having an aggregate principal balance equal to approximately $46,545,439.07 (such amount being equal to the initial Pre-Funded Amount) to the extent that such Subsequent Receivables are available.

    During the Funding Period, on the Subsequent Transfer Date, subject to the conditions described under "The Receivables Pool" and in the Sale and Servicing Agreement and the Receivables Purchase Agreement, the Depositor will sell and assign to the Trust, without recourse, the Depositor's entire interest in the Subsequent Receivables designated by the Depositor as of the Subsequent Cutoff Date and identified in a schedule attached to the Subsequent Transfer Agreement. Upon the conveyance of

Subsequent Receivables to the Trust on the Subsequent Transfer Date, (i) the Pool Balance will increase by an amount equal to the aggregate principal balance of such Subsequent Receivables, and (ii) an amount equal to the aggregate principal balance of such Subsequent Receivables will be withdrawn from the Pre-Funding Account and used to purchase the Subsequent Receivables and fund any applicable accounts.

SERVICING PROCEDURES

    The Servicer will follow its currently employed standards, or such more exacting standards as the Servicer may employ in the future, in servicing the Receivables. The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables and, in a manner consistent with the Sale and Servicing Agreement, will continue such collection procedures as it follows with respect to automotive retail installment sale contracts it services for itself and others. Consistent with its normal procedures, the Servicer may, in its discretion and in compliance with the Sale and Servicing Agreement, arrange with an Obligor to extend the payment due date under the related Receivable. No such arrangement will modify the amount of the scheduled payments or extend the final payment date on any Receivable beyond the last day of the Collection Period ending three months prior to the Final Scheduled Maturity Date. If the Servicer grants an extension with respect to a Receivable other than in accordance with the aforementioned limitations, the Servicer will be required to purchase the Receivable for the Purchase Amount.

    On or before the earlier of (i) the eighth calendar day of each month (or if such eighth day is not a Business Day, the next succeeding Business Day) and
(ii) the fifth Business Day preceding the related Distribution Date (each such day, a "Determination Date"), the Servicer will prepare and deliver to the Indenture Trustee, the Owner Trustee, the Backup Servicer, the Note Insurer and the Rating Agencies a certificate (the "Servicer's Certificate") setting forth, among other things, the amount collected on the Receivables during the related Collection Period, including the Purchase Amounts for any Purchased Receivables and the unpaid principal balance of any Receivables that became Liquidated Receivables during such Collection Period, and any other information necessary to enable the Indenture Trustee and the Owner Trustee to make all required distributions and to deliver the Statement to Noteholders on the related Distribution Date.

ACCOUNTS

    On or before the Closing Date, the Trust will establish, or cause to be established, the Collection Account, the Reserve Account, the Yield Maintenance Account and any additional accounts described below, which will be used by the Servicer and the Indenture Trustee or Owner Trustee, as applicable, in connection with the servicing of the Receivables and making distributions pursuant to the Sale and Servicing Agreement.

    LOCAL REMITTANCE ACCOUNT, COLLECTION ACCOUNT AND NOTE DISTRIBUTION
ACCOUNT. The Servicer will be responsible for servicing, managing and making collections on the Receivables. Each Obligor makes payments with respect to the Receivables directly to one of several post office boxes at Citibank N.A. On each Business Day, Citibank N.A., as the remittance processor, will transfer any such payments received by it to an account or accounts held by HMFC (the "Local Remittance Account"). Within two Business Days of receipt of funds into the Local Remittance Account, the Servicer is required to effect a transfer of funds from the Local Remittance Account to the account established with the Indenture Trustee.

    On or prior to the Closing Date, the Indenture Trustee will establish and maintain initially with itself (a) an account, in the name of the Indenture Trustee on behalf of the Noteholders and the Note Insurer, into which all amounts previously deposited in the Local Remittance Account will be transferred within two Business Days of the receipt of funds therein (the "Collection Account") and (b) an account into which amounts released from the Collection Account and the Reserve Account and payments made by the Note Insurer pursuant to the Policy, in each such case, for payment to the Noteholders will be deposited and from which all distributions to the Noteholders will be made (the "Note Distribution Account").

    Funds in the Collection Account will be invested as provided in the Sale and Servicing Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments approved by the Note Insurer and rated in the highest investment category by each of the Rating Agencies. Any earnings on amounts on deposit in the Collection Account will be included in the Interest Distribution Amount and distributed on the next Distribution Date pursuant to the Sale and Servicing Agreement.

    The Collection Account and the Note Distribution Account (together, the "Trust Accounts") will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade. "Eligible Institution" means (a) the corporate trust department of the Indenture Trustee or the Owner Trustee or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, (i) which has either (A) a long-term unsecured debt rating acceptable to each Rating Agency and the Note Insurer or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to each Rating Agency and the Note Insurer and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation.

    CERTIFICATE DISTRIBUTION ACCOUNT. In addition to the Trust Accounts, the Servicer will establish an account in the name of the Owner Trustee (the "Certificate Distribution Account") into which amounts released from the Collection Account for distribution to the Certificateholders will be deposited and from which all distributions to the Certificateholders will be made.

    PRE-FUNDING ACCOUNT. On the Closing Date, a cash amount equal to approximately $46,545,439.07 will be deposited into an account (the "Pre-Funding Account") which will be established in the name of the Indenture Trustee. The Pre-Funding Account will be an asset of the Trust and will be pledged to the Indenture Trustee pursuant to the Indenture. Such amount will be funded from the sale of the Securities and is expected to be used to acquire Subsequent Receivables. The "Funding Period" is the period from and including the Closing Date until the earliest of (i) the Determination Date on which the amount on deposit in the Pre-Funding Account is $100,000 or less; (ii) the occurrence of a Servicer Default (as defined in the Sale and Servicing Agreement) or an Indenture Event of Default under the Indenture; (iii) the Determination Date in July 1998; and (iv) the Subsequent Transfer Date. The Pre-Funded Amount will initially equal $46,545,439.07 and will be reduced during the Funding Period by the amount thereof used to purchase Subsequent Receivables in accordance with the Sale and Servicing Agreement and by the amount thereof deposited in the Reserve Account and the Yield Maintenance Account in connection with the purchase of such Subsequent Receivables. The Depositor expects that the Pre-Funded Amount will be reduced to less than $100,000 on or before the Determination Date in July 1998. Any Pre-Funding Amount remaining at the end of the Funding Period will be payable as a principal distribution to the Noteholders as a partial mandatory redemption or prepayment on the immediately following Distribution Date.

    CAPITALIZED INTEREST ACCOUNT. On the Closing Date, a cash amount will be deposited in an account (the "Capitalized Interest Account") which will be established in the name of the Indenture Trustee. The Capitalized Interest Account will be an asset of the Trust, and will be pledged to the Indenture Trustee pursuant to the Indenture. The amount so deposited in the Capitalized Interest Account, including reinvestment income thereon, will be applied on each Distribution Date up to and including the Mandatory Redemption Date to the amount of interest accrued at the Weighted Average Note Rate on the amount equal to 87% of the amount by which the sum of the Certificate Balance and the Note Balance exceeds the Cutoff Date Pool Balance (the "Capitalized Interest Payments"). Any amounts remaining in the Capitalized Interest Account not needed for such purpose will be paid to the Trust at the end of the Funding Period. The "Weighted Average Note Rate" shall be the percentage equivalent of a fraction, the numerator of which is the sum of (i) the product of the Class A-1 Rate times the Initial Class A-1 Note Balance plus (ii) the product of the Class A-2 Rate times the Initial Class A-2 Note Balance, and the denominator of which is the sum of the Initial Class A-1 Note Balance and the Initial Class A-2 Note Balance.

DISTRIBUTIONS

    DEPOSITS TO COLLECTION ACCOUNT. On or before each Determination Date, the Servicer will provide the Indenture Trustee and the Owner Trustee with a certificate (the "Servicer's Certificate") in which the Servicer will set forth certain information with respect to the related Collection Period, including the amount of aggregate collections on the Receivables and the aggregate Purchase Amount of Receivables to be repurchased by the Seller or purchased by the Servicer.

    The "Total Distribution Amount" with respect to each Distribution Date will equal the sum of the Regular Principal Distribution Amount (other than the portion thereof attributable to Realized Losses or Cram Down Losses) and an amount (the "Interest Distribution Amount") equal to the sum of the following amounts with respect to the related Collection Period: (i) that portion of all collections on the Receivables allocable to interest; (ii) that portion of all net liquidation proceeds allocable to interest; (ii) that portion allocable to interest of the Purchase Amount of each Receivable that became a Purchased Receivable during or in respect of the related Collection Period; (iv) any Yield Maintenance Payments and Capitalized Interest Payments; and (v) any investment income from the investment of amounts on deposit in the Collection Account.

    The Interest Distribution Amount and the Regular Principal Distribution Amount on any Distribution Date shall exclude all payments and proceeds (including net liquidation proceeds) of any Receivables, the Purchase Amount of which has been included in the Total Distribution Amount in a prior Collection Period.

    The first Collection Period will begin on March 16, 1998 and will continue through April 30, 1998. The first Distribution Date will occur on May 15, 1998, on which date the Noteholders' Principal Distributable Amount will include those collections received in respect of the Receivables for the Collection Period, allocable to principal, as described herein. Each Collection Period thereafter will consist of one calendar month. The following sets forth an example of a hypothetical monthly distribution:

January 1--January 31                 COLLECTION PERIOD. Scheduled payments, prepayments and
                                      other proceeds on or with respect to the Receivables
                                      are remitted to one of several post office boxes at
                                      Citibank, N.A. and deposited into the Local Remittance
                                      Account and then to the Collection Account.

February 8                            DETERMINATION DATE. On or before this date the
                                      Servicer will notify the Owner Trustee and the
                                      Indenture Trustee of, among other things, the amounts
                                      available in the Collection Account and the amounts
                                      required to be distributed on the Distribution Date.

February 14                           RECORD DATE. Distributions on the Distribution Date
                                      will be made to Securityholders of record at the close
                                      of business on this date.

February 15                           DISTRIBUTION DATE. The Indenture Trustee will pay the
                                      amounts specified, and in the priority described,
                                      below.

    DEPOSITS TO THE DISTRIBUTION ACCOUNTS. On each Distribution Date, the Servicer will instruct the Indenture Trustee to make the following deposits and distributions, to the extent of the Total Distribution Amount, in the following order of priority (subject to certain events set forth in the Sale and Servicing Agreement):

        (i) to the Indenture Trustee, the Owner Trustee, the Custodian and the Backup Servicer, any applicable fees due currently on such date, but only to the extent not paid by the Servicer;

        (ii) to the Servicer, from the Total Distribution Amount, remaining after the application of clause (i), the Senior Servicing Fee and all unpaid Senior Servicing Fees from prior Collection Periods and certain servicing transition costs in the event of a transfer to a Successor Servicer;

       (iii) to the Note Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) and (ii), the Noteholders' Interest Distributable Amount;

        (iv) to the Note Insurer, from the Total Distribution Amount remaining after the application of clauses (i) through (iii), the Insurance Premium;

        (v) to the Note Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) through (iv), the Noteholders' Principal Distributable Amount;

        (vi) to the Note Insurer, from the Total Distribution Amount remaining after the application of clauses (i) through (v), any amounts due to the
    Note Insurer under the Insurance Agreement;

       (vii) to the Reserve Account, from the Total Distribution Amount remaining after the application of clauses (i) through (vi), amounts until the Reserve Account contains the Reserve Account Required Amount;

      (viii) to the Indenture Trustee, Owner Trustee, Custodian and the Backup Servicer, from the Total Distribution Amount remaining after the application of clauses (i) through (vii), any other accrued and unpaid fees owed to such party, to the extent such fees are not paid by the Servicer or paid pursuant to clause (ii);

        (ix) to the Servicer, from the Total Distribution Amount remaining after the application of clauses (i) through (viii), the Subordinated Servicing Fee and certain other servicing costs;

        (x) to the Custodian, from the Total Distribution Amount remaining after the application of clauses (i) through (ix), any costs associated with the perfection of security interests in the Financed Vehicles to the extent not paid by the Servicer; and

        (xi) the remaining balance, if any, to the Certificate Distribution Account.

    If the Total Distribution Amount remaining on any Distribution Date after payment of the amounts due pursuant to clauses (i) and (ii) above is insufficient to pay clauses (iii) and (v), such shortfall will be paid, only to the extent specified herein from amounts available, if any, in the Reserve Account and then, with respect to clause (iii) from amounts payable under the Policy and with respect to clause (v), amounts payable under the Policy, only to the extent specified herein. Upon the occurrence of certain events set forth in the Sale and Servicing Agreement and to the extent directed by the Note Insurer, any amounts remaining after the deposit pursuant to clause (v) from the Total Distribution Amount and any amounts in the Reserve Account, may in the discretion of the Note Insurer be applied to reduce the then outstanding balance of the Notes.

    On each Distribution Date, any amount on deposit in the Reserve Account on the Determination Date in excess of the then applicable Reserve Account Required Amount will be distributed to the Certificate Trust.

    For purposes hereof, the following terms shall have the following meanings:

    "Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Class A-1 Interest Distributable Amount for such Distribution Date and the Class A-2 Interest Distributable Amount for such Distribution Date.

    "Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Class A-1 Principal Distributable Amount for such Distribution Date and the Class A-2 Principal Distributable Amount for such Distribution Date; PROVIDED, HOWEVER, that the Noteholders' Principal Distributable Amount shall not exceed the outstanding principal balance of the Notes; and PROVIDED, FURTHER, that (i) the Noteholders' Principal Distributable Amount on the Class A-1 Final Scheduled Distribution Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal balance of the Class A-1 Notes to zero; and (ii) the Noteholders' Principal Distributable Amount on the Class A-2 Final Scheduled Distribution Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal balance of the Class A-2 Notes to zero.

    "Senior Servicing Fee" will equal 1.5% per annum, so long as HMFC is the Servicer, of the Pool Balance as of the first day of the related Collection Period, plus certain late fees, prepayment charges and other administrative fees or similar charges received from Obligors. If HMFC is not the Servicer, the Senior Servicing Fee will equal 3.0% per annum of the Pool Balance as of the first day of the related Collection Period.

    "Subordinated Servicing Fee" will equal 1.5% per annum, so long as HMFC is the Servicer, of the Pool Balance as of the first day of the related Collection Period. If HMFC is not the Servicer, the Subordinated Servicing Fee will equal 0% per annum.

REPORTS TO NOTEHOLDERS

    The Note Insurer and three or more Noteholders, or one or more Noteholders evidencing not less than 25% of the Note Balance may by written request to the Indenture Trustee obtain access to the list of like Noteholders maintained by the Indenture Trustee for the purpose of communicating with other like Noteholders with respect to their rights under the Indenture and Notes. The Indenture Trustee may elect not to afford the requesting Noteholders access to such list if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all like Noteholders.

    Prior to each Distribution Date, the Servicer will prepare and provide to the Note Insurer and the Indenture Trustee a statement to be delivered to the Noteholders (the "Statement to Noteholders") on such Distribution Date. Each such Statement to Noteholders will include the following information with respect to the Notes and the related Distribution Date or Collection Period, as applicable:

        (i) the amount of the distribution allocable to principal of each class of Notes;

        (ii) the amount of the distribution allocable to interest on or with respect to each class of Notes;

       (iii) the Pool Balance as of the close of business on the last day of the related Collection Period;

        (iv) the outstanding aggregate principal balance of, and the Note Pool Factor for, each class of Notes after giving effect to all payments reported under clause (i) above on such date;

        (v) the amount, if any, of the distribution payable pursuant to claims under the Policy;

       (vi) the amount of the Servicing Fee and the amount of any fees payable to the Owner Trustee, the Backup Servicer, the Custodian or the Indenture Trustee from monies on deposit in the Collection Account;

       (vii) the aggregate principal balance of all Receivables that became Liquidated Receivables or Purchased Receivables during the related Collection Period;

      (viii) the amounts of the aggregate Realized Losses and aggregate Cram Down Losses, if any, separately identified, for the related Collection Period;

        (ix) the aggregate principal balance and number of Receivables that are 30 to 59 days, 60 to 89 days or 90 days or more delinquent;

        (x) the Class A-1 Interest Carryover Shortfall, the Class A-1 Principal Carryover Shortfall, the Class A-2 Interest Carryover Shortfall and the Class A-2 Principal Carryover Shortfall, if any, in each case after giving effect to payments on such Distribution Date, and any change in such amounts from the preceding statement;

        (xi) the aggregate Purchase Amounts for Receivables, if any, that were purchased during or with respect to such Collection Period;

       (xii) for each such date during the Funding Period, the remaining Pre-Funded Amount, the amount in the Pre-Funding Account and the amount remaining in the Capitalized Interest Account;

      (xiii) for the final Subsequent Transfer Date, the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on one or both Classes of Notes;

       (xiv) the aggregate principal balance and number of all Receivables with respect to which the related Financial Vehicle was repossessed;

       (xv) the aggregate principal balance and number of Receivables with respect to which the Servicer granted an extension; and

       (xvi) certain other calculations as set forth in the Sale and Servicing Agreement.

    Each amount set forth pursuant to clauses (i), (ii), (v) and (xi) will be expressed as a dollar amount per $1,000 of the initial principal balance of the applicable class of Notes.

    Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Trust, the Indenture Trustee will mail to each person who at any time during such calendar year has been a Noteholder and received any payment on the Notes, a statement containing certain information for the purposes of such Noteholder's preparation of federal income tax returns. See "Material Federal Income Tax Consequences" herein.

SERVICING COMPENSATION

    The Servicer will be entitled to receive the Servicing Fee on each Distribution Date in an amount equal to the product of the Servicing Fee Rate and the Pool Balance as of the first day of the related Collection Period. As long as HMFC is the Servicer, a portion of the Servicing Fee will be paid to the Backup Servicer on each Distribution Date as compensation for its agreeing to stand by as successor Servicer and for performing certain other functions. The Servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the Receivables.

    The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of automotive receivables, as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, paying costs related to the disposition of defaulted accounts, and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the Receivables, including accounting for collections and furnishing monthly and annual statements to the Indenture Trustee, the Owner Trustee and the Note Insurer and generating federal income tax information. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs, and other costs incurred in connection with administering the Receivables and for payment of the fees of the Backup Servicer.

EVIDENCE AS TO COMPLIANCE

    The Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish to the Indenture Trustee, the Owner Trustee, the
Note Insurer and the Rating Agencies within 120 days after the end of each fiscal year, a statement as to compliance by the Servicer during the twelve months that ended as of the end of such fiscal year (or in the case of the first such certificate, the period from the Closing Date to the end of such fiscal year) with certain standards relating to the servicing of the Receivables.

    The Sale and Servicing Agreement will also provide for the delivery to the Indenture Trustee, the Owner Trustee, the Note Insurer and the Rating Agencies, within 120 days after the end of each fiscal year, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding fiscal year (or in the case of the first such certificate, the period from the Closing Date to the end of such fiscal year) or, if there has been a default in the fulfillment of any such obligation, describing each such default and the status thereof. The Servicer has agreed to give the Indenture Trustee, the Owner Trustee and the
Note Insurer notice of any Servicer Termination Event under the Sale and Servicing Agreement.

    Copies of such accountants' statements and officer's certificates may be obtained by Securityholders on request in writing addressed to the Indenture Trustee or Owner Trustee, as applicable.

CERTAIN MATTERS REGARDING THE SERVICER

    The Sale and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder except with the prior written approval of the Note Insurer or upon determination that its performance of such duties is no longer permissible under applicable law as evidenced by an opinion of counsel delivered to the Note Insurer. No such resignation will become effective until a successor Servicer acceptable to the
Note Insurer has assumed the servicing obligations and duties under the Sale and Servicing Agreement. In the event HMFC resigns as Servicer or is terminated as Servicer, the Backup Servicer has agreed to assume the servicing obligations and duties under the Sale and Servicing Agreement provided that the Note Insurer has given its prior written consent of such assumption by the Backup Servicer.

    The Sale and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees or agents will be under any liability to the Trust or the Securityholders for taking any action or for refraining from taking any action pursuant to the Sale and Servicing Agreement; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder.

    Under the circumstances specified in the Sale and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer, which corporation or other entity, in each of the foregoing cases, assumes the obligations of the Servicer, will be the successor to the Servicer under the Sale and Servicing Agreement.

SERVICER TERMINATION EVENT

    A "Servicer Termination Event" under the Sale and Servicing Agreement will mean the occurrence of any of the following: (i) any failure by the Servicer to deposit to the Local Remittance Account or the Collection Account any proceeds or payments required to be so delivered or any failure to deliver the Servicer's Certificate by the applicable Determination Date; (ii) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement under the Sale and Servicing Agreement, which failure continues unremedied for 30 days after the giving of written notice of such failure to the Servicer by (a) the Indenture Trustee or (b) if a Note Insurer Default has not occurred or is not occurring, the Note Insurer or (c) if a Note Insurer Default has occurred and is continuing, the holders of Notes representing more than 25% of the Note Balance; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to the Servicer or, so long as HMFC is the Servicer, the Depositor; and (iv) the occurrence of any one of certain other events set forth in the Sale and Servicing Agreement.

RIGHTS UPON SERVICER TERMINATION EVENT

    If a Servicer Termination Event occurs (x) provided no Note Insurer Default has occurred and is continuing, the Note Insurer in its sole and absolute discretion or (y) if a Note Insurer Default has occurred and is continuing, then the Indenture Trustee or holders of Notes evidencing 25% or more of the Note Balance, may terminate all the rights and obligations of the Servicer under the Sale and Servicing Agreement, whereupon the Backup Servicer or such other successor Servicer as shall have been appointed by the Note Insurer (provided no Note Insurer Default has occurred and is continuing) or the Indenture Trustee, as the case may be, will succeed to all the responsibilities, duties and liabilities of the Servicer under the Sale and Servicing Agreement and will be entitled to similar compensation arrangements. There is no assurance that the succession of a successor Servicer will not result in a material disruption in the performance of the duties of the Servicer.

WAIVER OF PAST DEFAULTS

    The Note Insurer and, if a Note Insurer Default shall have occurred and be continuing, the holders of Notes evidencing not less than a majority of the aggregate outstanding principal amount of the Notes may waive any default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences. No such waiver shall impair the Note Insurer's or the Noteholders' rights with respect to subsequent defaults.

BACKUP SERVICER

    If a Servicer Termination Event occurs under the Sale and Servicing Agreement while HMFC is Servicer, or if HMFC is terminated as Servicer or resigns as Servicer, the Backup Servicer has agreed to act as successor Servicer provided that the Note Insurer has consented to such succession by the Backup Servicer. The Backup Servicer will receive a fee on each Distribution Date for agreeing to stand by as successor Servicer and for performing certain other functions. Such fee will be payable to the Backup Servicer from the Servicing Fee payable to HMFC.

AMENDMENT

    Each of the Transfer and Servicing Agreements may be amended by the parties thereto, with the consent of the Note Insurer but without the consent of the Noteholders or Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of the Securityholders thereunder; provided, that any such action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any Securityholder.

    The Transfer and Servicing Agreements may also be amended from time to time by the parties thereto with the consent of the Note Insurer and of the Noteholders evidencing at least a majority of the Note Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreements or of modifying in any manner the rights of the Noteholders; provided, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of the Receivables or distributions that are required to be made for the benefit of the Noteholders or
(ii) reduce the aforesaid percentage of the Notes that is required to consent to any such amendment, without the consent of the holders of all of the outstanding Notes.

TERMINATION

    The obligations of the Servicer, the Depositor, the Administrator, the Owner Trustee and the Indenture Trustee with respect to the Trust pursuant to the Transfer and Servicing Agreements will terminate upon the earliest to occur of
(i) the maturity or other liquidation of the last Receivable in the Receivables Pool and the disposition of any amounts received upon liquidation of any such remaining Receivables, (ii) the payment to Noteholders and the Note Insurer of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and (iii) the purchase by the Servicer or the Note Insurer, as the case may be, of all of the Receivables as of the end of any Collection Period after the Pool Balance is reduced to 10% or less of the Initial Pool Balance pursuant to the terms of the Sale and Servicing Agreement.

ADMINISTRATION AGREEMENT

    The Chase Manhattan Bank, in its capacity as the Administrator (the "Administrator"), will enter into the Administration Agreement with the Trust and the Indenture Trustee pursuant to which the Administrator will agree to provide the notices and to perform other administrative obligations required by the Indenture. As compensation for the performance of the Administrator's obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee, which fee will be paid by the Servicer.

                                   THE POLICY

    The following information has been supplied by MBIA Insurance Corporation (the "Note Insurer") for inclusion in this Prospectus Supplement.

    The Note Insurer, in consideration of the payment of the premium and subject to the terms of the Policy, thereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment will be received by the Indenture Trustee, or its successor, as indenture trustee for the Owners, on behalf of the Owners from the Note Insurer, for distribution by the Indenture Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Note Insurer's obligations under the Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Indenture Trustee, whether or not such funds are properly applied by the Indenture Trustee. Insured Payments shall be made only at the time set forth in the Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Notes, unless such acceleration is at the sole option of the Note Insurer.

    Notwithstanding the foregoing paragraph, the Policy does not cover shortfalls, if any, attributable to the liability of the Trust or the Indenture Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

    The Note Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Note Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Note Insurer, irrevocably assigning to the
Note Insurer all rights and claims of the Owner relating to or arising under the Notes against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Note Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Note Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Notes to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

    The Note Insurer will pay any other amount payable under the Policy no later than 12:00 noon New York City time on the later of the Distribution Date on which the related Deficiency Amount is due or the third Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Note Insurer or any successor fiscal agent appointed by the Note Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim under the Policy it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Note Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended Notice.

    Insured Payments due under the Policy unless otherwise stated therein will be disbursed by the Fiscal Agent to the Indenture Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Indenture Trustee for the payment of such Insured Payment and legally available therefor.

    The Fiscal Agent is the agent of the Note Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Note Insurer to deposit or cause to be deposited, sufficient funds to make payments due under the Policy.

    Subject to the terms of the Agreement, the Note Insurer shall be subrogated to the rights of each Owner to receive payments under the Notes to the extent of any payment by the Note Insurer under the Policy.

    As used in the Policy, the following terms shall have the following meanings:

    "AGREEMENT" means the Sale and Servicing Agreement dated as of April 1, 1998 among the Trust, the Depositor, the Servicer, the Backup Servicer and the Indenture Trustee, without regard to any amendment or supplement thereto.

    "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which the Note Insurer or banking institutions in New York City or in the city in which the corporate trust office of the Indenture Trustee under the Indenture is located are authorized or obligated by law or executive order to close.

    "DEFICIENCY AMOUNT" means (i) on any Distribution Date, the sum of (a) the amount by which the Noteholders' Interest Distributable Amount exceeds the sum of (x) the Total Distribution Amount remaining after the payment of clauses (i) through (iii) under "Description of the Transfer and Servicing Agreements--Distributions--Deposits to the Distribution Accounts" above, (y) the amounts on deposit in the Reserve Account and (b) the amount by which the Note Balance (after taking into account all distributions of principal to be made on such Distribution Date) exceeds the Pool Balance as of the close of business on the last day of the preceding Collection Period; and (ii) (a) on the Class A-1 Final Scheduled Distribution Date, the amount by which the Class A-1 Note Balance exceeds the sum of (x) the Total Distribution Amount remaining after the payment of (i) through (iv) under "Description of the Transfer and Servicing Agreements--Distributions--Deposits to the Distribution Accounts" above and (y) the amounts on deposit in the Reserve Account and (b) on the Class A-2 Final Scheduled Distribution Date, the amount by which the Class A-2 Note Balance exceeds the sum of (x) the Total Distribution Amount remaining after the payment of (i) through (iv) under "Description of the Transfer and Servicing Agreements--Distributions--Deposits to the Distribution Accounts" above and (y) the amounts on deposit in the Reserve Account.

    "INSURED PAYMENT" means (i) as of any Distribution Date any Deficiency Amount and (ii) any Preference Amount.

    "NOTICE" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the Policy, the original of which is subsequently delivered by registered or certified mail, from the Indenture Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date. "Owner" means each Holder (as defined in the Agreement) who, on the applicable Distribution Date, is entitled under the terms of the applicable Notes to payment thereunder.

    "PREFERENCE AMOUNT" means any amount previously distributed to an Owner on the Notes that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

    Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the respective meanings set forth in the Agreement, as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by the Note Insurer.

    Any notice under the Policy or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent or such other address as the Note Insurer shall specify in writing to the Indenture Trustee.

    The notice address of the Fiscal Agent is 15th floor, 61 Broadway, New York, New York 10006 Attention: Municipal Registrar and Paying Agency or such other address as the Fiscal Agent shall specify to the Indenture Trustee in writing.

    The Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

    The insurance provided by the Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

    The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Notes.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

    The Certificates will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement. The following summary describes certain terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements the general terms and provisions of the Certificates of any given series and the related Trust Agreement set forth in the Prospectus, to which description reference is hereby made.

DISTRIBUTIONS

    The Certificates will not accrue interest and no payments of interest will be made on the Certificates. Payments will be made on the Certificates to the extent of available funds after payments on the Notes, Trust expenses and other required amounts, as described herein.

CERTIFICATE TRUST

    On the Closing Date, the Certificates will be issued to a Delaware business trust (the "Certificate Trust"). The Certificate Trust will be created pursuant to an agreement (the "Certificate Trust Agreement") to be dated as of April 1, 1998, between the Depositor and the Owner Trustee. The Certificate Trust will issue the Beneficial Interest which will initially be held by HMFC or an affiliate thereof.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    In the opinion of Brown & Wood LLP, special federal tax counsel to the Trust, for federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an association (or a publicly traded partnership) that is taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness.

                              ERISA CONSIDERATIONS

THE NOTES

    The Notes may be purchased by an employee benefit plan or an individual retirement account (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code. A fiduciary of a Plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Notes under ERISA, see "ERISA Considerations" in the Prospectus.

    The Notes may not be purchased with the assets of a Plan if the Depositor, the Servicer, the Indenture Trustee, the Owner Trustee or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in an Underwriting Agreement among the Depositor, HMFC and the several Underwriters (the "Underwriting Agreement"), the Depositor has agreed to cause the Trust to sell to each of the Underwriters named below, and the Underwriters have severally agreed to purchase, the principal amount of the Notes set forth opposite its name below.

                                                                            PRINCIPAL AMOUNT    PRINCIPAL AMOUNT
                                                                                   OF                  OF
UNDERWRITER                                                                 CLASS A-1 NOTES     CLASS A-2 NOTES
-------------------------------------------------------------------------  ------------------  ------------------
Salomon Brothers Inc.....................................................    $                   $
ABN AMRO Incorporated....................................................
BancAmerica Robertson Stephens...........................................

    In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Notes if any Notes are purchased. In the event of default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, the Underwriting Agreement may be terminated.

    Distribution of the Notes may be made by the Underwriters from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling the Notes to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the sale of the Notes, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Notes may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Notes positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

    Until the distribution of the Notes is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Notes. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes.

    If the Underwriters create a short position in the Notes in connection with the offering, I.E., if they sell more Notes than are set forth on the cover page of this Prospectus Supplement, the Underwriters may reduce that short position by purchasing Notes in the open market.

    In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

    Neither the Seller nor any of the Underwriters make any representation or predication as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Notes. In addition, neither the Seller nor any of the Underwriters make any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

    Each Underwriter has represented and agreed that (i) it has not offered or sold and, prior to the expiration of the period of six months from the Closing Date, will not offer or sell any Notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulation 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995, or is a person to whom such document may otherwise lawfully be issued or passed on.

    The Underwriting Agreement provides that the Seller and the Depositor will indemnify each of the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that any of the Underwriters may be required to make in respect thereof.

                                 LEGAL MATTERS

    Certain legal matters will be passed upon for the Depositor by Brown & Wood LLP and for HMFC by Latham & Watkins. Certain legal matters with respect to the federal income tax matters discussed under "Material Federal Income Tax Consequences" herein will be passed upon by Brown & Wood LLP, special federal tax counsel to the Depositor. Certain legal matters will be passed upon for the Underwriters by Brown & Wood LLP. Certain legal matters relating to the Policy will be passed upon for the Note Insurer by Kutak Rock.

                                    EXPERTS

    The consolidated balance sheets of MBIA Insurance Corporation and its subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1996, incorporated by reference in this Prospectus Supplement, have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report thereon, incorporated by reference herein in reliance upon the authority of such firm as experts in accounting and auditing.

                             INDEX OF DEFINED TERMS

TERM                                                                        PAGE

ABS.............................................................................
S-33

ABS Table.......................................................................
S-33

Administrator...................................................................
S-57

Agreement.......................................................................
S-58

APR.............................................................................
                                                                           S-10,
S-39

Backup Servicer.................................................................
S-4

Beneficial Interest.............................................................
S-5

Business Day....................................................................
                                                                            S-6,
S-58

Capitalized Interest Account....................................................
                                                                           S-12,
S-50

Capitalized Interest Payments...................................................
S-50

Cede............................................................................
S-44

CEDEL...........................................................................
                                                                          Cover,
S-44

CEDEL Participants..............................................................
S-46

Certificate Balance.............................................................
S-25

Certificate Distribution Account................................................
S-50

Certificate Trust...............................................................
                                                                           S-14,
S-60

Certificate Trust Agreement.....................................................
                                                                           S-14,
S-60

Certificates....................................................................
                                                                          Cover,
S-5

Class A-1 Final Scheduled Distribution Date.....................................
S-8

Class A-1 Interest Carryover Shortfall..........................................
S-6

Class A-1 Interest Distributable Amount.........................................
S-6

Class A-1 Monthly Interest Distributable Amount.................................
                                                                            S-6,
S-37

Class A-1 Monthly Principal Distributable Amount................................
S-7

Class A-1 Notes.................................................................
                                                                          Cover,
S-4

Class A-1 Principal Carryover Shortfall.........................................
S-38

Class A-1 Principal Distributable Amount........................................
                                                                            S-7,
S-38

Class A-1 Rate..................................................................
S-6

Class A-2 Final Scheduled Distribution Date.....................................
S-8

Class A-2 Interest Carryover Shortfall..........................................
S-6

Class A-2 Interest Distributable Amount.........................................
S-6

Class A-2 Monthly Interest Distributable Amount.................................
                                                                            S-6,
S-37

Class A-2 Monthly Principal Distributable Amount................................
                                                                            S-8,
S-38

Class A-2 Notes.................................................................
                                                                          Cover,
S-4

Class A-2 Principal Carryover Shortfall.........................................
                                                                            S-8,
S-38

Class A-2 Principal Distributable Amount........................................
                                                                            S-7,
S-38

Class A-2 Rate..................................................................
S-6

Closing Date....................................................................
S-10

CMAC............................................................................
S-31

Collection Account..............................................................
S-49

Collection Period...............................................................
S-7

Commission......................................................................
S-3

Company.........................................................................
S-31

Contracts.......................................................................
                                                                            S-9,
S-22

Cram Down Loss..................................................................
S-7

Custodian.......................................................................
S-25

Cutoff Date.....................................................................
S-5

Cutoff Date Pool Balance........................................................
S-5

Dealer Agreement................................................................
S-22

TERM                                                                        PAGE
Dealers.........................................................................
                                                                            S-9,
S-22

Definitive Notes................................................................
S-45

Deficiency Amount...............................................................
S-59

Depositaries....................................................................
S-44

Depositor.......................................................................
                                                                          Cover,
S-4

Determination Date..............................................................
S-49

Distribution Date...............................................................
                                                                            S-5,
S-6

DTC.............................................................................
                                                                          Cover,
S-44

Eligible Deposit Account........................................................
S-50

Eligible Institution............................................................
S-50

Eligible Investments............................................................
S-50

ERISA...........................................................................
S-60

ERISA Considerations............................................................
S-18

Euroclear.......................................................................
                                                                          Cover,
S-44

Euroclear Cooperative...........................................................
S-46

Euroclear Operator..............................................................
S-46

Euroclear Participants..........................................................
S-46

Events of Default...............................................................
S-41

Exchange Act....................................................................
S-3

Financed Vehicles...............................................................
                                                                            S-5,
S-22

Fiscal Agent....................................................................
S-58

Funding Period..................................................................
                                                                           S-11,
S-50

GAAP............................................................................
S-32

Global Securities...............................................................
A-1

Guaranteed Payments.............................................................
S-12

HMA.............................................................................
S-22

HMC.............................................................................
S-22

HMFC............................................................................
S-4

Indenture.......................................................................
                                                                          Cover,
S-4

Indenture Event(s) of Default...................................................
                                                                           S-19,
S-41

Indenture Trustee...............................................................
                                                                          Cover,
S-4

Index of Defined Terms..........................................................
S-4

Initial Class A-1 Note Balance..................................................
S-4

Initial Class A-2 Note Balance..................................................
S-4

Initial Pool Balance............................................................
S-9

Initial Receivables.............................................................
                                                                            S-2,
S-5

Initial Yield Maintenance Amount................................................
                                                                           S-14,
S-40

Insurance Agreement.............................................................
S-12

Insured Payment.................................................................
S-59

Interest Distribution Amount....................................................
                                                                            S-8,
S-51

Liquidated Receivable...........................................................
S-38

Local Remittance Account........................................................
                                                                           S-16,
S-49

Mandatory Redemption Date.......................................................
S-20

Material Federal and State Income Tax Consequences..............................
S-62

Moody's.........................................................................
S-18

Note Balance....................................................................
S-4

Note Distribution Account.......................................................
S-50

Note Insurer....................................................................
                                                                          Cover,
S-4, S-57

Note Insurer Default............................................................
S-38

TERM                                                                        PAGE
Note Percentage.................................................................
S-7

Noteholders.....................................................................
S-6

Noteholders' Interest Distributable Amount......................................
                                                                            S-6,
S-53

Noteholders' Principal Distributable Amount.....................................
                                                                            S-8,
S-53

Notes...........................................................................
                                                                          Cover,
S-4

Notice..........................................................................
S-59

Obligor.........................................................................
S-11

Owner...........................................................................
S-59

Owner Trustee...................................................................
                                                                          Cover,
S-4

Participants....................................................................
S-44

Percent of Initial Note Principal Balance at Various ABS Percentages............
S-33

Plan............................................................................
S-60

Policy..........................................................................
S-5

Pool Balance....................................................................
S-9

Preference Amount...............................................................
S-59

Pre-Funded Amount...............................................................
S-11

Pre-Funding Account.............................................................
                                                                            S-2,
S-11, S-50

Purchase Amount.................................................................
S-48

Rating Agencies.................................................................
S-18

Realized Losses.................................................................
S-8

Receivables.....................................................................
                                                                            S-2,
S-5

Receivables Purchase Agreement..................................................
S-5

Record Date.....................................................................
S-6

Regular Principal Distribution Amount...........................................
                                                                            S-7,
S-38

Representative..................................................................
Cover

Required Rate...................................................................
                                                                           S-13,
S-40

Reserve Account.................................................................
                                                                           S-12,
S-39

Reserve Account Initial Deposit.................................................
                                                                           S-13,
S-39

Reserve Account Required Amount.................................................
                                                                           S-13,
S-39

Rule of 78's Receivable.........................................................
S-29

Rules...........................................................................
S-45

Sale and Servicing Agreement....................................................
S-10

SAP.............................................................................
S-32

Securities......................................................................
                                                                          Cover,
S-5

Securities Act..................................................................
S-61

Seller..........................................................................
S-4

Senior Servicing Fee............................................................
                                                                           S-16,
S-53

Servicer........................................................................
S-4

Servicer Termination Event......................................................
S-56

Servicer's Certificate..........................................................
                                                                           S-49,
S-51

Servicing Fee...................................................................
S-16

Simple Interest Receivable......................................................
S-29

Standard & Poor's...............................................................
S-18

Statement to Noteholders........................................................
S-54

Subordinate Servicing Fee.......................................................
S-16

Subsequent Cutoff Date..........................................................
S-5

Subsequent Purchase Agreement...................................................
S-11

Subsequent Receivables..........................................................
                                                                            S-2,
S-5

Subsequent Transfer Agreement...................................................
S-11

TERM                                                                        PAGE
Subsequent Transfer Date........................................................
S-11

Terms and Conditions............................................................
S-46

The Receivables Pool............................................................
S-11

Total Distribution Amount.......................................................
                                                                            S-8,
S-51

Transfer and Servicing Agreements...............................................
S-46

Trust...........................................................................
                                                                          Cover,
S-4

Trust Accounts..................................................................
S-50

Trust Agreement.................................................................
Cover

U.S. Person.....................................................................
A-4

Underwriters....................................................................
Cover

Underwriting Agreement..........................................................
S-61

Used Car Guide..................................................................
S-22

Vehicle Due Date................................................................
S-23

Weighted Average Note Rate......................................................
                                                                           S-12,
S-51

Yield Maintenance Account.......................................................
                                                                           S-13,
S-39

Yield Maintenance Amount........................................................
                                                                           S-14,
S-40

Yield Maintenance Payments......................................................
                                                                           S-14,
S-40

                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

    Except in certain limited circumstances, the globally offered Securities (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through DTC and, in the case of the Notes, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds. Capitalized terms used but not defined in this Annex I have the meanings assigned to them in the Prospectus Supplement and the Prospectus.

    Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

    Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

    Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Global Securities will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

    Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

    All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

    Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to similar issues of pass-through certificates in same-day funds.

    TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

    CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

    As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

    TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account, would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

        (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

        (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

        (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

        EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

        EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
    4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

        EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are Securityholders residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Securityholder or his agent.

        EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

        U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The holder of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

    The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporate or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS

                               ASSET BACKED NOTES
                           ASSET BACKED CERTIFICATES
                           (EACH ISSUABLE IN SERIES)
                             ---------------------

                          SSB VEHICLE SECURITIES INC.
                             ---------------------

The Asset Backed Notes (the "NOTES") and the Asset Backed Certificates (the "CERTIFICATES" and, together with the Notes, the "SECURITIES") described herein may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "PROSPECTUS SUPPLEMENT"). Each series of Securities, which may include one or more classes of Notes and/or one or more classes of Certificates, will be issued by a trust to be formed with respect to such series (each, a "TRUST"). Each Trust will be formed pursuant to either (i) a Trust Agreement to be entered into between SSB Vehicle Securities Inc. (the "COMPANY") or a limited purpose finance subsidiary of the Company organized and established by the Company (each such limited purpose finance subsidiary, a "TRANSFEROR"), as depositor (the "DEPOSITOR") and the Trustee specified in the related Prospectus Supplement (the "TRUSTEE"), or (ii) a Pooling and Servicing Agreement to be entered into among the Trustee, the Depositor and the servicer specified in the related Prospectus Supplement (the "SERVICER"). If a series of Securities includes Notes, such Notes will be issued and secured pursuant to an Indenture between the Trust and the Indenture Trustee specified in the related Prospectus Supplement (the "INDENTURE TRUSTEE") and will represent indebtedness of the related Trust. The Certificates of a series will represent fractional undivided interests in the related Trust. The related Prospectus Supplement will specify which class or classes of Notes, if any, and which class or classes of Certificates, if any, of the related series are being offered thereby. The property of each Trust will include a pool of retail installment sale contracts, retail installment loans, purchase money notes or other notes (the "RECEIVABLES") secured by new or used (i) automobiles, light-duty trucks and motorcycles and/or (ii) recreational vehicles, certain monies due or received thereunder on and after the applicable Cut-off Date set forth in the related Prospectus Supplement, security interests in the items financed thereby and certain other property, all as described herein and in the related Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement, the property of the Trust will include monies on deposit in a trust account (the "PRE-FUNDING ACCOUNT") to be established with the Indenture Trustee, which will be used to purchase additional Receivables (the "SUBSEQUENT RECEIVABLES") from the Depositor from time to time during the Funding Period specified in the related Prospectus Supplement. For additional information, please see "Risks Associated with Subsequent Receivables and the Pre-Funding Account" on Page 16 hereof.

Each class of Securities of any series will represent the right to receive a specified amount of payments of principal and/or interest on the related Receivables, at the rates, on the dates and in the manner described herein and in the related Prospectus Supplement. If a series includes multiple classes of Securities, the rights of one or more classes of Securities to receive payments may be senior or subordinate to the rights of one or more of the other classes of such series. Distributions on Certificates of a series may be subordinated in priority to payments due on any related Notes to the extent described herein and in the related Prospectus Supplement. A series may include one or more classes of Notes and/or Certificates which differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both. A series may include one or more classes of Notes or Certificates entitled to distributions in respect of principal with disproportionate, nominal or no interest distributions, or to interest distributions with disproportionate, nominal or no distributions in respect of principal. The rate of payment in respect of principal of any class of Notes and distributions in respect of the Certificate Balance of the Certificates of any class will depend on the priority of payment of such class and the rate and timing of payments (including prepayments, defaults, liquidations and repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each class of Securities in the manner described herein and in the related Prospectus Supplement.

PROSPECTIVE INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE 11 HEREOF AND IN THE RELATED PROSPECTUS SUPPLEMENT.

ANY NOTES OF A SERIES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES OF A SERIES REPRESENT BENEFICIAL INTERESTS IN, THE RELATED TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED OR INSURED BY, SSB VEHICLE SECURITIES INC., THE SERVICER, THE SELLER(S) OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THE NOTES, THE CERTIFICATES OR THE RECEIVABLES IS GUARANTEED OR INSURED BY ANY GOVERNMENT AGENCY OR INSTRUMENTALITY.

                            ------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Retain this Prospectus for future reference. This Prospectus may not be used to consummate
     sales of Securities offered hereby unless accompanied by a Prospectus
                                  Supplement.

April 3, 1998

                             AVAILABLE INFORMATION

    SSB Vehicle Securities Inc. (the "COMPANY") has filed with the Securities and Exchange Commission (the "COMMISSION") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "REGISTRATION STATEMENT") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), with respect to the Notes and the Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including SSB Vehicle Securities Inc., that file electronically with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All documents filed by the Company on behalf of the Trust referred to in the accompanying Prospectus Supplement, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered by such Trust shall be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will provide without charge to each person, including any beneficial owner of Securities, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein or in any related Prospectus Supplement by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Chris Hawke, SSB Vehicle Securities Inc., Seven World Trade Center, New York, New York 10048; telephone 212-783-7000.

                            ------------------------

                                SUMMARY OF TERMS

    THE FOLLOWING SUMMARY IS QUALIFIED BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS AND BY REFERENCE TO THE INFORMATION WITH RESPECT TO THE SECURITIES OF ANY SERIES CONTAINED IN THE RELATED PROSPECTUS SUPPLEMENT TO BE PREPARED AND DELIVERED IN CONNECTION WITH THE OFFERING OF SUCH SECURITIES. CERTAIN CAPITALIZED TERMS USED IN THIS SUMMARY ARE DEFINED ELSEWHERE IN THIS PROSPECTUS ON THE PAGES INDICATED IN THE "INDEX OF TERMS".

Issuer.......................  With respect to each series of Securities, the trust (the
                               "TRUST" or the "ISSUER") to be formed pursuant to either a
                               Trust Agreement (as amended and supplemented from time to
                               time, a "TRUST AGREEMENT") among the Depositor and the
                               trustee specified in the related Prospectus Supplement (the
                               "TRUSTEE") and, if so specified in the related Prospectus
                               Supplement, a limited purpose affiliate of the Seller (the
                               "SELLER AFFILIATE") or a Pooling and Servicing Agreement (as
                               amended and supplemented from time to time, a "POOLING AND
                               SERVICING AGREEMENT") among the Trustee, the Depositor and the servicer specified in the related Prospectus Supplement
                               (the "SERVICER").

Company......................  SSB Vehicle Securities Inc. (the "COMPANY"). SEE "The
                               Company".

Depositor....................  With respect to each series of Securities, either the
                               Company or a limited purpose finance subsidiary of the
                               Company (each such limited purpose finance subsidiary, a
                               "TRANSFEROR").

Seller(s)....................  With respect to each series of Securities, the Seller(s)
                               will be specified in the related Prospectus Supplement.

Servicer.....................  With respect to each series of Securities, the Servicer will be specified in the related Prospectus Supplement.

Trustee......................  With respect to each series of Securities, the Trustee will be specified in the related Prospectus Supplement.

Indenture Trustee............  With respect to any applicable series of Securities, the
                               Indenture Trustee will be specified in the related
                               Prospectus Supplement.

The Notes....................  A series of Securities may include one or more classes of
                               Notes, which will be issued pursuant to an Indenture between the Trust and the Indenture Trustee (as amended and
                               supplemented from time to time, an "INDENTURE"). The related
                               Prospectus Supplement will specify which class or classes, if any, of Notes of the related series are being offered
                               thereby.

                               Unless otherwise specified in the related Prospectus
                               Supplement, Notes will be available for purchase in minimum denominations of $1,000 and will be available in book-entry form only. Unless otherwise specified in the related
                               Prospectus Supplement, Noteholders will be able to receive
                               Definitive Notes only in the limited circumstances described herein or in the related Prospectus Supplement. SEE "Certain
                               Information Regarding the Securities--Definitive
                               Securities".

                               Except in the case of any Strip Notes (as defined below),
                               each class of Notes will have a stated principal amount and will bear interest at a specified rate or rates (with
                               respect to each class of Notes, the "INTEREST RATE"). Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate, or any
                               combination of the foregoing. The related Prospectus
                               Supplement will specify the Interest Rate, or the method for determining the Interest Rate, for each class of Notes.

                               With respect to a series that includes two or more classes of Notes, each class may differ as to the timing and
                               priority of payments, seniority, allocations of losses,
                               Interest Rate or amount of payments of principal or
                               interest, or payments of principal or interest in respect of any such class or classes may or may not be made upon the
                               occurrence of specified events or on the basis of
                               collections from designated portions of the Receivables
                               Pool.

                               In addition, a series may include one or more classes of
                               Notes ("STRIP NOTES") entitled to (i) principal payments
                               with disproportionate, nominal or no interest payments or
                               (ii) interest payments with disproportionate, nominal or no principal payments.

                               If the Servicer exercises its option to purchase the
                               Receivables of a Trust (or, if not and, if and to the extent provided in the related Prospectus Supplement, satisfactory bids for the purchase of such Receivables are received), in the manner and on the respective terms and conditions
                               described under "Description of the Transfer and Servicing
                               Agreements--Termination", the outstanding Notes will be
                               redeemed as set forth in the related Prospectus Supplement.
                               In addition, if the related Prospectus Supplement provides that the property of a Trust will include a Pre-Funding
                               Account (as such term is defined in the related Prospectus
                               Supplement, the "PRE-FUNDING ACCOUNT"), one or more classes of the outstanding Notes may be subject to partial
                               redemption on or immediately following the end of the
                               Funding Period (as such term is defined in the related
                               Prospectus Supplement, the "FUNDING PERIOD") in an amount
                               and manner specified in the related Prospectus Supplement.
                               In the event of such partial redemption, the Noteholders may be entitled to receive a prepayment premium from the Trust, in the amount and to the extent provided in the related
                               Prospectus Supplement.

The Certificates.............  A series may include one or more classes of Certificates and may not include any Notes. The related Prospectus Supplement will specify which class or classes, if any, of the
                               Certificates are being offered thereby.

                               Unless otherwise specified in the related Prospectus
                               Supplement, Certificates will be available for purchase in a minimum denomination of $1,000 and will be available in
                               book-entry form only. Unless otherwise specified in the
                               related Prospectus Supplement, Certificateholders will be
                               able to receive Definitive Certificates only in the limited circumstances described herein or in the related

                               Prospectus Supplement. SEE "Certain Information Regarding
                               the Securities--Definitive Securities".

                               Except in the case of any Strip Certificates (as defined
                               below), each class of Certificates will have a stated
                               Certificate Balance specified in the related Prospectus
                               Supplement (the "CERTIFICATE BALANCE") and will accrue
                               interest on such Certificate Balance at a specified rate
                               (with respect to each class of Certificates, the "PASS
                               THROUGH RATE"). Each class of Certificates may have a
                               different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate, or any combination of the foregoing. The related Prospectus Supplement will specify
                               the Pass Through Rate, or the method for determining the
                               Pass Through Rate, for each class of Certificates.

                               With respect to a series that includes two or more classes of Certificates, each class may differ as to timing and
                               priority of distributions, seniority, allocations of losses,
                               Pass Through Rate or amount of distributions in respect of principal or interest, or distributions in respect of
                               principal or interest in respect of any such class or
                               classes may or may not be made upon the occurrence of
                               specified events or on the basis of collections from
                               designated portions of the Receivables Pool. In addition, a series may include one or more classes of Certificates
                               ("STRIP CERTIFICATES") entitled to (i) distributions in
                               respect of principal with disproportionate, nominal or no
                               interest distributions or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal.

                               If a series of securities includes classes of Notes,
                               distributions in respect of the Certificates may be
                               subordinated in priority of payment to payments on the Notes to the extent specified in the related Prospectus
                               Supplement.

                               If the Servicer exercises its option to purchase the
                               Receivables of a Trust (or, if not, and if and to the extent provided in the related Prospectus Supplement, satisfactory bids for the purchase of such Receivables are received), in the manner and on the respective terms and conditions
                               described under "Description of the Transfer and Servicing
                               Agreements--Termination", Certificateholders will receive as a prepayment an amount in respect of the Certificates as
                               specified in the related Prospectus Supplement. In addition, if the related Prospectus Supplement provides that the
                               property of a Trust will include a Pre-Funding Account,
                               Certificateholders may receive a partial prepayment of
                               principal on or immediately following the end of the Funding
                               Period in an amount and manner specified in the related
                               Prospectus Supplement. In the event of such partial
                               prepayment, the Certificateholders may be entitled to
                               receive a prepayment premium from the Trust, in the amount and to the extent provided in the related Prospectus
                               Supplement.

The Trust Property...........  The property of each Trust will include a pool of retail installment sale contracts, retail installment loans,
                               purchase money notes or other notes (the "RECEIVABLES")
                               secured by new or used (i) automobiles, light-duty trucks
                               and motorcycles (the "FINANCED MOTOR VEHICLES")

                               and/or (ii) recreational vehicles (the "FINANCED
                               RECREATIONAL VEHICLES"), including rights to receive certain payments made with respect to such Receivables, security
                               interests in the Financed Motor Vehicles and Financed
                               Recreational Vehicles (collectively, the "FINANCED
                               VEHICLES") financed thereby, certain accounts and the
                               proceeds thereof and any proceeds from claims on certain
                               related insurance policies. On or prior to the Closing Date specified in the related Prospectus Supplement with respect to a Trust, the Seller(s) will sell or transfer Receivables
                               (the "INITIAL RECEIVABLES") having an aggregate principal
                               balance specified in the related Prospectus Supplement as of the dates specified therein (the "INITIAL CUT-OFF DATE") to the Depositor, and the Depositor will transfer the Initial
                               Receivables to such Trust on the Closing Date pursuant to
                               either a Sale and Servicing Agreement among the Depositor, the Servicer and the Trustee (as amended and supplemented
                               from time to time, a "SALE AND SERVICING AGREEMENT") or, if the Trust is to be treated as a grantor trust for federal
                               income tax purposes, the related Pooling and Servicing
                               Agreement among the Depositor, the Servicer and the Trustee.
                               The property of each Trust will also include amounts on
                               deposit in certain trust accounts, including the related
                               Collection Account, any Pre-Funding Account, any Reserve
                               Account and any other account identified in the applicable
                               Prospectus Supplement.

                               To the extent provided in the related Prospectus Supplement, the Seller(s) will be obligated (subject only to the
                               availability thereof) to sell to the Depositor which will be obligated to purchase and sell to the related Trust, and
                               such Trust will then be obligated to purchase (subject to
                               the satisfaction of certain conditions described in the
                               applicable Sale and Servicing Agreement or Pooling and
                               Servicing Agreement), additional Receivables (the
                               "SUBSEQUENT RECEIVABLES") from time to time (as frequently as daily) during the Funding Period specified in the related
                               Prospectus Supplement having an aggregate principal balance approximately equal to the amount on deposit in the
                               Pre-Funding Account (the "PRE-FUNDED AMOUNT") on such
                               Closing Date. With respect to any Trust that is to be
                               treated as a grantor trust for federal income tax purposes, the Funding Period, if any, will not exceed the period of 90 days after the Closing Date, and with respect to any other
                               Trust will not exceed the period of one year after the
                               Closing Date. With respect to each Trust, the Pre-Funded
                               Amount on the Closing Date will not exceed 25% of the
                               aggregate initial principal balance of the Securities.

                               The Receivables arise or will arise from loans originated by motor vehicle and recreational vehicle dealers (the
                               "DEALERS") and purchased, directly or indirectly, by a
                               Seller(s) and sold to the Depositor. The Receivables will be selected from the contracts and loans owned by a Seller(s)
                               or the Depositor based on the criteria specified in the Sale and Servicing Agreement or the Pooling and Servicing
                               Agreement, as applicable, and described herein and in the
                               related Prospectus Supplement.

Credit and Cash Flow
Enhancement..................  If and to the extent specified in the related Prospectus
                               Supplement, credit and cash flow enhancement with respect to a Trust or any class or classes of Securities may include
                               any one or more of the following: subordination of one or
                               more other classes of Securities, a Reserve Account,
                               overcollateralization, letters of credit, credit or
                               liquidity facilities, surety bonds, guaranteed investment
                               contracts, swaps or other interest rate protection
                               agreements, repurchase obligations, yield supplement
                               agreements or accounts, other agreements with respect to
                               third party payments or other support, cash deposits or
                               other arrangements. Unless otherwise specified in the
                               related Prospectus Supplement, any form of credit or cash
                               flow enhancement will have certain limitations and
                               exclusions from coverage thereunder, which will be described in the related Prospectus Supplement.

Transfer and Servicing
Agreements...................  With respect to each Trust, the Seller will sell the related
                               Receivables to the Depositor, which, in turn, will sell the related Receivables to such Trust pursuant to a Sale and
                               Servicing Agreement or a Pooling and Servicing Agreement.
                               The rights and benefits of any Trust under a Sale and
                               Servicing Agreement will be assigned to the Indenture
                               Trustee as collateral for the Notes of the related series.
                               The Servicer will agree with such Trust to be responsible
                               for servicing, managing, maintaining custody of and making collections on the Receivables. If so specified in the
                               related Prospectus Supplement, the person specified therein as Administrator will undertake certain administrative
                               duties under an Administration Agreement with respect to any
                               Trust that has issued Notes, which duties, in the absence of an Administrator, would be performed for such Trust by the related Indenture Trustee or by the Depositor.

                               Unless otherwise specified in the related Prospectus
                               Supplement, the Servicer will advance scheduled payments
                               under each Precomputed Receivable which shall not have been timely made (a "PRECOMPUTED ADVANCE"), to the extent that
                               the Servicer, in its sole discretion, expects to recoup the
                               Precomputed Advance from subsequent payments on or with
                               respect to such Receivable or from other Precomputed
                               Receivables. With respect to Simple Interest Receivables,
                               the Servicer shall advance any interest shortfall (a "SIMPLE
                               INTEREST ADVANCE" and, together with a Precomputed Advance, an "ADVANCE"). The Servicer shall be entitled to
                               reimbursement of Advances from subsequent payments on or
                               with respect to the Receivables to the extent described
                               herein and in the related Prospectus Supplement.

                               Unless otherwise provided in the related Prospectus
                               Supplement, the Depositor will be obligated to repurchase
                               any Receivable from the Trust, and the related Seller will be obligated to simultaneously repurchase such Receivable
                               from the Depositor, if the interest of the applicable Trust in such Receivable is materially adversely affected by a
                               breach of any representation or warranty made by such Seller with respect to the Receivable, if the breach has not been cured following

                               the discovery by or notice to such Seller and the Depositor of the breach. If so specified in the related Prospectus
                               Supplement, the related Seller or the Depositor will be
                               permitted, in a circumstance where it would otherwise be
                               required to repurchase a Receivable as described in the
                               preceding sentence, to instead substitute a comparable
                               Receivable for the Receivable otherwise requiring
                               repurchase, subject to certain conditions and eligibility
                               criteria for the substitute to be summarized in the related
                               Prospectus Supplement.

                               Unless otherwise provided in the related Prospectus
                               Supplement, the Servicer will be obligated to purchase or
                               make Advances with respect to any Receivable if, among other things, it extends the date for final payment by the Obligor of such Receivable beyond the applicable Final Scheduled
                               Maturity Date (as defined in the related Prospectus
                               Supplement, the "FINAL SCHEDULED MATURITY DATE"), changes
                               the annual percentage rate ("APR") or amount of a scheduled payment of such Receivable or fails to maintain a perfected security interest in the related Financed Vehicle.

                               Unless otherwise specified in the related Prospectus
                               Supplement, the Servicer will be entitled to receive a fee for servicing the Receivables of each Trust equal to a
                               specified percentage of the aggregate principal balance of the related Receivables Pool, as set forth in the related
                               Prospectus Supplement, plus certain late fees, prepayment
                               charges and other administrative fees or similar charges.
                               SEE "Description of the Transfer and Servicing
                               Agreements--Servicing Compensation and Payment of Expenses"
                               herein and in the related Prospectus Supplement.

Certain Legal Aspects of the
Receivables; Repurchase
Obligations..................  In connection with the sale of Receivables to a Trust, security interests in the Financed Vehicles securing such
                               Receivables will be assigned, directly or indirectly, by the related Dealer to the Seller(s) and by the Seller(s) to the
                               Depositor and by the Depositor to such Trust. Due to
                               administrative burden and expense, the certificates of title to the Financed Motor Vehicles and those Financed
                               Recreational Vehicles financed in states where security
                               interests in recreational vehicles are subject to
                               certificate of title statutes will not be amended to reflect any such assignments, the Uniform Commercial Code ("UCC")
                               financing statements in respect of those Financed
                               Recreational Vehicles financed in states where security
                               interests in recreational vehicles are perfected by filing a
                               UCC-1 financing statement will not be amended to reflect
                               such assignments. In the absence of such procedures, such
                               Trust may not have a perfected security interest in the
                               Financed Vehicles in some states. If such Trust does not
                               have a perfected security interest in a Financed Vehicle,
                               its ability to realize on such Financed Vehicle in the event of a default may be adversely affected. To the extent the
                               security interest is perfected, such Trust will have a prior claim over subsequent purchasers of such Financed Vehicle
                               and holders of subsequently perfected security interests.
                               However, as against liens for repairs of a Financed Vehicle or for taxes unpaid by

                               an Obligor under a Receivable, or because of fraud or
                               negligence, such Trust could lose the priority of its
                               security interest or its security interest in a Financed
                               Vehicle.

                               Federal and state consumer protection laws impose
                               requirements upon creditors in connection with extensions of credit and collections of retail installment loans, and
                               certain of these laws make an assignee of such a loan liable to the obligor thereon for any violation by the lender.
                               Unless otherwise specified in the related Prospectus
                               Supplement, the Depositor will be obligated to repurchase
                               from the Trust and the related Seller will be obligated to simultaneously repurchase from the Depositor any Receivable which fails to comply with such requirements. The
                               Depositor's obligation to make such repurchase is contingent upon the related Seller performing its obligation to
                               repurchase such Receivable from the Depositor on account of such failure.

Tax Status...................  OWNER TRUST

                               Unless the Prospectus Supplement specifies that the related
                               Trust will be treated as a grantor trust, it is the opinion of Tax Counsel to such Trust that for federal income tax
                               purposes: (i) all or certain specified classes of Notes of such series will be characterized as debt and (ii) such
                               Trust will not be characterized as an association (or a
                               publicly traded partnership) taxable as a corporation. In
                               respect of any such series, each Noteholder, by the
                               acceptance of a Note of such series, will agree to treat
                               such Note as indebtedness, and each Certificateholder, by
                               the acceptance of a Certificate of such series, will agree to treat such Trust as a partnership in which such
                               Certificateholder is a partner for federal income and state income tax purposes. Alternative characterizations of such
                               Trust and such Certificates are possible, but would not
                               result in materially adverse tax consequences to
                               Certificateholders. SEE "Material Federal Income Tax
                               Consequences--Trusts for Which a Partnership Election is
                               Made" herein.

                               GRANTOR TRUST

                               If the Prospectus Supplement specifies that the related
                               Trust will be treated as a grantor trust, it is the opinion of Tax Counsel to such Trust that such Trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax. SEE "Material Federal
                               Income Tax Consequences--Trusts Treated as a Grantor Trust"
                               herein.

                               FASIT

                               If the Prospectus Supplement specifies that the related
                               Trust will be treated as a financial asset securitization
                               investment trust ("FASIT"), it is the opinion of Tax Counsel that such Trust will on the startup date qualify as a FASIT and its proposed method of operation will enable it to
                               continue to meet the requirements for qualification and
                               taxation as a FASIT under the Code assuming a timely FASIT election is made. Based on the foregoing and assuming
                               compliance with the Transaction

                               Documents, certain of the Securities will qualify as regular interests in a FASIT ("REGULAR SECURITIES") which will
                               generally be treated as debt for U.S. federal income tax
                               purposes. The beneficial owners of FASIT Regular Securities will be required to include the interest payable on such
                               FASIT Regular Securities in gross income as such interest
                               accrues, regardless of the regular method of tax accounting and in advance of receipt of the cash attributable to such interest income. SEE "Material Federal Income Tax
                               Consequences -- Trusts for which a FASIT Election is Made"
                               herein.

ERISA Considerations.........  Subject to the considerations discussed under "ERISA
                               Considerations" herein and in the related Prospectus
                               Supplement, and unless otherwise specified therein, any
                               Notes of a series and any Certificates that are issued by a
                               Trust that is a grantor trust and are not subordinated to
                               any other class of Certificates are eligible for purchase by employee benefit plans. Unless otherwise specified in the
                               related Prospectus Supplement, the Certificates of any
                               series that are subordinated to any other Security of that series may not be acquired by any employee benefit plan
                               subject to the Employee Retirement Income Security Act of
                               1974, as amended ("ERISA"), or by any individual retirement account. SEE "ERISA Considerations" herein and in the
                               related Prospectus Supplement.

                                  RISK FACTORS

    CERTAIN LEGAL ASPECTS--SECURITY INTERESTS IN FINANCED VEHICLES MAY BE
  LIMITED.

    TRUSTS MAY NOT HAVE A PERFECTED SECURITY INTEREST IN CERTAIN FINANCED VEHICLES. In connection with the sale of Receivables to a Trust, security interests in the Financed Vehicles securing such Receivables will be, or will have been, assigned by the Seller(s) to the Depositor and by the Depositor to such Trust simultaneously with the sale of such Receivables to such Trust. Due to administrative burden and expense, (i) the certificates of title to the Financed Motor Vehicles and those Financed Recreational Vehicles financed in states where security interests in recreational vehicles, are subject to certificate of title statutes will not be amended to reflect such assignments, and (ii) UCC financing statements in respect of those Financed Recreational Vehicles financed in states where security interests in recreational vehicles are perfected by filing a UCC-1 financing statement will not be amended to reflect such assignments. In the absence of such procedures, such Trust may not have a perfected security interest in the Financed Vehicles in some states.

    Unless otherwise provided in the related Prospectus Supplement, the Depositor will be obligated to repurchase from the related Trust and the related Seller will be obligated simultaneously to repurchase from the Depositor any Receivable sold to such Trust as to which a perfected security interest in the name of the related Seller in the Financed Vehicle securing such Receivable shall not exist as of the date such Receivable is transferred to such Trust, if such failure shall materially adversely affect the interest of such Trust in such Receivable and if such failure shall not have been cured by the last day of the second month following the discovery by or notice to the Seller(s) of such breach. The Depositor's obligation to make such repurchase is contingent upon the related Seller performing its obligation to repurchase such Receivable from the Depositor on account of such failure. Moreover, such repurchase obligations will not address or remedy the circumstance where a perfected security interest in the name of the related Seller in the Financed Vehicle securing a Receivable has not been perfected in the related Trust as a result of the absence of the procedures described in the preceding paragraph or for any other reason. If such Trust does not have a perfected security interest in a Financed Vehicle, its ability to realize on such Financed Vehicle in the event of a default may be adversely affected and, as a result, the amount available for distribution to the Securityholders may be adversely affected.

    CERTAIN LIENS WILL HAVE PRIORITY OVER A PERFECTED SECURITY INTEREST. To the extent the security interest is perfected, such Trust will have a prior claim over subsequent purchasers of such Financed Vehicle and holders of subsequently perfected security interests. However, as against liens for repairs of a Financed Vehicle or for taxes unpaid by an Obligor under a Receivable, or through fraud or negligence, such Trust could lose the priority of its security interest or its security interest in a Financed Vehicle. None of the Seller(s), the Servicer or the Depositor will have any obligation to repurchase a Receivable as to which any of the aforementioned occurrences result in such Trust's losing the priority of its security interest or its security interest in such Financed Vehicle after the date such security interest was conveyed to such Trust. SEE "Certain Legal Aspects of the Receivables--Security Interest in Vehicles" herein.

    CERTAIN LEGAL ASPECTS--SECURITY INTEREST IN RECEIVABLES MAY BE LIMITED. The Receivables will be treated by each Trust as "chattel paper" as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to a security interest in chattel paper. Perfection of a security interest in chattel paper may generally be made by filing UCC-1 financing statements in respect thereof or by possession of the chattel paper. In order to protect each Trust's ownership or security interest in its Receivables, the Depositor will file UCC-1 financing statements with the appropriate authorities in the States of New York and Delaware and any other states deemed advisable by the Depositor to give notice of such Trust's ownership interest (and any related Indenture Trustee's security interest) in the Receivables and proceeds thereof. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Servicer will be appointed Custodian of the Receivables by the Trustee and the Servicer will otherwise be obligated to maintain the perfection of the interest of each Trust and any related Indenture Trustee in the Receivables. The filing of UCC-1 financing statements as described above and possession of the chattel paper by the Servicer will reduce but not eliminate the risks involved in perfection. A trust could lose priority of its security interest in the Receivables to certain liens arising by operation of law or in certain cases by fraud or negligence. Moreover, if the Servicer should lose or inadvertently give up possession of the chattel paper, a good faith purchaser of the chattel paper without knowledge who gives new value and takes possession of it in the ordinary course of such purchaser's business has priority over a security interest (including an ownership interest) in the chattel paper that is perfected by filing UCC-1 financing statements.

    CERTAIN LEGAL ASPECTS--CONSUMER PROTECTION LAWS MAY REDUCE PAYMENTS TO SECURITYHOLDERS. Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections of retail installment loans and certain of these laws make an assignee of such a loan (such as a Trust) liable to the obligor thereon for any violation by the lender. The application of such laws could render a Receivable unenforceable or otherwise uncollectible. The inability of a Trust to realize amounts would in respect of such Receivable could adversely affect the amount available for distribution to the Securityholders. Unless otherwise specified in the related Prospectus Supplement, the Depositor will be obligated to repurchase from the Trust and the related Seller will be obligated to simultaneously repurchase from the Depositor any Receivable which fails to comply with such requirements. The Depositor's obligation to make such repurchase is contingent upon the related Seller performing its obligation to repurchase such Receivable from the Depositor on account of such failure. SEE "Certain Legal Aspects of the Receivables--Consumer Protection Laws" herein.

    CERTAIN LEGAL ASPECTS--INSOLVENCY MAY RESULT IN DELAYS OR REDUCTIONS OF PAYMENTS TO SECURITYHOLDERS. Each Seller will represent and warrant that the transfer of Receivables by it to the Depositor will constitute a sale. In addition, the Depositor intends that the transfer of Receivables by it to the Trust will constitute a sale.

    CONSIDERATIONS RELATING TO THE INSOLVENCY OF A NONBANK SELLER OR THE DEPOSITOR. If either a Seller other than a Bank Seller (a "NONBANK SELLER") or the Depositor were to become a debtor in a bankruptcy case (or if the parent of either were to become a debtor in a bankruptcy case and the assets of the Nonbank Seller or Depositor, as applicable, were consolidated with those of its parent) and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the transfer of Receivables to the Depositor or such Trust, as the case may be, should, notwithstanding the intent of the parties that it be treated as a sale, instead be treated as a pledge of such Receivables to secure a borrowing of such debtor, delays in payments of collections of Receivables to the related Securityholders could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amounts of such payments could result. If the transfer of Receivables by a Nonbank Seller to the Depositor or by the Depositor to a Trust is treated as a pledge instead of a sale, a tax or government lien on the property of the Nonbank Seller or the Depositor, as applicable, arising before such Receivables transfer may have priority over such Trust's interest in such Receivables. If the transactions contemplated herein are treated as a sale, the Receivables would not be part of the Nonbank Seller's or Depositor's bankruptcy estate and would not be available to their respective creditors.

    CONSIDERATIONS RELATING TO AN INSOLVENCY EVENT OF THE DEPOSITOR OR THE SELLER AFFILIATE RELATED TO CERTAIN TRUSTS. With respect to each Trust that is not a grantor trust, if the related Prospectus Supplement so provides, upon the occurrence of an Insolvency Event of either the Depositor or the Seller Affiliate identified therein, the Indenture Trustee or Trustee for such trust will promptly sell, dispose of or otherwise liquidate the related Receivables in a commercially reasonable manner on commercially reasonable terms, except under certain limited circumstances. The proceeds from any such sale, disposition or liquidation of Receivables will be treated as collections on the Receivables and deposited in the Collection Account of such Trust. If the proceeds from the liquidation of the Receivables and any amounts on deposit in the Reserve Account, if any, the Note Distribution Account, if any, and the Certificate Distribution Account with respect to any such Trust and any amounts available from any credit enhancement are not sufficient to pay any Notes and the Certificates of the related series in full, the amount of principal returned to any Noteholders or Certificateholders will be reduced and such Noteholders and Certificateholders will incur a loss.

    OCTAGON GAS CASE. In OCTAGON GAS SYSTEMS, INC. v. RIMMER, 995 F.2d 948 (10th Cir. 1993), the U.S. Court of Appeals for the 10th Circuit determined that "accounts," a defined term under the Uniform Commercial Code, would be included in the bankruptcy estate of a transferor regardless of whether the transfer is treated as a sale or a secured loan. Although the Receivables are likely to be viewed as "chattel paper," as defined under the Uniform Commercial Code, rather than as accounts, the OCTAGON holding is equally applicable to chattel paper. The circumstances under which the OCTAGON holding would apply are not fully known and the extent to which the OCTAGON decision will be followed in other courts or outside of the Tenth Circuit is not certain. If the holding in OCTAGON were applied in a bankruptcy of the Depositor or a Seller, however, even if the transfer of Receivables to the Depositor and the transfer of the Receivables to the Trust were treated as a sale, the Receivables would be part of the Depositor's or Seller's bankruptcy estate (as applicable) and would be subject to claims of certain creditors, and delays and reductions in payments to the Securityholders could result.

    RELIANCE ON REPRESENTATIONS AND WARRANTIES BY THE DEPOSITOR, THE SELLER(S) AND THE SERVICER WHICH PROVES TO BE INADEQUATE MAY RESULT IN DELAYS OR REDUCTIONS OF PAYMENT TO SECURITYHOLDERS. None of the Seller(s), the Servicer, the Depositor or any of their respective affiliates will generally be obligated to make any payments in respect of any Notes, the Certificates or the Receivables of a Trust. However, in connection with the sale of Receivables by the Seller(s) to the Depositor and the Depositor to a Trust, the Seller(s) will make representations and warranties with respect to the characteristics of such Receivables and, in certain circumstances, the Depositor may be required to repurchase from the Trust and the related Seller would be required to simultaneously repurchase from the Depositor Receivables with respect to which such representations and warranties have been breached. Alternatively, if so specified in the related Prospectus Supplement, the related Seller or the Depositor will be permitted, in a circumstance where it would otherwise be required to repurchase a Receivable as described in the preceding sentence, to instead substitute a comparable Receivable for the Receivable otherwise requiring repurchase, subject to certain conditions and eligibility criteria for the substitute Receivable to be summarized in the related Prospectus Supplement. The Depositor's obligation to make such repurchase or substitution is contingent upon the related Seller performing its obligation to repurchase or substitute for such Receivable from the Depositor. SEE "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables". In addition, under certain circumstances, the Servicer may be required to purchase Receivables. SEE "Description of the Transfer and Servicing Agreements--Servicing Procedures". If collections on any Receivable should be reduced as a result of any matter giving rise to a repurchase or purchase obligation on the part of the Depositor, the Seller and/or the Servicer, as the case may be, and the Depositor, the Seller and/or the Servicer should fail for any reason to perform in accordance with that obligation, then delays in payments on the Securities and reductions in the amount of those payments could occur. Moreover, if the Servicer were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Securityholders.

    SUBORDINATION OF CERTAIN CERTIFICATES MAY RESULT IN REDUCED PAYMENTS TO THOSE CERTIFICATES. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one or more classes of Certificates of a series may be subordinated in priority of payment to interest and principal due on the Notes, if any, of such series or one or more other classes of Certificates of such series.

    LIMITED ASSETS AND RISK THAT SUCH ASSETS WILL NOT BE SUFFICIENT TO PAY SECURITIES IN FULL. Moreover, each Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and, to the extent provided in the related Prospectus Supplement, a Pre-

Funding Account, a Reserve Account and any other credit enhancement. The Notes of any series will represent obligations solely of, and the Certificates of any series will represent interests solely in, the related Trust and neither the Notes nor the Certificates of any series will be insured or guaranteed by any of the Seller(s), the Depositor, the applicable Trustee, any Indenture Trustee or any other person or entity. Consequently, holders of the Securities of any series must rely for repayment upon payments on the related Receivables and, if and to the extent available, amounts on deposit in the Pre-Funding Account (if any), the Reserve Account (if any) and any other credit enhancement, all as specified in the related Prospectus Supplement. If such amounts and credit enhancement are exhausted, the related Trust will depend solely on payments on the Receivables to make distributions on the Securities, and the Securities will bear the risk of delinquencies, loan losses and repossessions with respect to the Receivables.

    RISK THAT PREPAYMENTS WILL ADVERSELY AFFECT AVERAGE LIFE AND YIELDS OF SECURITIES. All the Receivables are prepayable at any time. (For this purpose the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums) and liquidations due to default, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and certain other Receivables repurchased for administrative reasons). The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without causing the related loan to become due and payable. The rate of prepayment on the Receivables may also be influenced by the structure of the loan evidencing the Receivable. In addition, under certain circumstances, the Depositor will be obligated to repurchase from the Trust, and the related Seller will be obligated to simultaneously repurchase from the Depositor (or in either case, if so specified in the related Prospectus Supplement and subject to the conditions summarized therein, substitute for) Receivables pursuant to a Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of certain breaches of representations and warranties and, under certain circumstances, the Servicer will be obligated to purchase Receivables pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain covenants. SEE "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables". Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables held by a given Trust will be borne entirely by the Securityholders of the related series of Securities. SEE also "Description of the Transfer and Servicing Agreements--Termination" regarding the Servicer's option to purchase the Receivables of a given Receivables Pool. In addition, as described above under the caption "Certain Legal Aspects--Insolvency Considerations--Considerations Relating to an Insolvency Event of the Depositor or the Seller Affiliate Related to Certain Trust", in the case of a Trust that is not a grantor trust if so specified in the related Prospectus Supplement, the sale of the Receivables owned by such Trust will be required if an Insolvency Event with respect to the Depositor or any Seller Affiliate occurs.

    RISK OF COMMINGLING BY THE SERVICER MAY LEAD TO FUNDS NOT BEING AVAILABLE FOR DISTRIBUTION. With respect to each Trust, the Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each Collection Period into the Collection Account of such Trust within two business days of receipt thereof. However, in the event that the Servicer satisfies certain requirements for monthly or less frequent remittances and the Rating Agencies (as such term is defined in the related Prospectus Supplement, the "RATING AGENCIES") affirm their ratings of the related Securities at the initial level, then for so long as the servicer specified in the related Prospectus Supplement is the Servicer and provided that
(i) there exists no Servicer Default and (ii) each other condition to making such monthly or less frequent deposits as may be specified by the Rating Agencies and described in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account of such Trust until on or before the business day preceding each Distribution Date or Payment Date. The Servicer will deposit the aggregate Purchase Amount of Receivables purchased by the Servicer into the applicable Collection Account on or before the business day preceding each Distribution Date or Payment Date. Pending deposit into such Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from funds of the Servicer. If the Servicer should be unable to remit such funds, such funds would not be available for distribution to the applicable Securityholders and such Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Purchase Amount with respect to Receivables purchased by the Servicer.

    RISKS ASSOCIATED WITH SUBSEQUENT RECEIVABLES AND THE PRE-FUNDING
ACCOUNT. If so specified in the related Prospectus Supplement, the Seller(s) will be obligated to sell, and the Depositor will be obligated to purchase and then transfer to the related Trust which Trust will then be obligated to purchase, Subsequent Receivables from time to time during the Funding Period specified in the related Prospectus Supplement. With respect to any Trust that is to be treated as a grantor trust for federal income tax purposes, the Funding Period, if any, will not exceed the period of 90 days from and after the Closing Date and, with respect to any other Trust, will not exceed the period of one year from and after the Closing Date. With respect to each Trust, the Pre-Funded Amount on the Closing Date will not exceed 25% of the aggregate initial principal balance of the Securities.

    CHANGES IN CHARACTERISTICS OF RECEIVABLES POOL DUE TO SUBSEQUENT RECEIVABLES. Amounts on deposit in any Pre-Funding Account may be invested only in Eligible Investments. Subsequent Receivables may be originated by the Dealers at a later date using credit criteria different from those which were applied to any Initial Receivables and may be of a different credit quality and seasoning. Underwriting criteria, if any, applicable to Subsequent Receivables will be set forth in the applicable Prospectus Supplement. In addition, following the transfer of Subsequent Receivables to the applicable Trust, the characteristics of the entire pool of Receivables included in such Trust may vary from those of the Initial Receivables transferred to such Trust. However, except as otherwise set forth in the applicable Prospectus Supplement and unless the applicable underwriting criteria so permit, it is not expected that such variance in the characteristics of the entire pool due to the inclusion of Subsequent Receivables will be materially different from the characteristics of the pool of Initial Receivables. Nevertheless, it is possible that the credit quality of the Receivables in a Trust, as a whole, may decline as a result of the inclusion of Subsequent Receivables and may result in a higher rate of payment to the applicable Securityholders as a result of an increased level of defaults on such Receivables.

    SUBSEQUENT RECEIVABLES MAY AFFECT WEIGHTED AVERAGE MATURITY OF NOTES ISSUED BY A FASIT. Subsequent Receivables could extend the weighted average life of Notes in a particular FASIT. The outstanding principal amount of each Class of Notes will be payable on their respective Final Scheduled Distribution Dates. The Final Scheduled Distribution Date for each Class of Notes will not be extended or shortened by the addition of Subsequent Receivables.

    USE OF BALANCE IN PRE-FUNDING ACCOUNT TO PREPAY SECURITIES MAY ADVERSELY AFFECT AVERAGE LIFE AND YIELDS OF SECURITIES. A higher than expected rate of payment may result in a reduction in the yield to maturity of any class of Securities to which such payments are distributed. To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the conveyance of Subsequent Receivables to a Trust by the end of the Funding Period and such amount exceeds the applicable amount described in the related Prospectus Supplement, the holders of Securities issued by the related Trust will receive, on the Distribution Date or Payment Date on or immediately following the last day of the applicable Funding Period, a prepayment of principal in an amount equal to the amount remaining in the Pre-Funding Account following the purchase of any Subsequent Receivables on or immediately preceding such Distribution Date or Payment Date. It is anticipated that the principal balance of Subsequent Receivables sold to a Trust will not be exactly equal to the amount on deposit in the Pre-Funding Account, and that therefore there will be at least a nominal amount of principal prepaid to the holders of the Securities issued by such Trust. Securityholders will bear all reinvestment risk associated with any such distribution of amounts on deposit in the Pre-Funding Account after termination of the applicable Funding Period. Any such distribution will have the effect of a prepayment on the related Receivables and may result in a reduction in the yield to maturity of any class of Securities to which such amounts are distributed.

    RIGHTS OF THE NOTEHOLDERS TO DIRECT CERTAIN MATTERS MAY ADVERSELY AFFECT CERTIFICATEHOLDERS. In general, with respect to any Trust issuing Notes, until the Notes have been paid in full the right to direct the related Trust with respect to certain actions permitted to be taken under the related Transfer and Servicing Agreements rests with the related Indenture Trustee and the Noteholders instead of the Certificateholders.

    For example, with respect to a Trust issuing Notes, in the event a Servicer Default occurs, the Indenture Trustee or the Noteholders with respect to such series, as described under "Description of the Transfer and Servicing Agreements--Rights upon Servicer Default", may remove the Servicer without the consent of the Trustee or any of the Certificateholders with respect to such series. The Trustee or the Certificateholders with respect to such series will not have the ability to remove the Servicer if a Servicer Default occurs. In addition, the Noteholders of such series have the ability, with certain specified exceptions, to waive defaults by the Servicer, including defaults that could materially adversely affect the Certificateholders of such series. SEE "Description of the Transfer and Servicing Agreements--Waiver of Past Defaults".

    BOOK-ENTRY REGISTRATION MAY REDUCE THE LIQUIDITY OF THE SECURITIES. Unless otherwise specified in the related Prospectus Supplement, each class of Securities of a given series will be initially represented by one or more certificates registered in the name of Cede & Co. ("CEDE"), or any other nominee for the Depository Trust Company ("DTC") set forth in the related Prospectus Supplement (Cede, or such other nominee, "DTC'S NOMINEE"), and will not be registered in the names of the holders of the Securities of such series or their nominees. Because of this, unless and until Definitive Securities for such series are issued, holders of such Securities will not be recognized by the Trustee or any applicable Indenture Trustee as "Certificateholders", "Noteholders" or "Securityholders", as the case may be (as such terms are used herein or in the related Pooling and Servicing Agreement or related Indenture and Trust Agreement, as applicable). Hence, until Definitive Securities are issued, holders of such Securities will only be able to exercise the rights of Securityholders indirectly through DTC and its participating organizations. SEE "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities".

                                   THE TRUSTS

    With respect to each series of Securities, the Depositor will establish a separate Trust pursuant to the respective Trust Agreement or Pooling and Servicing Agreement, as applicable, for the transactions described herein and in the related Prospectus Supplement. The property of each Trust will include a pool (a "RECEIVABLES POOL") of retail installment sales contracts, purchase money notes or other notes between dealers (the "DEALERS") and purchasers (the "OBLIGORS") of new and used (i) automobiles, light-duty trucks and motorcycles ("FINANCED MOTOR VEHICLES," and the Receivables with respect thereto, "MOTOR VEHICLE RECEIVABLES") and/or (ii) recreational vehicles ("FINANCED RECREATIONAL VEHICLES," and the Receivables with respect thereto, "RECREATIONAL VEHICLE RECEIVABLES") or installment loans made to Obligors for such purchases and all payments due thereunder on and after the applicable cutoff date (as such term is defined in the related Prospectus Supplement, a "Cut-off Date") in the case of Precomputed Receivables and all payments received thereunder on and after the applicable Cut-off Date in the case of Simple Interest Receivables. A Receivables Pool may consist solely of Motor Vehicle Receivables, Recreational Vehicle Receivables or a combination of such Receivables, all as specified in the related Prospectus Supplement. The Receivables of each Receivables Pool were or will be originated by the Dealers or lenders, purchased by the Seller(s), directly or indirectly, pursuant to agreements with Dealers ("DEALER AGREEMENTS") or such lenders and sold to the Depositor. Such Receivables will be serviced by the Servicer. On or prior to the applicable Closing Date, the Seller(s) will sell the Receivables to the Depositor. On the applicable Closing Date, the Depositor will sell the Initial Receivables of the applicable Receivables Pool to the Trust to the extent, if any, specified in the related Prospectus Supplement. To the extent so provided in the related Prospectus Supplement, Subsequent Receivables will be conveyed to the Trust as frequently as daily during the Funding Period. Any Subsequent Receivables so conveyed will also be assets of the applicable Trust, subject to the prior rights of the related Indenture Trustee and the Noteholders, if any, therein. The property of each Trust will also include (i) such amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement and the proceeds of such accounts, as described herein and in the related Prospectus Supplement; (ii) security interests in the Financed Vehicles and any other interest of the Depositor in such Financed Vehicles; (iii) the rights to proceeds from claims on certain physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (iv) the interest of the Depositor in any proceeds from recourse to Dealers on Receivables or Financed Vehicles with respect to which the Servicer has determined that eventual repayment in full is unlikely; (v) any property that shall have secured a Receivable and that shall have been acquired by the applicable Trust; and (vi) any and all proceeds of the foregoing. To the extent specified in the related Prospectus Supplement, a Pre-Funding Account, a Reserve Account or other form of credit enhancement may be a part of the property of any given Trust or may be held by the Trustee or an Indenture Trustee for the benefit of holders of the related Securities. Additionally, pursuant to the Dealer Agreements, the Dealers have an obligation after origination to repurchase Receivables as to which Dealers have made certain misrepresentations.

    The Servicer will continue to service the Receivables held by each Trust and will receive fees for such services. SEE "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" herein and in the related Prospectus Supplement. To facilitate the servicing of the Receivables, each Trustee will authorize the Servicer to retain physical possession of the Receivables held by each Trust and other documents relating thereto as custodian for each such Trust. Due to the administrative burden and expense, the certificates of title or UCC financing statements, as applicable, to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to each Trust. SEE "Risk Factors--Certain Legal Aspects--Security Interest in Financed Vehicles," "Certain Legal Aspects of the Receivables" and "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" herein.

    If the protection provided to any holders of a series of Notes by the subordination of the related Certificates and by the Reserve Account, if any, or other credit enhancement for such series or the protection provided to Certificateholders by any such Reserve Account or other credit enhancement is insufficient, such Noteholders or Certificateholders, as the case may be, would have to look principally to the Obligors on the related Receivables, the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables and the proceeds from any recourse against Dealers with respect to such Receivables. In such event, certain factors, such as the applicable Trust's not having perfected security interests in the Financed Vehicles in all states or, if applicable, under federal law, may affect the Servicer's ability to repossess and sell the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to the holders of the Securities of such series. See "Description of the Transfer and Servicing Agreements--Distributions", "--Credit and Cash Flow Enhancement" and "Certain Legal Aspects of the Receivables" herein.

    The principal offices of each Trust and the related Trustee will be specified in the applicable Prospectus Supplement.

FASIT ELECTION

    If specified in the related Prospectus Supplement, principal collections received on the Receivables may be applied to purchase additional Receivables which will become part of the Trust Fund for a series. Such additions may be made in connection with a Trust Fund that is taxed as a partnership or with respect to which a FASIT election has been made. The related Prospectus Supplement will set forth the characteristics that such additional Receivables will be required to meet. Such characteristics will be specified in terms of the categories described in this section.

THE TRUSTEE

    The Trustee for each Trust will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement and the Sale and Servicing Agreement or the related Pooling and Servicing Agreement, as applicable. A Trustee may resign at any time, in which event the Servicer, or its successor, will be obligated to appoint a successor trustee. The Administrator, if any, of a Trust that is not a grantor trust and the Servicer in respect of a Trust that is a grantor trust may also remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or if the Trustee becomes insolvent. In such circumstances, the Administrator or Servicer, as applicable, will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                             THE RECEIVABLES POOLS

GENERAL

    The Receivables in each Receivables Pool are and will be retail installment sales contracts, retail installment loans, purchase money orders or other notes that have been or will be originated by a Dealer and purchased by a Seller pursuant to a Dealer Agreement between the related seller (the "SELLER") and the Dealer and will be Motor Vehicle Receivables and/or Recreational Vehicle Receivables. Receivables held by any Seller may have been acquired from other Sellers. The Sellers of each of the Motor Vehicle Receivables and/or Recreational Vehicle Receivables may include banks, finance companies or other financial institutions and will be entities involved in the financing of each of the particular types of assets (I.E., new and used automobiles, light duty trucks and motorcycles, and new and used recreational vehicles) securing the Receivables being sold by such Seller and in the origination, secondary market purchasing and/or servicing of retail installment sales contracts, retail installment loans and other receivables secured by each of such asset types. Each Seller with respect to a series of Securities will be identified in the related Prospectus Supplement. A Receivables Pool may consist solely of Motor Vehicle Receivables, Recreational Vehicle Receivables or a combination of such Receivables, all as specified in the related Prospectus Supplement. In addition, to the extent described in any Prospectus Supplement, the related Receivables Pool may include Receivables acquired by an Affiliate through acquisitions. Receivables of a Seller will be transferred to the Depositor pursuant to a Receivables Purchase Agreement for sale by the Depositor to the applicable Trust.

    The Receivables to be held by each Trust will be purchased by the Depositor from the portfolio of the Seller(s) for inclusion in a Receivables Pool in accordance with several criteria, including that each Receivable (i) is secured by a new or used motor vehicle or motorcycle recreational vehicle, (ii) was originated in the United States, (iii) is a Simple Interest Receivable or a Precomputed Receivable and (iv) as of the Cut-off Date (a) had an outstanding principal balance of at least the amount set forth in the related Prospectus Supplement, (b) was not more than 30 days (or such other number of days specified in the related Prospectus Supplement) past due, (c) had a remaining number of scheduled payments not more than the number set forth in the related Prospectus Supplement, (d) had an original number of scheduled payments not more than the number set forth in the related Prospectus Supplement and (e) had an APR of not less than the rate per annum set forth in the related Prospectus Supplement. No selection procedures believed by the Depositor to be adverse to the Securityholders of any series were or will be used in selecting the related Receivables. Terms of the retail installment sales contracts, retail installment loans, purchase money orders or notes constituting such Receivables which are material to investors are described herein or in the related Prospectus Supplement.

    "SIMPLE INTEREST RECEIVABLES" are receivables that provide for the amortization of the amount financed under each receivable over a series of fixed level payment monthly installments. However, unlike the monthly installment under an Actuarial Receivable, each monthly installment consists of an amount of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated Contract Rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied, first, to interest accrued to the date of payment, second, to reduce the unpaid principal balance, and third, to late fees and other fees and charges, if any. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance and unpaid accrued interest. If a Simple Interest Receivable is prepaid, the Obligor is required to pay interest only to the date of prepayment.

    "PRECOMPUTED RECEIVABLES" consist of either (i) monthly actuarial receivables ("ACTUARIAL RECEIVABLES") or (ii) receivables that provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method, similar to the "Rule of 78's" ("RULE OF 78'S RECEIVABLES"). An Actuarial Receivable provides for amortization of the loan over a series of fixed level payment monthly installments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of an amount of interest equal to 1/12 of the APR of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment. A Rule of 78's Receivable provides for the payment by the Obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated at the stated APR for the term of the receivable. The rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal are calculated in accordance with the "Rule of 78's".

    Information with respect to each Receivables Pool will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition, the geographic distribution and distribution by APR and the portion of such Receivables Pool consisting of Precomputed Receivables and of Simple Interest Receivables and the portion of such Receivables Pool made up by Motor Vehicle Receivables and/or Recreational Vehicle Receivables and the portion of each category secured by new Financed Vehicles and by used Financed Vehicles.

SUBSEQUENT RECEIVABLES

    Subsequent Receivables may be originated by the Dealers at a later date using credit criteria different from those which were applied to any Initial Receivables and may be of a different credit quality and seasoning. In addition, following the transfer of Subsequent Receivables to the applicable Trust, the characteristics of the entire pool of Receivables included in such Trust may vary significantly from those of the Initial Receivables transferred to such Trust. Each Prospectus Supplement will describe the effects that including such Subsequent Receivables may have on the Receivables Pool included in the Trust Property of each Trust issuing Securities.

UNDERWRITING

    The related Prospectus Supplement will describe the Seller(s)' underwriting procedures and guidelines, including the type of information reviewed in respect of an applicant.

SERVICING AND COLLECTIONS

    The related Prospectus Supplement will describe the Servicer's servicing procedures, including the steps customarily taken in respect of delinquent Receivables and the maintenance of physical damage insurance.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

    Certain information concerning the Seller(s)' loss and delinquency experience with respect to its portfolio of motor vehicle loans and/or recreational vehicle loans (including previously sold contracts which a Seller continues to service) will be set forth in each Prospectus Supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience or to such information.

                    WEIGHTED AVERAGE LIFE OF THE SECURITIES

    The weighted average life of the Notes, if any, and the Certificates, if any, of any series will generally be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. (For this purpose, the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to default, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and certain other Receivables repurchased by the Depositor or the Servicer for administrative reasons.) All of the Receivables are prepayable at any time without penalty to the Obligor. The rates of prepayment of motor vehicle loans and recreational vehicle loans are influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Servicer. The rate of prepayment on the Receivables may also be influenced by the structure of the loan. In addition, under certain circumstances, the Depositor will be obligated to repurchase from a Trust and the related Seller will be obligated simultaneously to repurchase from the Depositor (or in either case, if so specified in the related Prospectus Supplement and subject to the conditions summarized therein, substitute for) Receivables pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of representations and warranties and the Servicer will be obligated to purchase Receivables from such Trust pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain covenants. In the case of any Security purchased at a discount to its principal amount, a slower than anticipated rate of principal payments is likely to result in a lower than anticipated yield. In the case of a Security purchased at a premium to its principal amount, a faster than anticipated rate of principal payments is likely to result in a lower than anticipated yield. SEE "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "--Servicing Procedures". SEE also "Description of the Transfer and Servicing Agreements--Termination" regarding the Servicer's option to purchase the Receivables from a given Trust. No prediction can be made as to the rate of prepayment that the Receivables will experience.

    In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Notes, if any, or the Certificates, if any, of a given series on each Payment Date or Distribution Date, as applicable, since such amount will depend, in part, on the amount of principal collected on the related Receivables Pool during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders, if any, and the Certificateholders of a given series. The related Prospectus Supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular Receivables Pool and the related series of Securities.

                      POOL FACTORS AND TRADING INFORMATION

    The "NOTE POOL FACTOR" for each class of Notes will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Notes indicating the remaining outstanding principal balance of such class of Notes, as of the applicable Payment Date (after giving effect to payments to be made on such Payment Date), as a fraction of the initial outstanding principal balance of such class of Notes. The "CERTIFICATE POOL FACTOR" for each class of Certificates will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Certificates indicating the remaining Certificate Balance of such class of Certificates, as of the applicable Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial Certificate Balance of such class of Certificates. Each Note Pool Factor and each Certificate Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes, or the reduction of the Certificate Balance of the applicable class of Certificates, as the case may be. A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes is the product of (i) the original denomination of such Noteholder's Note and (ii) the applicable Note Pool Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates is the product of (a) the original denomination of such Certificateholder's Certificate and (b) the applicable Certificate Pool Factor.

    Unless otherwise provided in the related Prospectus Supplement with respect to a Trust, the Noteholders and the Certificateholders, as applicable, will receive reports on or about each Payment Date concerning (i) with respect to the Collection Period immediately preceding such Payment Date, payments received on the Receivables, the Pool Balance (as such term is defined in the related Prospectus Supplement, the "POOL BALANCE"), each Certificate Pool Factor or Note Pool Factor, as applicable, and various other items of information, and (ii) with respect to the Collection Period second preceding such Payment Date, as applicable, amounts allocated or distributed on the preceding Payment Date and any reconciliation of such amounts with information provided by the Servicer prior to such current Payment Date. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. SEE "Certain Information Regarding the Securities--Reports to Securityholders".

                                USE OF PROCEEDS

    Unless the related Prospectus Supplement provides for other applications, the net proceeds from the sale of the Securities of a given series will be applied by the applicable Trust (i) to the purchase of the Receivables from the Depositor, (ii) to make the initial deposit into the Reserve Account, if any, and (iii) to make the deposit of the Pre-Funded Amount into the Pre-Funding Account, if any. The Depositor will use that portion of such net proceeds paid to it with respect to any such Trust to purchase Receivables from the Seller(s) and to pay for certain expenses incurred in connection with the purchase of Receivables and sale of Securities.

                                  THE COMPANY

    SSB Vehicle Securities Inc. (the "COMPANY") was incorporated in the State of Delaware on November 7, 1997 as a wholly-owned subsidiary of Salomon Brothers Holding Company Inc. The Depositor maintains its principal office at Seven World Trade Center, New York, New York 10048. Its telephone number is (212) 783-7000.

    The only obligations, if any, of the Company with respect to a series of Certificates and/or Notes may be pursuant to certain limited representations and warranties and limited undertakings to repurchase (or, if so specified in related Prospectus Supplement, substitute for) Receivables under certain circumstances, but only to the extent the related Seller simultaneously performs its obligation to repurchase such Receivables. The Company will have no ongoing servicing obligations or responsibilities with respect to any Financed Vehicle. The Company does not have, is not required to have, and is not expected in the future to have, any significant assets.

    As specified in the related Prospectus Supplement, the Servicer with respect to any series of Certificates and/or Notes may be an affiliate of the Company. The Company anticipates that it will acquire Receivables in the open market or in privately negotiated transactions, which may be through or from a Seller or Transferor.

    None of the Company, the Seller(s) or any of their respective affiliates will insure or guarantee the Receivables or the Certificates and/or Notes of any series.

                            DESCRIPTION OF THE NOTES

GENERAL

    With respect to each Trust that issues Notes, one or more classes of Notes of the related series will be issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified by reference to, all the provisions of the Notes and the Indenture.

    Unless otherwise specified in the related Prospectus Supplement, each class of Notes will initially be represented by one or more Notes, in each case registered in the name of the nominee of DTC (together with any successor depository selected by the Trust, the "DEPOSITORY") except as set forth below. Unless otherwise specified in the related Prospectus Supplement, the Notes will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. The Depositor has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Notes of each class. Unless and until Definitive Notes are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein and in the related Prospectus Supplement to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "PARTICIPANTS") and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. SEE "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities".

PRINCIPAL OF AND INTEREST ON THE NOTES

    The timing and priority of payment, seniority, allocations of losses, Interest Rate and amount of or method of determining payments of principal and interest on each class of Notes of a given series will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of such series, as described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, payments of interest on the Notes of such series will be made prior to payments of principal thereon. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Notes entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes of a given series or the method for determining such Interest Rate. SEE also "Certain Information Regarding the Securities--Fixed Rate Securities" and "--Floating Rate Securities". One or more classes of Notes of a series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including at the end of the Funding Period (if any) or as a result of the Servicer's exercising its option to purchase the related Receivables Pool.

    To the extent specified in any Prospectus Supplement, one or more classes of Notes of a series may have fixed principal payment schedules, as set forth in such Prospectus Supplement; Noteholders of such Notes would be entitled to receive as payments of principal on any Payment Date the applicable amounts set forth on such schedule with respect to such Notes, in the manner and to the extent set forth in the related Prospectus Supplement.

    Unless otherwise specified in the related Prospectus Supplement, payments to Noteholders of all classes within a series in respect of interest will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "PAYMENT DATE"), in which case each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes of such series. SEE "Description of the Transfer and Servicing Agreements-- Distributions" and "--Credit and Cash Flow Enhancement".

    In the case of a series of Notes which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Payments in respect of principal and interest of any class of Notes will be made on a PRO RATA basis among all the Noteholders of such class.

THE INDENTURE

    MODIFICATION OF INDENTURE. With respect to each Trust that has issued Notes pursuant to an Indenture, the Trust and the Indenture Trustee may, with the consent of the holders of a majority of the outstanding Notes of the related series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders.

    Unless otherwise specified in the related Prospectus Supplement with respect to a series of Notes, in the absence of the consent of the holder of each such outstanding Note affected thereby, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable;
(ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes of such series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture;
(iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Trust, any other obligor on such Notes, the Depositor, the Seller(s) or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Receivables if the proceeds of such sale would be insufficient to pay the principal amount of and accrued but unpaid interest on the outstanding Notes of such series; (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture which specify the applicable percentage of aggregate principal amount of the Notes of such series necessary to amend such Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

    The Trust and the applicable Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Noteholders; provided that such action will not materially and adversely affect the interest of any such Noteholder.

    EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. With respect to the Notes of a given series, unless otherwise specified in the related Prospectus Supplement, "EVENTS OF DEFAULT" under the related Indenture will consist of: (i) a default for five days (or such longer period specified in the related Prospectus Supplement) or more in the payment of any interest on any such Note;
(ii) a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the applicable Trust made in the related Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding;
(iv) any representation or warranty made by such Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding; or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the applicable Trust. However, the amount of principal required to be paid to Noteholders of such series under the related Indenture will generally be limited to amounts available to be deposited in the applicable Note Distribution Account. Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Payment Date for such class of Notes.

    If an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or holders of a majority in principal amount of such Notes then outstanding may declare the principal of such Notes to be immediately due and payable. Unless otherwise specified in the related Prospectus Supplement, such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such Notes then outstanding.

    If the Notes of any series are due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust property, exercise remedies as a secured party, sell the related Receivables or elect to have the applicable Trust maintain possession of such Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. Unless otherwise specified in the related Prospectus Supplement, however, such Indenture Trustee is prohibited from selling the related Receivables following an Event of

Default, other than a default in the payment of any principal of or a default for five days or more in the payment of any interest on any Note of such series, unless (i) the holders of all such outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) such Indenture Trustee determines that the proceeds of Receivables would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such obligations had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding principal amount of such Notes.

    Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, such Indenture Trustee will be under no obligation to exercise any of the rights or powers under such Indenture at the request or direction of any of the holders of such Notes, if such Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority in principal amount of the outstanding Notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable Indenture Trustee, and the holders of a majority in principal amount of such Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such Indenture that cannot be modified without the waiver or consent of all the holders of such outstanding Notes.

    Unless otherwise specified in the related Prospectus Supplement, no holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such series have made written request to such Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered such Indenture Trustee reasonable indemnity,
(iv) such Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

    In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

    With respect to any Trust, neither the related Indenture Trustee nor the related Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in such Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of such Trust contained in the applicable Indenture.

    CERTAIN COVENANTS. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes such Trust's obligation to make due and punctual payments upon the Notes of the related series and the performance or observance of every agreement and covenant of such Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) such Trust has been advised that the rating of the Notes or the Certificates of such series then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation and (v) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder.

    Each Trust will not, among other things, (i) except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or certain related documents with respect to such Trust (collectively, the "RELATED DOCUMENTS"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under such Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of such Trust or any part thereof, or any interest therein or the proceeds thereof.

    No Trust may engage in any activity other than as specified under the section of the related Prospectus Supplement entitled "The Trust". No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture, pursuant to any Advances made to it by the Servicer or otherwise in accordance with the Related Documents.

    ANNUAL COMPLIANCE STATEMENT. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

    INDENTURE TRUSTEE'S ANNUAL REPORT. The Indenture Trustee for each Trust will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

    SATISFACTION AND DISCHARGE OF INDENTURE. An Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

THE INDENTURE TRUSTEE

    The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Issuer will be obligated to appoint a successor trustee for such series. The Issuer may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, the Issuer will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

    With respect to each Trust, one or more classes of Certificates of the related series will be issued pursuant to the terms of a Trust Agreement or a Pooling and Servicing Agreement, a form of each of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified by reference to, all the provisions of the Certificates and the Trust Agreement or Pooling and Servicing Agreement, as applicable.

    Unless otherwise specified in the related Prospectus Supplement and except for the Certificates, if any, of a given series purchased by the Depositor, each class of Certificates will initially be represented by one or more Certificates registered in the name of the Depository, except as set forth below. Unless otherwise specified in the related Prospectus Supplement and except for the Certificates, if any, of a given series purchased by the Depositor, the Certificates will be available for purchase in minimum denominations of $1,000 in book-entry form only. The Depositor has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Certificates of any series that are not purchased by the Depositor. Unless and until Definitive Certificates are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Certificateholder (other than the Depositor) will be entitled to receive a physical certificate representing a Certificate. All references herein and in the related Prospectus Supplement to actions by Certificateholders refer to actions taken by DTC upon instructions from the Participants and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. SEE "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities". Any Certificates of a given series owned by the Depositor will be entitled to equal and proportionate benefits under the applicable Trust Agreement or Pooling and Servicing Agreement, except that such Certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders have given any request, demand, authorization, direction, notice, consent or other action under the Related Documents.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

    The timing and priority of distributions, seniority, allocations of losses, Pass Through Rate and amount of, or method of determining, distributions with respect to principal of and interest on each class of Certificates will be described in the related Prospectus Supplement. Distributions of interest on such Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "DISTRIBUTION DATE") and will be made prior to distributions with respect to principal of such Certificates. With respect to any Trust that issues both Notes and Certificates, the Distribution Date for the Certificates may coincide with the Payment Date for the Notes, in which case such date will be referred to in the related Prospectus Supplement as a Payment Date with respect to both the Notes and the Certificates. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Certificates entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal. Each class of Certificates may have a different Pass Through Rate, which may be a fixed, variable or adjustable Pass Through Rate (and which may be zero for certain classes of Strip Certificates) or any combination of the foregoing. The related Prospectus Supplement will specify the Pass Through Rate for each class of Certificates of a given series or the method for determining such Pass Through Rate. SEE also "Certain Information Regarding the Securities--Fixed Rate Securities" and "--Floating Rate Securities" herein. Unless otherwise provided in the related Prospectus Supplement, distributions in respect of the Certificates of a given series that includes Notes may be subordinate to payments in respect of the Notes of such series as more fully described in the related Prospectus Supplement. Distributions in respect of interest on and principal of any class of Certificates will be made on a PRO RATA basis among all the Certificateholders of such class.

    In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

FIXED RATE SECURITIES

    Each class of Securities (other than certain classes of Strip Notes or Strip Certificates) may bear interest at a fixed rate per annum ("FIXED RATE SECURITIES") or at a variable or adjustable rate per annum ("FLOATING RATE SECURITIES"), as more fully described below and in the applicable Prospectus Supplement. Each class of Fixed Rate Securities will bear interest at the applicable Interest Rate or Pass Through Rate per annum, as the case may be, specified in the applicable Prospectus Supplement. Interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year of twelve 30-day months. SEE "Description of the Notes--Principal of and Interest on the Notes" and "Description of the Certificates-- Distributions of Principal and Interest".

FLOATING RATE SECURITIES

    Each class of Floating Rate Securities will bear interest for each applicable Interest Reset Period (as such term is defined in the related Prospectus Supplement with respect to a class of Floating Rate Securities, the "INTEREST RESET PERIOD") at a rate per annum determined by reference to an interest rate basis (the "BASE RATE"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related Prospectus Supplement. The "SPREAD" is the number of basis points (one basis point equals one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such class, and the "SPREAD MULTIPLIER" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such class.

    The applicable Prospectus Supplement will designate one of the following Base Rates as applicable to a given Floating Rate Security: (i) LIBOR (a "LIBOR SECURITY"), (ii) the Commercial Paper Rate (a "COMMERCIAL PAPER RATE SECURITY"),
(iii) the Treasury Rate (a "TREASURY RATE SECURITY"), (iv) the Federal Funds Rate (a "FEDERAL FUNDS RATE SECURITY"), (v) the CD Rate (a "CD RATE SECURITY") or (vi) such other Base Rate as is set forth in such Prospectus Supplement. The "INDEX MATURITY" for any class of Floating Rate Securities is the period of maturity of the instrument or obligation from which the Base Rate is calculated.

    "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates", or any successor publication, published by the Board of Governors of the Federal Reserve System. "COMPOSITE QUOTATIONS" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York. "INTEREST RESET DATE" will be the first day of the applicable Interest Reset Period or such other day as may be specified in the related Prospectus Supplement with respect to a class of Floating Rate Securities.

    As specified in the applicable Prospectus Supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

    Each Trust with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each, a "CALCULATION AGENT") to calculate interest rates on each such class of Floating Rate Securities issued with respect thereto. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each such class of Floating Rate Securities of a given series, which may be either the related Trustee or Indenture Trustee with respect to such series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class. Unless otherwise specified in the applicable Prospectus Supplement, all percentages resulting from any calculation of the rate of interest on a Floating Rate Security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

    CD RATE SECURITIES. Each CD Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

    Unless otherwise specified in the applicable Prospectus Supplement, the "CD RATE" for each Interest Reset Period shall be the rate as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "CD RATE DETERMINATION DATE") for negotiable certificates of deposit having the Index Maturity designated in the applicable Prospectus Supplement as published in H.15(519) under the heading "CDs (Secondary Market)". In the event that such rate is not published prior to 3:00 p.m., New York time, on the Calculation Date pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Prospectus Supplement as published in Composite Quotations under the heading "Certificates of Deposit". If by 3:00 p.m., New York time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Security and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Security for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related Prospectus Supplement in a denomination of $5,000,000; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period.

    The "CALCULATION DATE" pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

    COMMERCIAL PAPER RATE SECURITIES. Each Commercial Paper Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

    Unless otherwise specified in the applicable Prospectus Supplement, the "COMMERCIAL PAPER RATE" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Security as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "COMMERCIAL PAPER RATE DETERMINATION DATE") and shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper". In the event that such rate is not published prior to 3:00 p.m., New York time, on the Calculation Date pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper". If by 3:00 p.m., New York time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Security for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period.

    "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                                         DX360
Money Market Yield          =        360 - (D X M)    X  100

where "D" refers to the applicable rate per annum for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

    The "CALCULATION DATE" pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

    FEDERAL FUNDS RATE SECURITIES. Each Federal Funds Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

    Unless otherwise specified in the applicable Prospectus Supplement, the "FEDERAL FUNDS RATE" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a "FEDERAL FUNDS RATE DETERMINATION DATE") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)". In the event that such rate is not published prior to 3:00 p.m., New York time, on the Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If by 3:00 p.m., New York time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)"; PROVIDED, HOWEVER, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York time, on such

Calculation Date, the "Federal Funds Rate" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period. In the case of a Federal Funds Rate Security that resets daily, the interest rate on such Security for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Security on such second Monday (or, if not a business day, on the next succeeding business day) to a rate equal to the average of the Federal Funds Rates in effect with respect to each such day in such week.

    The "CALCULATION DATE" pertaining to any Federal Funds Rate Determination Date shall be the next succeeding business day.

    LIBOR SECURITIES. Each LIBOR Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

    Unless otherwise specified in the applicable Prospectus Supplement, with respect to LIBOR indexed to the offered rates for U.S. dollar deposits, "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Security as follows:

        (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR DETERMINATION DATE"), the Calculation Agent for such LIBOR Security will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable Prospectus Supplement, commencing on such Interest Reset Date, which appear on either, as specified in the related Prospectus Supplement, (a) the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBOR REUTERS") or (b) the Telerate Page 3750 ("LIBOR TELERATE"). For purposes of calculating LIBOR, "LONDON BANKING DAY" means any business day on which dealings in deposits in United States dollars are transacted in the London interbank market; "REUTERS SCREEN LIBO PAGE" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks); and "TELERATE PAGE 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If LIBOR is LIBOR Reuters and at least two such offered rates appear on the Reuters Screen LIBO Page, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Security. If neither LIBOR Reuters or LIBOR Telerate is specified in the related Prospectus Supplement, LIBOR will be determined as if LIBOR Telerate had been specified.

        (ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page, or if no rate appears on the Telerate Page 3750, as applicable, on such LIBOR Determination Date, the Calculation Agent for such LIBOR Security will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that, in the Calculation Agent's judgment, is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Security at approximately 11:00 a.m., New York time, on such

    LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that, in the Calculation Agent's judgment, is representative of a single transaction in such market at such time; PROVIDED, HOWEVER, that if the banks selected as aforesaid by such Calculation Agent are not quoting rates as mentioned in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period.

    TREASURY RATE SECURITIES. Each Treasury Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

    Unless otherwise specified in the applicable Prospectus Supplement, the "TREASURY RATE" for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date for such Interest Reset Period of direct obligations of the United States ("TREASURY BILLS") having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Securities--Treasury bills--auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York time, on the Calculation Date pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Security and shall be the yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period.

    The "TREASURY RATE DETERMINATION DATE" for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Security, then such Interest Reset Date shall instead be the business day immediately following such auction date.

    The "CALCULATION DATE" pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

BOOK-ENTRY REGISTRATION

    Holders of the Certificates or the Notes may hold through DTC (in the United States) or, solely in the case of the Notes, Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Certificates may not be held, directly or indirectly, through Cedel or Euroclear. Cede, as nominee for DTC, will hold the Securities. Cedel and Euroclear will hold omnibus positions in the Notes on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "DEPOSITARIES"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

    DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS").

    Transfers between DTC's participating organizations (the "PARTICIPANTS") will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

    Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

    Unless otherwise specified in the related Prospectus Supplement, Securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only through Participants and Indirect Participants. In addition, Securityholders will receive all distributions of principal and interest from the related Indenture Trustee or the related Trustee, as applicable (the "APPLICABLE TRUSTEE"), through Participants. Under a book-entry format, Securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the Applicable Trustee to DTC's nominee. DTC will forward such payments to its

Participants, which thereafter will forward them to Indirect Participants or Securityholders. Except to the extent the Depositor holds Certificates with respect to any series of Securities, it is anticipated that the only "Securityholder", "Noteholder" and "Certificateholder" will be DTC's nominee. Noteholders will not be recognized by each Indenture Trustee as Noteholders, as such term is used in each Indenture, and Noteholders will be permitted to exercise the rights of Noteholders only indirectly through DTC and its Participants. Similarly, Certificateholders will not be recognized by each Trustee as Certificateholders as such term is used in each Trust Agreement or Pooling and Servicing Agreement, and Certificateholders will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

    Under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers of Securities among Participants on whose behalf it acts with respect to the Securities and to receive and transmit distributions of principal of, and interest on, the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

    Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise to act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

    DTC has advised the Depositor that it will take any action permitted to be taken by a Noteholder under the related Indenture or a Certificateholder under the related Trust Agreement or Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the applicable Notes or Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

    Cedel Bank, societe anonyme ("CEDEL"), is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("CEDEL PARTICIPANTS") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriter(s) for the related Notes. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

    The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The

Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "EUROCLEAR OPERATOR" or "EUROCLEAR"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriter(s) for the related Notes. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

    Distributions with respect to Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. SEE "Material Federal Income Tax Consequences" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to this Prospectus. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a Cedel Participant or a Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

    Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

    In the event that any of DTC, Cedel or Euroclear should discontinue its services, the Administrator, if any, or the Applicable Trustee would seek an alternative depository (if available) or cause the issuance of Definitive Securities to the owners thereof or their nominees in the manner described under "Definitive Securities" below.

    Except as required by law, neither the Administrator, if any, nor the applicable Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Securities of any series held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE SECURITIES

    If so specified in the related Prospectus Supplement, the Notes, if any, and the Certificates of a series will be issued in fully registered, certificated form ("DEFINITIVE NOTES" and "DEFINITIVE CERTIFICATES", respectively, and collectively referred to herein as "DEFINITIVE SECURITIES") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) the related Applicable Trustee determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and such Applicable Trustee is unable to locate a qualified successor, (ii) the Applicable Trustee, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or a Servicer Default with respect to such Securities, holders representing at least a majority of the outstanding principal amount of the Notes or the Certificates, as the case may be, of such series advise the Applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such Notes or Certificates is no longer in the best interest of the holders of such Securities.

    Upon the occurrence of any event described in the immediately preceding paragraph, the Applicable Trustee will be required to notify all applicable Securityholders of a given series through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the corresponding Securities and receipt of instructions for re-registration, the Applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

    Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the Applicable Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Applicable Trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

    Definitive Securities will be transferable and exchangeable at the offices of the Applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the Applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

LIST OF SECURITYHOLDERS

    Unless otherwise specified in the related Prospectus Supplement with respect to the Notes of any series, three or more holders of the Notes of such series or one or more holders of such Notes evidencing not less than 25% of the aggregate outstanding principal balance of such Notes may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or under such Notes. Such Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders of such series.

    Unless otherwise specified in the related Prospectus Supplement with respect to the Certificates of any series, three or more holders of the Certificates of such series or one or more holders of such Certificates evidencing not less than 25% of the Certificate Balance of such Certificates may, by written request to the related Trustee, obtain access to the list of all Certificateholders maintained by such Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement or under such Certificates.

REPORTS TO SECURITYHOLDERS

    With respect to each series of Securities that includes Notes, on or prior to each Payment Date, the Servicer will prepare and provide to the related Indenture Trustee a statement to be delivered to the related Noteholders on such Payment Date. With respect to each series of Securities, on or prior to each Distribution Date, the Servicer will prepare and provide to the related Trustee a statement to be delivered to the related Certificateholders. With respect to each series of Securities, each such statement to be delivered to Noteholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Notes of such series with respect to such Payment Date or the period since the previous Payment Date, as applicable, and each such statement to be delivered to Certificateholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Certificates of such series with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

        (i) the amount of the distribution allocable to principal of each class of such Notes and to the Certificate Balance of each class of such Certificates;

        (ii) the amount of the distribution allocable to interest on or with respect to each class of Securities of such series;

       (iii) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

        (iv) the aggregate outstanding principal balance and the Note Pool Factor for each class of such Notes, and the Certificate Balance and the Certificate Pool Factor for each class of such Certificates, each after giving effect to all payments reported under clause (i) above on such date;

        (v) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period or Collection Periods, as the case may be;

        (vi) the Interest Rate or Pass Through Rate for the next period for any class of Notes or Certificates of such series with variable or adjustable rates;

       (vii) the amount of the aggregate realized losses, if any, for the second preceding Collection Period;

      (viii) the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall (each as defined in the related Prospectus Supplement), if any, in each case as applicable to each class of Securities, and the change in such amounts from the preceding statement;

        (ix) the aggregate Purchase Amounts for Receivables, if any, that were repurchased or substituted for in such Collection Period;

        (x) the balance of the Reserve Account (if any) on such date, after giving effect to changes therein on such date;

        (xi) for each such date during the Funding Period (if any), the remaining Pre-Funded Amount; and

       (xii) for the first such date that is on or immediately following the end of the Funding Period (if any), the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the Securities of such series.

    Each amount set forth pursuant to subclauses (i), (ii), (v) and (viii) with respect to the Notes or the Certificates of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Notes or the initial Certificate Balance of such Certificates, as applicable.

    Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the Applicable Trustee will mail to each person who at any time during such calendar year has been a Securityholder with respect to such Trust and received any payment thereon a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. SEE "Material Federal Income Tax Consequences".

    In addition, the filing with the Commission of periodic reports with respect to each Trust will cease following completion of the reporting period for such Trust required by Rule 15d-1 of Regulation D under the Exchange Act.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

    The following summary describes certain terms of each Sale and Servicing Agreement or Pooling and Servicing Agreement pursuant to which a Trust will purchase Receivables from the Depositor and the Servicer will agree to service such Receivables, each Trust Agreement (in the case of a grantor trust, the Pooling and Servicing Agreement) pursuant to which a Trust will be created and Certificates will be issued and each Administration Agreement pursuant to which the Servicer (or such other person named in the related Prospectus Supplement) will undertake certain administrative duties with respect to a Trust that issues Notes (collectively, the "TRANSFER AND SERVICING AGREEMENTS"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be complete and is subject to, and qualified by reference to, all the provisions of the Transfer and Servicing Agreements.

SALE AND ASSIGNMENT OF RECEIVABLES

    On or prior to the closing date (the "CLOSING DATE") specified in the Prospectus Supplement for a Trust, the Seller(s) specified in such Prospectus Supplement will transfer and assign, without recourse, to the Depositor their respective entire interests in the related Initial Receivables and their security interests in the related Financed Vehicles pursuant to a receivables purchase agreement (a "RECEIVABLES PURCHASE AGREEMENT"). On or prior to such Closing Date, the Depositor will transfer and assign to the Applicable Trustee, without recourse, pursuant to a Sale and Servicing Agreement or a Pooling and Servicing Agreement, as applicable, its entire interest in such Initial Receivables, including its security interests in the related Financed Vehicles. Each such Receivable will be identified in a schedule appearing as an exhibit to such Pooling and Servicing Agreement or Sale and Servicing Agreement (a "SCHEDULE OF RECEIVABLES"). The Applicable Trustee will, concurrently with such transfer and assignment, execute and deliver the related Notes and/or Certificates. The Applicable Trustee will not verify the existence of the Receivables or review the Receivables files. Unless otherwise provided in the related Prospectus Supplement, the net proceeds received from the sale of the Certificates and the Notes of a given series will be applied to the purchase of the related Receivables from the Seller(s) and, to the extent specified in the related Prospectus Supplement, to the deposit of the Pre-Funded Amount into the Pre-Funding Account. The related Prospectus Supplement for a given Trust will specify whether, and the terms, conditions and manner under which, Subsequent Receivables will be sold by the Seller(s) to the Depositor and by the Depositor to the applicable Trust from time to time during any Funding Period on each date specified as a transfer date in the related Prospectus Supplement (each, a "SUBSEQUENT TRANSFER DATE").

    In each Receivables Purchase Agreement the related Seller will represent and warrant to the Depositor and, in each Sale and Servicing Agreement or Pooling and Servicing Agreement, the Depositor will represent and warrant to the applicable Trust, among other things, that: (i) the information provided in the related Schedule of Receivables is correct in all material respects; (ii) the Obligor on each related

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
Receivable is required to maintain physical damage insurance covering the Financed Vehicle in accordance with the Seller(s)' normal requirements; (iii) as of the applicable Closing Date or the applicable Subsequent Transfer Date, if any, to the best of its knowledge, the related Receivables are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or threatened; (iv) as of the Closing Date or the applicable Subsequent Transfer Date, if any, each of such Receivables is or will be secured by a first perfected security interest in favor of the Seller in the related Financed Vehicle; (v) each related Receivable, at the time it was originated, complied and, as of the Closing Date or the applicable Subsequent Transfer Date, if any, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws; and (vi) any other representations and warranties that may be set forth in the related Prospectus Supplement.

    Unless otherwise provided in the related Prospectus Supplement, as of the last day of the second (or, if the Seller(s) elects, the first) month following the discovery by or notice to the Seller(s) of a breach of any representation or warranty of the Seller(s) that materially and adversely affects the interests of the related Trust in any Receivable, the Depositor, unless the breach is cured, will repurchase such Receivable from such Trust and the related Seller will be obligated to simultaneously repurchase such Receivable from the Depositor at a price equal to the unpaid principal balance owed by the Obligor thereon plus interest thereon at the respective APR to the last day of the month of repurchase (the "PURCHASE AMOUNT"). Alternatively, if so specified in the related Prospectus Supplement, the related Seller or the Depositor will be permitted, in a circumstance where it would otherwise be required to repurchase a Receivable as described in the preceding sentence, to instead substitute a comparable Receivable for the Receivable otherwise requiring repurchase, subject to certain conditions and eligibility criteria for the substitute Receivable to be summarized in the related Prospectus Supplement. The repurchase obligation (or, if applicable, the substitution alternative with respect thereto) constitutes the sole remedy available to the Certificateholders or the Trustee and any Noteholders or Indenture Trustee in respect of such Trust for any such uncured breach. The Depositor's obligation to make such purchase or substitution is contingent upon the related Seller performing its corresponding obligation to purchase (or, if applicable, substitute for) such Receivable from the Depositor.

    Pursuant to each Sale and Servicing Agreement or Pooling and Servicing Agreement, to assure uniform quality in servicing the Receivables and to reduce administrative costs, each Trust will designate the Servicer as custodian to maintain possession, as such Trust's agent, of the related retail installment sale contracts, retail installment loans, purchase money notes or other notes and any other documents relating to the Receivables. The Depositor and the Seller(s)' accounting records and computer systems will reflect the sale and assignment of the related Receivables to the applicable Trust and Uniform Commercial Code ("UCC") financing statements reflecting such sales and assignments will be filed. The Receivables will not be segregated, stamped or otherwise marked to indicate that they have been sold to the related Trust. If through inadvertence or otherwise, another party purchases (or takes a security interest in) the Receivables for new value in the ordinary course of business and takes possession of the Receivables without actual knowledge of the related Trust's interest, the purchaser (or secured party) will acquire an interest in the Receivables superior to the interest of the related Trust.

ACCOUNTS

    With respect to each Trust that issues Notes, the Servicer will establish and maintain with the related Indenture Trustee one or more accounts, in the name of the Indenture Trustee on behalf of the related Noteholders and Certificateholders, into which all payments made on or with respect to the related Receivables will be deposited (the "COLLECTION ACCOUNT"). The Servicer will establish and maintain with such Indenture Trustee an account, in the name of such Indenture Trustee on behalf of such Noteholders, into which amounts released from the Collection Account and any Pre-Funding Account, Reserve Account or other credit or cash flow enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "NOTE DISTRIBUTION ACCOUNT"). The Servicer will establish and maintain with the related Trustee an account, in the name of such Trustee on behalf of the related Certificateholders, into which amounts released from the Collection Account and any Pre-Funding Account, Reserve Account or other credit or cash flow enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "CERTIFICATE DISTRIBUTION ACCOUNT"). With respect to each Trust that does not issue Notes, the Servicer will also establish and maintain the Collection Account and any other Trust Account in the name of the related Trustee on behalf of the related Certificateholders.

    If so provided in the related Prospectus Supplement, the Servicer will establish for each series an additional account (the "PAYAHEAD ACCOUNT"), in the name of the related Indenture Trustee, into which, to the extent required by the Sale and Servicing Agreement, early payments by or on behalf of Obligors with respect to Precomputed Receivables will be deposited until such time as the payment becomes due. Until such time as payments are transferred from the Payahead Account to the Collection Account, they will not constitute collected interest or collected principal and will not be available for distribution to the applicable Noteholders or Certificateholders. The Payahead Account will initially be maintained with the applicable Indenture Trustee or, in the case of each Trust that does not issue Notes, the applicable Trustee.

    Any other accounts to be established with respect to a Trust, including any Pre-Funding Account or any Reserve Account, will be described in the related Prospectus Supplement.

    For any series of Securities, funds in the Collection Account, the Note Distribution Account and any Pre-Funding Account, Reserve Account and other accounts identified as such in the related Prospectus Supplement (collectively, the "TRUST ACCOUNTS") will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement in Eligible Investments. "ELIGIBLE INVESTMENTS" are generally limited to investments acceptable to the Rating Agencies rating such Securities as being consistent with the rating of such Securities and may include motor vehicle, recreational vehicle retail sale contracts or retail installment loans. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature on or before the date of the next distribution for such series. However, to the extent permitted by the Rating Agencies, funds in any Reserve Account may be invested in securities that will not mature prior to the date of the next distribution with respect to such Certificates or Notes and will not be sold to meet any shortfalls. Thus, the amount of cash in any Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from any Reserve Account to cover shortfalls in collections on the related Receivables (as provided in the related Prospectus Supplement) exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts distributed to the related Noteholders or Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates of such series. Investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "INVESTMENT EARNINGS"), shall be allocated in the manner described in the related Prospectus Supplement.

    The Trust Accounts will be maintained as Eligible Deposit Accounts. "ELIGIBLE DEPOSIT ACCOUNT" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "ELIGIBLE INSTITUTION" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

SERVICING PROCEDURES

    The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by any Trust and will, consistent with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, follow such collection procedures as it follows with respect to motor vehicle and/or recreational vehicle retail installment sale contracts, installment loans, purchase money notes or other notes that it services for itself or others and that are comparable to such Receivables. Consistent with its normal procedures, the Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule, but no such arrangement will, for purposes of any Sale and Servicing Agreement or Pooling and Servicing Agreement, modify the original due dates or the amount of the scheduled payments or extend the final payment date of any Receivable beyond the Final Scheduled Maturity Date (as such term is defined with respect to any Receivables Pool in the related Prospectus Supplement). Some of such arrangements may result in the Servicer purchasing the Receivable for the Purchase Amount, while others may result in the Servicer making Advances. The Servicer may sell the Financed Vehicle securing the related Receivable at public or private sale or take any other action permitted by applicable law. SEE "Certain Legal Aspects of the Receivables".

    The Servicer may from time to time perform any portion of its servicing obligations under the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement through subservicing agreements with third party subservicers approved by the Rating Agencies. Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will provide that, not withstanding the use of subservicers, the Servicer will remain liable for its servicing duties and obligations as if the Servicer serviced the Receivables directly.

COLLECTIONS

    With respect to each Trust, the Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected during each collection period specified in the related Prospectus Supplement (each, a "COLLECTION PERIOD") into the related Collection Account within two business days after receipt thereof. However, at any time that and for so long as (i) the Servicer (or its successor) is the Servicer, (ii) there exists no Servicer Default and (iii) each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account until on or before the applicable Distribution Date or Payment Date. Pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the Servicer were unable to remit such funds, Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Purchase Amount with respect to Receivables purchased by the Servicer.

    Collections on a Precomputed Receivable made during a Collection Period shall be applied first to repay any outstanding Precomputed Advances made by the Servicer with respect to such Receivable (as described below), and to the extent that collections on a Precomputed Receivable during a Collection Period exceed the outstanding Precomputed Advances, the collections shall then be applied to the scheduled payment on such Receivable. If any collections remaining after the scheduled payment is made are insufficient to prepay the Precomputed Receivable in full, then, generally such remaining collections (the "PAYAHEADS") shall be transferred to and kept in the Payahead Account, until such later Collection

Period when the collections may be transferred to the Collection Account and applied either to the scheduled payment or to prepay such Receivable in full.

ADVANCES

    PRECOMPUTED RECEIVABLES. If so provided in the related Prospectus Supplement, to the extent the collections of interest on and principal of a Precomputed Receivable with respect to a Collection Period fall short of the respective scheduled payment, the Servicer will make a Precomputed Advance in the amount of the shortfall. The Servicer will be obligated to make a Precomputed Advance on a Precomputed Receivable only to the extent that the Servicer, in its sole discretion, expects to recoup such advance from subsequent collections or recoveries on such Receivable or other Precomputed Receivables in the related Receivables Pool. The Servicer will deposit the Precomputed Advance in the applicable Collection Account on or before the business day preceding the applicable Distribution Date or Payment Date. The Servicer will recoup its Precomputed Advance from subsequent payments by or on behalf of the related Obligor or from insurance or liquidation proceeds with respect to the Receivable and will release its right to reimbursement in conjunction with its purchase of the Receivable as Servicer, or, upon the determination that reimbursement from the preceding sources is unlikely, will recoup its Precomputed Advance from any collections made on other Precomputed Receivables in the related Receivables Pool or from any other source of funds identified in the related Prospectus Supplement.

    SIMPLE INTEREST RECEIVABLES. If so provided in the related Prospectus Supplement, on or before the business day prior to each applicable Distribution Date or Payment Date, the Servicer shall deposit into the related Collection Account as a Simple Interest Advance an amount equal to the amount of interest that would have been due on the related Simple Interest Receivables at their respective APRs for the related Collection Period (assuming that such Simple Interest Receivables are paid on their respective due dates) minus the amount of interest actually received on such Simple Interest Receivables during the related Collection Period. If such calculation results in a negative number, an amount equal to such amount shall be paid to the Servicer in reimbursement of outstanding Simple Interest Advances. In addition, in the event that a Simple Interest Receivable becomes a Defaulted Receivable (as such term is defined in the related Prospectus Supplement), the amount of accrued and unpaid interest thereon (but not including interest for the then current Collection Period) shall be withdrawn from the Collection Account and paid to the Servicer in reimbursement of outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables. As used herein, "ADVANCES" means both Precomputed Advances and Simple Interest Advances.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    Unless otherwise specified in the Prospectus Supplement with respect to any Trust, the Servicer will be entitled to receive a servicing fee (the "SERVICING FEE") for each Collection Period in an amount equal to a specified percentage per annum (as set forth in the related Prospectus Supplement, the "SERVICING FEE RATE") of the Pool Balance as of the first day of the related Collection Period. The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates or Payment Dates) will be paid out of the available funds for the related collection Period prior to any distribution(s) on the related Payment Date or Distribution Date to the Noteholders or the Certificateholders of the related series.

    With respect to any Trust, the Servicer will generally collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the related Receivables and will be entitled to reimbursement from such Trust for certain liabilities. Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures.

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
    The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of motor vehicle and/or recreational vehicle as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, paying costs of collections and disposition of defaults and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the related Receivables Pool, including making Advances, accounting for collections and furnishing monthly and annual statements to the related Trustee and Indenture Trustee with respect to distributions and generating federal income tax information for such Trust and for the related Noteholders and Certificateholders. The Servicing Fee also will reimburse the Servicer for certain taxes, the fees of the related Trustee and Indenture Trustee, if any, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the related Receivables Pool.

DISTRIBUTIONS

    With respect to each series of Securities, beginning on the Payment Date or Distribution Date, as applicable, specified in the related Prospectus Supplement, distributions of principal of and interest (or, where applicable, of principal of or interest only) on each class of such Securities entitled thereto will be made by the Applicable Trustee to the Noteholders and the Certificateholders of such series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Noteholders and all distributions to each class of Certificateholders of such series will be set forth in the related Prospectus Supplement.

    With respect to each Trust, on each Payment Date and Distribution Date, as applicable, collections on the related Receivables will be transferred from the Collection Account to the Note Distribution Account, if any, and the Certificate Distribution Account for distribution to Noteholders, if any, and Certificateholders to the extent provided in the related Prospectus Supplement. Credit enhancement, such as a Reserve Account, will be available to cover any shortfalls in the amount available for distribution on such date to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a class of Securities of a given series will be subordinate to distributions in respect of interest on such class, and distributions in respect of one or more classes of Certificates of such series may be subordinate to payments in respect of Notes, if any, of such series or other classes of Certificates of such series.

CREDIT AND CASH FLOW ENHANCEMENT

    The amounts and types of credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a given series, if any, will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of Securities, Reserve Accounts, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, yield supplement agreements, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit or cash flow enhancement for a class of Securities may cover one or more other classes of Securities of the same series, and credit or cash flow enhancement for a series of Securities may cover one or more other series of Securities.

    The presence of a Reserve Account and other forms of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. The credit enhancement for a class or series of Securities may not provide protection against all risks of loss and may not guarantee repayment of the entire principal balance and interest thereon; any such limitations will be described in the related Prospectus Supplement. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other series.

    RESERVE ACCOUNT. If so provided in the related Prospectus Supplement, pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, the Depositor will establish for a series or class of Securities an account, as specified in the related Prospectus Supplement (the "RESERVE ACCOUNT"), which will be maintained with the related Trustee or Indenture Trustee, as applicable. The Reserve Account will be funded by an initial deposit by the Depositor or such other person specified in the related Prospectus Supplement on the Closing Date in the amount set forth in the related Prospectus Supplement and, if the related series has a Funding Period, will also be funded on each Subsequent Transfer Date to the extent described in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the amount on deposit in the Reserve Account will be increased on each Distribution Date or Payment Date thereafter up to the Specified Reserve Account Balance (as defined in the related Prospectus Supplement) by the deposit therein of the amount of collections on the related Receivables remaining on each such Distribution Date or Payment Date after the payment of all other required payments and distributions on such date. The related Prospectus Supplement will describe the circumstances and manner under which distributions may be made out of the Reserve Account, either to holders of the Securities covered thereby, to the Depositor or such other person specified in the related Prospectus Supplement.

NET DEPOSITS

    As an administrative convenience, unless the Servicer is required to remit collections daily (SEE "-- Collections" above), the Servicer will be permitted to make the deposit of collections, aggregate Advances and Purchase Amounts for any Trust for or with respect to the related Collection Period net of distributions to be made to the Servicer for such Trust with respect to such Collection Period. The Servicer may cause to be made a single net transfer from the Collection Account to the related Payahead Account, if any, or vice versa. The Servicer, however, will account to the Trustee, any Indenture Trustee, the Noteholders, if any, and the Certificateholders with respect to each Trust as if all deposits, distributions and transfers were made individually. With respect to any Trust that issues both Certificates and Notes, if the related Payment Dates do not coincide with the Distribution Dates, all distributions, deposits or other remittances made on a Payment Date will be treated as having been distributed, deposited or remitted on the Distribution Date for the applicable Collection Period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on such Distribution Date.

STATEMENTS TO TRUSTEES AND TRUST

    Prior to each Distribution Date or Payment Date with respect to each series of Securities, the Servicer will provide to the Applicable Trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Certain Information Regarding the Securities--Reports to Securityholders" herein.

EVIDENCE AS TO COMPLIANCE

    Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that a firm of independent public accountants will furnish annually to the related Trust and the Applicable Trustee or Trustee statement as to compliance by the Servicer during the preceding twelve months (or, in the case of the first such certificate, from the applicable Closing Date) with certain standards relating to the servicing of the applicable Receivables, the Servicer's accounting records and computer files with respect thereto and certain other matters.

    Each Sale and Servicing Agreement and Pooling and Servicing Agreement will also provide for delivery to the related Trust and the Applicable Trustee, substantially simultaneously with the delivery of such accountants' statement referred to above, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding twelve months (or, in the case of the first such certificate, from the Closing Date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer has agreed to give each Applicable Trustee notice of certain Servicer Defaults under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

    Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the Applicable Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

    Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that the Servicer's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the Applicable Trustee or a successor servicer has assumed the Servicer's servicing obligations and duties under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

    Each Sale and Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement or for errors in judgment; except that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under such Sale and Servicing Agreement or Pooling and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

    Under the circumstances specified in each Sale and Servicing Agreement and Pooling and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

SERVICER DEFAULT

    "SERVICER DEFAULT" under each Sale and Servicing Agreement and Pooling and Servicing Agreement will consist of (i) any failure by the Servicer to deliver to the Applicable Trustee for deposit in any of the Trust Accounts or the Certificate Distribution Account any required payment or to direct the Applicable Trustee to make any required distributions therefrom, which failure continues unremedied for three business days after written notice from the Applicable Trustee is received by the Servicer or after discovery of such failure by the Servicer; (ii) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in such Sale and Servicing Agreement or Pooling and Servicing Agreement, which failure materially and adversely affects the rights of the Noteholders or the Certificateholders of the related series and which continues unremedied for 60 days after the giving of written notice of such failure (A) to the Servicer or the Depositor, as the case may be, by the Applicable Trustee or (B) to the Servicer and to the Applicable Trustee by holders of Notes or Certificates of such series, as applicable, evidencing not less than 25% in principal amount of such outstanding Notes or of such Certificate Balance; and (iii) the occurrence of an Insolvency Event with respect to the Servicer. "INSOLVENCY EVENT" means, with respect to any Person, any of the following events or actions: certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to such person and certain actions by such person indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

RIGHTS UPON SERVICER DEFAULT

    In the case of any Trust that has issued Notes, as long as a Servicer Default under a Sale and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of Notes of the related series evidencing not less than 25% of the principal amount of such Notes then outstanding may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement, whereupon such Indenture Trustee or a successor servicer appointed by such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement and will be entitled to similar compensation arrangements. In the case of any Trust that has not issued Notes, as long as a Servicer Default under the related Pooling and Servicing Agreement remains unremedied, the related Trustee or holders of Certificates of the related series evidencing not less than 25% of the principal amount of such Certificates then outstanding may terminate all the rights and obligations of the Servicer under such Pooling and Servicing Agreement, whereupon such Trustee or a successor servicer appointed by such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent such Indenture Trustee, such Noteholders, such Trustee or such Certificateholders from effecting a transfer of servicing. In the event that such Indenture Trustee or Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of motor vehicle receivables. Such Indenture Trustee or Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

WAIVER OF PAST DEFAULTS

    With respect to each Trust that has issued Notes, unless otherwise provided in the related Prospectus Supplement, the holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes of the related series (or the holders of the Certificates of such series evidencing not less than a majority of the outstanding Certificate Balance, in the case of any Servicer Default which does not adversely affect the related Indenture Trustee or such Noteholders) may, on behalf of all such Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences, except a Servicer Default in making any required deposits to or payments from any of the Trust Accounts or to the Certificate Distribution Account in accordance with such Sale and Servicing Agreement. With respect to each Trust that has not issued Notes, holders of Certificates of such series evidencing not less than a majority of the principal amount of such Certificates then outstanding may, on behalf of all such Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Pooling and Servicing Agreement, except a Servicer Default in making any required deposits to or payments from the Certificate Distribution Account or the related Trust Accounts in accordance with such Pooling and Servicing Agreement. No such waiver will impair such Noteholders' or Certificateholders' rights with respect to subsequent defaults.

AMENDMENT

    Unless otherwise provided in the related Prospectus Supplement, each of the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the related Noteholders or Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided that such action will not, in the opinion of counsel satisfactory to the related Trustee or Indenture Trustee, as applicable, materially and adversely affect the interest of any such Noteholder or Certificateholder. Unless otherwise specified in the related Prospectus Supplement, the Transfer and Servicing Agreements may also be amended by the Depositor, the Servicer, the related Trustee and any related Indenture Trustee with the consent of the holders of Notes evidencing at least a majority in principal amount of then outstanding Notes, if any, of the related series and the holders of the Certificates of such series evidencing at least a majority of the principal amount of such Certificates then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; PROVIDED, HOWEVER, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the Notes or Certificates of such series which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes or Certificates, as the case may be, of such series.

    Each Trust Agreement will provide that the applicable Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related Trust without the unanimous prior approval of all Certificateholders (including the Depositor) of such Trust and the delivery to such Trustee by each such Certificateholder (including the Depositor) of a certificate certifying that such Certificateholder reasonably believes that such Trust is insolvent.

PAYMENT OF NOTES

    Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of such series will succeed to all the rights of the Noteholders of such series, under the related Sale and Servicing Agreement.

TERMINATION

    With respect to each Trust, the obligations of the Servicer, the Depositor, the related Trustee and the related Indenture Trustee, if any, pursuant to the Transfer and Servicing Agreements will terminate upon the earlier of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables, (ii) the payment to Noteholders, if any, and Certificateholders of the related series of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and (iii) the occurrence of either event described below.

    In order to avoid excessive administrative expense, the Servicer will be permitted at its option to purchase from each Trust, as of the end of any applicable Collection Period, if the then outstanding Pool Balance with respect to the Receivables held by such Trust is 10% (or such other percentage not lower than 5% as is specified in the related Prospectus Supplement) or less of the Initial Pool Balance (as defined in the related Prospectus Supplement, the "INITIAL POOL BALANCE"), all remaining related Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of such Collection Period.

    If and to the extent provided in the related Prospectus Supplement with respect to a Trust, the Applicable Trustee will, within ten days following a Distribution Date or Payment Date as of which the Pool Balance is equal to or less than the percentage of the Initial Pool Balance specified in the related Prospectus Supplement, solicit bids for the purchase of the Receivables remaining in such Trust, in the manner and subject to the terms and conditions set forth in such Prospectus Supplement. If the Applicable Trustee receives satisfactory bids as described in such Prospectus Supplement, then the Receivables remaining in such Trust will be sold to the highest bidder.

    As more fully described in the related Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with either of the events specified above, and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement or Pooling and Servicing Agreement will effect early retirement of the Certificates of such series.

ADMINISTRATION AGREEMENT

    If so specified in the related Prospectus Supplement, the person named as such in the related Prospectus Supplement (the "ADMINISTRATOR"), will enter into an agreement (as amended and supplemented from time to time, an "ADMINISTRATION AGREEMENT") with each Trust that issues Notes and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture. Unless otherwise specified in the related Prospectus Supplement with respect to any such Trust, as compensation for the performance of the Administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee in such an amount as may be set forth in the related Prospectus Supplement (the "ADMINISTRATION FEE").

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

GENERAL

    The Receivables will be treated by each Trust as "chattel paper" as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to a security interest in chattel paper. In order to protect each Trust's ownership or security interest in its Receivables, the Depositor will file UCC-1 financing statements with the appropriate authorities in the States of New York, Delaware and any other states deemed advisable by the Depositor to give notice of such Trust's and any related Indenture Trustee's ownership of and security interest in the Receivables and their proceeds. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Servicer will be obligated to maintain the perfection of each Trust's and any related Indenture Trustee's interest in the Receivables. It should be noted, however, that a purchaser of chattel paper who gives new value and takes possession of it in the ordinary course of such purchaser's business has priority over a security interest, including an ownership interest, in the chattel paper that is perfected by filing UCC-1 financing statements, and not by possession of such chattel paper by the original secured party, if such purchaser acts in good faith without knowledge that the related chattel paper is subject to a security interest, including an ownership interest. Any such purchaser would not be deemed to have such knowledge because there are UCC filings and would not learn of the sale of or security interest in the Receivables from a review of the Receivables since they would not be marked to show such sale.

SECURITY INTEREST IN VEHICLES

    In states in which retail installment sale contracts and installment loans such as the Motor Vehicle and Recreational Vehicle Receivables evidence the credit sale of automobiles, light-duty trucks or recreational vehicles by dealers to obligors, the contracts or loans also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC. Perfection of security interests in the automobiles and recreational vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In all states in which the Receivables have been originated, except as noted below, a security interest in Financed Vehicles is perfected by obtaining the certificate of title to the Financed Vehicle or notation of the secured party's lien on the Financed Vehicle's certificate of title. Notwithstanding the foregoing, in certain states, folding camping trailers and/or slide-in campers, which may constitute the Financed Vehicle with respect to certain Recreational Vehicle Receivables, are not subject to state titling and vehicle registration laws and a security interest in such recreation vehicles is perfected by filing pursuant to the provisions of the UCC.

    Unless otherwise specified in the related Prospectus Supplement, each Seller will be obligated to have taken all actions necessary under the laws of the state in which the Financed Vehicle is located to perfect its security interest in the Financed Vehicle securing the related Receivable purchased by it from a Dealer, including, where applicable, by having a notation of its lien recorded on such vehicle's certificate of title or, if appropriate, by perfecting its security interest in the related recreational vehicles under the UCC. Because the Servicer will continue to service the contracts and loans, the Obligors on the contracts and loans will not be notified of the sales from a Seller to the Depositor or from the Depositor to the Trust, and no action will be taken to record the transfer of the security interest from a Seller to the Depositor or from the Depositor to the Trust by amendment of the certificates of title for the Financed Vehicles or otherwise.

    Pursuant to each Receivables Purchase Agreement, each Seller will assign to the Depositor its interests in the Financed Vehicles securing the Motor Vehicle and Recreational Vehicle Receivables assigned by that Seller to the Depositor and, with respect to each Trust, pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, the Depositor will assign its interests in the Financed Vehicles securing the related Receivables to such Trust. However, because of the administrative burden and expense, none of the Seller, the Depositor, the Servicer or the related Trustee will amend any certificate of title to identify either the Depositor or such Trust as the new secured party on such certificate of title relating to a Financed Vehicle nor will any such entity execute and file any transfer instrument (including, among other instruments, UCC-3 assignments for those Financed Recreational Vehicles for which perfection is governed by the UCC).

    In most states, an assignment such as that under each Receivables Purchase Agreement, Sale and Servicing Agreement or Pooling and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title or the execution or filing of any transfer instrument, and the assignee succeeds thereby to the assignor's rights as secured party. In some states, however, in the absence of such an amendment, execution or filing, the assignment to the Applicable Trustee of a security interest in Financed Vehicles registered therein may not be effective or such security interest may not be perfected. If any otherwise effectively assigned security interest in favor of the Applicable Trustee is not perfected, such assignment of the security interest to such Trustee may not be effective against creditors or a trustee in bankruptcy of the applicable Seller, which continues to be specified as lienholder on any certificates of title or as secured party on any UCC filing. However, UCC financing statements with respect to the transfer of each Seller's security interest in related Financed Vehicles to the Depositor and the transfer to the applicable Trust of the Seller's security interest in such Financed Vehicles will be filed. In addition, the Servicer will continue to hold any certificates of title relating to the Financed Vehicles in its possession as custodian for such Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement. SEE "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables".

    In addition, even in those states where an assignment such as that under each Receivables Purchase Agreement, Sale and Servicing Agreement or Pooling and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, by not identifying a Trust as the secured party on the certificate of title, the security interest of such Trust in the vehicle could be defeated through fraud or negligence. In such states, in the absence of fraud or forgery by the vehicle owner or the Seller or administrative error by state or local agencies, the notation of the Seller's lien on the certificates of title will be sufficient to protect a Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which the Seller failed to obtain a perfected security interest, the security interest of the related Trust would be subordinate to, among others, the interests of subsequent purchasers of the Financed Vehicles and holders of perfected security interests therein. Such a failure, however, would constitute a breach of the warranties of the Depositor under the related Sale and Servicing Agreement or Pooling and Servicing Agreement and of the related Seller under the Receivables Purchase Agreement and would create an obligation of the Depositor to repurchase the related Receivable from the Trust and of the related Seller to simultaneously repurchase the related Receivable from the Depositor unless the breach were cured. SEE "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "Special Considerations--Certain Legal Aspects--Security Interests in Financed Vehicles".

    Under the laws of most states, the perfected security interest in a vehicle would continue for four months after the vehicle is moved to a state other than the state in which it is initially registered and thereafter until the owner thereof re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle or, in the case of a vehicle registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require a certificate of title for registration of a motor vehicle or recreational vehicle, re-registration could defeat perfection. In the ordinary course of servicing motor vehicle or recreational vehicle receivables, the Servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, the Servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related loan before release of the lien. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Servicer will be obligated to take appropriate steps, at the Servicer's expense, to maintain perfection of security interests in the Financed Vehicles and is obligated to purchase the related Receivable if it fails to do so.

    Under the laws of most states, liens for repairs performed on a motor vehicle or recreational vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated vehicle. Under each Receivables Purchase Agreement, the Seller will represent to the related Trust that, as of the date the related Receivable is sold to such Trust, each security interest in a Financed Vehicle is or will be prior to all other present liens (other than tax liens and other liens that arise by operation of law) upon and security interests in such Financed Vehicle. However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable. No notice will be given to the Trustee, any Indenture Trustee, any Noteholders or the Certificateholders in respect of a given Trust if such a lien arises or confiscation occurs and any such lien or confiscation arising after the applicable Closing Date would not give rise to the related Seller's repurchase obligation under the applicable Receivables Purchase Agreement.

REPOSSESSION

    In the event of default by vehicle purchasers, the holder of the motor vehicle or recreational vehicle installment sale contract or installment loan has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform self-help repossession unless such act would constitute a breach of the peace. Self-help is the method employed by the Servicer in most cases and is accomplished simply by retaking possession of the financed vehicle. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order.

NOTICE OF SALE; REDEMPTION RIGHTS

    The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some states, by payment of delinquent installments or the unpaid balance.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

    The proceeds of resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

    Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a lien with respect to the vehicle or if no such lienholder exists or there are remaining funds, the UCC requires the creditor to remit the surplus to the former owner of the vehicle.

CONSUMER PROTECTION LAWS

    Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the federal Truth in Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Procedures Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, the Texas Consumer Credit Code, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the Receivables.

    The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC RULE"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction (and certain related creditors and their assignees) to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

    Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchaser of the applicable Financed Vehicle may assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the Obligor on the Receivable. If an Obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of the Seller's warranties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement and would create an obligation of the Seller to repurchase the Receivable unless the breach is cured. SEE "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables".

    Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

    In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

    Under each Receivables Purchase Agreement, the related Seller will warrant to the related Depositor (who will in turn assign its rights under such warranty to the applicable Trust under the related Sale and Servicing Agreement or Pooling and Servicing Agreement) that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against such Trust for violation of any law and such claim materially and adversely affects such Trust's interest in a Receivable, such violation would constitute a breach of the warranties of the Seller under such Receivables Purchase Agreement and would create an obligation of the Seller to repurchase the Receivable unless the breach is cured. SEE "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables".

OTHER LIMITATIONS

    In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    The following is a general summary of material federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

    The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "CODE"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. The opinion of special Federal tax counsel to each Trust specified in the related Prospectus Supplement ("TAX COUNSEL"), regarding certain federal income tax matters is discussed below. An opinion of Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.

    The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust as a partnership under the Code or whether the Trust will be treated as a grantor trust or whether an election is made to treat the Trust as a FASIT under the Code. The Prospectus Supplement for each series of Certificates will specify whether a partnership election will be made or the Trust will be treated as a grantor trust.

                TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

    With respect to a Trust for which a partnership election is made, it is the opinion of Tax Counsel that such Trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on Tax Counsel's opinion that the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

    If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

    TREATMENT OF THE NOTES AS INDEBTEDNESS. The Depositor will agree, and the Noteholders will agree by their purchase of Notes, to treat such Notes as debt for federal income tax purposes. It is the opinion of Tax Counsel that such Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

    OID, ETC. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID REGULATIONS") relating to original issue discount ("OID"), and that any OID on the Notes (I.E., any excess of the principal amount of the Notes over their issue price) does not exceed a DE MINIMIS amount (I.E., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

    INTEREST INCOME ON THE NOTES. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered to be issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID Regulations, a holder of a
Note issued with a DE MINIMIS amount of OID must include such OID in income, on a PRO RATA basis, as principal payments are made on the Note. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

    A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "SHORT-TERM NOTE") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

    SALE OR OTHER DISPOSITION. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

    The Taxpayer Relief Act of 1997 revises the maximum rate of tax on net capital gains for individuals on sales of certain assets (including stocks and securities). The holding period for which an asset must be held for the gain from its sale to be eligible for the lowest rate is increased from 12 months to 18 months, with a further rate reduction scheduled to take effect after the year 2000 for the sale of certain assets that have been held at least 5 years. The Treasury Department is to issue regulations coordinating the capital gain provisions with other rules involving the treatment of sales and exchange by pass-through entities such as the Trust.

    FOREIGN HOLDERS. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Depositor is a "related person" within the meaning of the Code and
(ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income tax at graduated rates (if received by a non-U.S. person with effectively connected income) and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

    Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

    BACKUP WITHHOLDING. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

    NEW WITHHOLDING REGULATIONS. On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

    POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

    TREATMENT OF THE TRUST AS A PARTNERSHIP. The Depositor and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders (including the Depositor in its capacity as recipient of distributions from the Reserve Account), and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Depositor and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

    A VARIETY OF ALTERNATIVE CHARACTERIZATIONS ARE POSSIBLE. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Depositor or the Trust. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

    PARTNERSHIP TAXATION. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

    The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the Receivables that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Receivables that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the Depositor. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

    All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

    An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

    The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

    DISCOUNT AND PREMIUM. Unless otherwise indicated in the Prospectus Supplement, the applicable Seller will represent that the Receivables were not issued with OID, and, therefore, the Trust would not have OID income. However, the purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

    If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Receivables or to offset any such premium against interest income on the Receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

    SECTION 708 TERMINATION. Pursuant to final Treasury regulations issued May 9, 1997 under Section 708 of the Code, a sole or exchange of 50% of more of the capital and profits in the Trust would cause a deemed contribution of assets of the Trust (the "old partnership") to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the parties of the old partnership in liquidation thereof and not constitute a sales or exchange.

    DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

    Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

    If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

    ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

    The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Depositor is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

    SECTION 754 ELECTION. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

    ADMINISTRATIVE MATTERS. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

    Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

    The Depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

    TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

    Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

    BACKUP WITHHOLDING. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                        TRUSTS TREATED AS GRANTOR TRUSTS

TAX CHARACTERIZATION OF THE TRUST AS A GRANTOR TRUST

    If a partnership election is not made, it is the opinion of Tax Counsel that such a Trust will not be classified as an association taxable as a corporation and that such Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, owners of Certificates (referred to herein as "GRANTOR TRUST CERTIFICATEHOLDERS") will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The Certificates issued by a Trust that is treated as a grantor trust are referred to herein as "GRANTOR TRUST CERTIFICATES".

    CHARACTERIZATION. Each Grantor Trust Certificateholder will be treated as the owner of a PRO RATA undivided interest in the interest and principal portions of the Trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a PRO RATA undivided interest in each of the Receivables in the Trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

    Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its PRO RATA share of the entire income from the Receivables in the Trust represented by Grantor Trust Certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Servicer. Under Sections 162 or 212 of the Code, each Grantor Trust Certificateholder will be entitled to deduct its PRO RATA share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other Section 212 expenses exceed two percent of its adjusted gross income. A Grantor Trust Certificateholder using the cash method of accounting must take into account its PRO RATA share of income and deductions as and when collected by or paid to the Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its PRO RATA share of income and deductions as they become due or are paid to the Servicer, whichever is earlier. If the servicing fees paid to the Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Servicer (or any person to whom the Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Receivables. The Receivables would then be subject to the "coupon stripping" rules of the Code discussed below.

    PREMIUM. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Receivable based on each Receivable's relative fair market value, so that such holder's undivided interest in each Receivable will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Receivables at a premium may elect to amortize such premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section 171. A Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder acquires during the year of the election or thereafter.

    If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of such Receivable that is

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
allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to such Receivable. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

STRIPPED BONDS AND STRIPPED COUPONS

    Although the tax treatment of stripped bonds is not entirely clear, based on guidance by the IRS, each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under recently issued Treasury regulations (the "SECTION 1286 TREASURY REGULATIONS"), if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such stripped bond will be considered to have been issued with OID. SEE "Original Issue Discount." Based on the preamble to the Section 1286 Treasury Regulations, Tax Counsel is of the opinion that, although the matter is not entirely clear, the interest income on the Certificates at the sum of the Pass Through Rate and the portion of the Servicing Fee Rate that does not constitute excess servicing will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations, and such income will be so treated in the Trustee's tax information reporting.

    ORIGINAL ISSUE DISCOUNT. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to "original issue discount" (currently Sections 1271 through 1273 and 1275) will be applicable to a Grantor Trust Certificateholder's interest in those Receivables meeting the conditions necessary for these sections to apply. Generally, a Grantor Trust Certificateholder that acquires an undivided interest in a Receivable issued or acquired with OID must include in gross income the sum of the "daily portions," of the OID on such Receivable for each day on which it owns a Certificate, including the date of purchase but excluding the date of disposition. In the case of an original Grantor Trust Certificateholder, the daily portions of OID with respect to a Receivable generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the Receivable during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Distribution Date). This will be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the Receivable under the prepayment assumption used in respect of the Receivables and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the Receivable at the beginning of such accrual period. No representation is made that the Receivables will prepay at any prepayment assumption. The "adjusted issue price" of a Receivable at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the "adjusted issue price" of a Receivable at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than "qualified stated interest") made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under either an exact or approximate method set forth in the OID Regulations, or some other reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the Receivables.

    With respect to the Receivables, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in

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respect of the Receivables. Subsequent purchasers that purchase Receivables at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue such OID.

    MARKET DISCOUNT. A Grantor Trust Certificateholder that acquires an undivided interest in Receivables may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Receivable is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Receivable allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

    The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

    The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

    A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

    PREMIUM. To the extent a Grantor Trust Certificateholder is considered to have purchased an undivided interest in a Receivable for an amount that is greater than its stated redemption price at maturity of such Receivable, such Grantor Trust Certificateholder will be considered to have purchased the

                                       62
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Receivable with "amortizable bond premium" equal in amount to such excess. A
Grantor Trust Certificateholder (who does not hold the Certificate for sale to customers or in inventory) may elect under Section 171 of the Code to amortize such premium. Under the Code, premium is allocated among the interest payments on the Receivables to which it relates and is considered as an offset against (and thus a reduction of) such interest payments. With certain exceptions, such an election would apply to all debt instruments held or subsequently acquired by the electing holder. Absent such an election, the premium will be deductible as an ordinary loss only upon disposition of the Certificate or PRO RATA as principal is paid on the Receivables.

    ELECTION TO TREAT ALL INTEREST AS OID. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder owns or acquires. SEE "--Premium" above. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

    SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

    Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

    NON-U.S. PERSONS. Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Receivables that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under
Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Receivables issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Receivables where the obligor is not a natural person in order to qualify for the exemption from withholding.

    As used herein, a "U.S. PERSON" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a United States person under any applicable Treasury regulations) or an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons also will be a U.S. Person.

    INFORMATION REPORTING AND BACKUP WITHHOLDING. The Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

                   TRUSTS FOR WHICH A FASIT ELECTION IS MADE

    GENERAL. It is the opinion of Tax Counsel that the Trust will, on the startup day, qualify as a FASIT and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a FASIT under the Code assuming a timely FASIT election is made. Based on the foregoing and assuming compliance with the Transaction Documents, certain of the Securities will qualify as regular interests in a FASIT ("Regular Securities") which will generally be treated as debt for U.S. federal income tax purposes. The Small Business Job Protection Act of 1996 added Sections 860H through 860L of the Code (the "FASIT Provisions"), which provide for a new type of entity for federal income tax purposes known as a "financial asset securitization investment trust" (a "FASIT"). Although the FASIT provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance has been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of the holders of Regular Securities and the ownership interest (the "Ownership Securities," with the Regular Securities, the "Securities") in a FASIT (the "FASIT Securityholders"). Investors also should note that the FASIT discussion contained herein constitutes only the material federal income tax consequences to holders of FASIT Securities. The Receivables will only be added to or deleted from a Trust Fund for which a FASIT election has been made only in a manner consistent with additions or deletions that would be permitted in the case of a REMIC.

    FASIT Securities will be classified as either FASIT Regular Securities, which generally will be treated as debt for federal income tax purposes, or FASIT Ownership Securities, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related Series FASIT. The Prospectus Supplement for each Series of Securities will indicate whether one or more FASIT elections will be made for that Series and which Securities of such Series will be designated as Regular Securities, and which, if any, will be designated as Ownership Securities.

    QUALIFICATION AS A FASIT. The Trust Fund underlying a Series (or one or more designated pools of assets held in the Trust Fund) will qualify under the Code as a FASIT in which the FASIT Regular Securities and the FASIT Ownership Securities will constitute the "regular interest" and the "ownership interests," respectively, if (i) a FASIT election is in effect, (ii) certain tests concerning (A) the composition

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of the FASIT's assets and (B) the nature of the Securityholders' interests in the FASIT are met on a continuing basis, and (iii) the Trust Fund is not a regulated investment company as defined in Section 851(a) of the Code.

    ASSET COMPOSITION. In order for a Trust Fund (or one or more designated pools of assets held by a Trust Fund) to be eligible for FASIT status, substantially all of the assets of the Trust Fund (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT QUALIFICATION TEST"). Permitted assets include (i) cash or cash equivalents, (ii) debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate, (iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interest, (v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interests, and
(vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

    INTERESTS IN A FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic C corporation. In the case of Series that include FASIT Ownership Securities, the ownership interest will be represented by the FASIT Ownership Securities.

    A FASIT interest generally qualifies as a regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than thirty years, (iii) it entitles its holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the Service plus 5%, and (vi) it if pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interests (i.e., certain qualified floating rates and weighted average rates). Interest will be considered to be based on a permissible variable rate if generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rate," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such FASIT regular interest.

    If a FASIT Security fails to meet one or more of the requirements set out in clauses (iii), (iv), or (v), but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "High-Yield Interest". In addition, if a FASIT Security fails to meet the requirement of clause (vi), but the interest payable on the Security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the Security, the Security also will qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic C corporations that are fully subject to corporate income tax ("ELIGIBLE CORPORATIONS"), other FASITs, and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "Federal Income Tax Consequences-- FASIT Securities--Tax Treatment of FASIT Regular Securities--Treatment of High-Yield Interests."

    CONSEQUENCES OF DISQUALIFICATION. If a Series FASIT fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a grantor trust, as a separate association taxable as a corporation, or as a partnership. The FASIT Regular Securities could be treated as debt instruments for federal income tax purposes or as equity interests. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for the period of time in which the requirements for FASIT status are not satisfied.

    TAX TREATMENT OF FASIT REGULAR SECURITIES.

    GENERAL. Payments received by holders of FASIT Regular Securities other than High-Yield Interests will be accorded the same tax treatment under the Code as payments received on other taxable debt instruments. Holders of FASIT Regular Securities must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method and accordingly, may report income prior to the receipt of any cash distribution corresponding to such income. Except in the case of FASIT Regular Securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Securityholder and a principal payment on such Security will be treated as a return of capital to the extent that the Securityholder's basis is allocable to that payment. FASIT Regular Securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such Securities in the same manner as other debt instruments. High-Yield Securities may be held only by fully taxable domestic C corporations, other FASITs, and certain securities dealers. Holders of High-Yield Securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those Securities.

    TREATMENT OF REALIZED LOSSES. Although not entirely clear, it appears that holders of FASIT Regular Securities that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such FASIT Regular Security becoming wholly or partially worthless, and that, in general, holders of FASIT Regular Securities that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such FASIT Regular Securities becoming wholly worthless. Although the matter is unclear, non-corporate holders of FASIT Regular Securities may be allowed a bad debt deduction at such time that the principal balance of any such FASIT Regular Security is reduced to reflect realized losses resulting from any liquidated Underlying Assets. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Underlying Assets remaining in the related FASIT have been liquidated or the FASIT Regular Securities of the related Series have been otherwise retired. Potential investors and Holders of the FASIT Regular Securities are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such FASIT Regular Securities, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on FASIT Regular Securities.

    In addition, FASIT Regular Securities held by a financial institution to which Section 585 of the Code applies will be treated as evidences of indebtedness for purposes of Section 582(c)(1) of the Code. FASIT Securities will not qualify as "Government securities" for either REIT or RIC qualification purposes.

    TREATMENT OF HIGH-YIELD INTEREST. High-Yield Interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT Security with losses. High-Yield Interests may be held only by Eligible Corporations, other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an

Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transfer still will be treated as the holder of the High-Yield Interest.

    The holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

    TAX TREATMENT OF FASIT OWNERSHIP SECURITIES

    A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. In general, the character of the income to the holder of a FASIT Ownership Interest will be the same as the character of such income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Security as are the holders of High-Yield Interests. See "Federal Income Tax Consequences--FASIT Securities--Tax Treatment of FASIT Regular Securities--Treatment of High-Yield Interests."

    Rules similar to the wash sale rules applicable to REMIC Residual Securities also will apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such Security acquires any other FASIT Ownership Security or, in the case of a FASIT holding mortgage assets, any interest in a Taxable Mortgage Pool, that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT Ownership Security was required to be marked-to-market under Code section 475 by such holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be the greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semiannually.

    The holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets,
(iii) the receipt of any income derived from any loan originated by a FASIT, and
(iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any Series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

    BACKUP WITHHOLDING, REPORTING AND TAX ADMINISTRATION. Holders of FASIT Securities will be subject to backup withholding to the same extent holders of other debt instruments would be subject. For purposes of reporting and tax administration, holders of record of FASIT Securities generally will be treated in the same manner as holders of other debt instruments.

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                                     * * *

    THE FEDERAL TAX CONSEQUENCES SET FORTH ABOVE MAY NOT BE APPLICABLE TO A PARTICULAR NOTEHOLDER OR CERTIFICATEHOLDER DEPENDING UPON SUCH NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF FUTURE CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

    Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "BENEFIT PLAN"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.

    Certain transactions involving a Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes or Certificates if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "PLAN ASSETS REGULATION"), the assets of a Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment in this context of Notes and Certificates of a given series will be discussed in the related Prospectus Supplement.

    Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

    A plan fiduciary considering the purchase of Securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

SENIOR CERTIFICATES ISSUED BY TRUSTS THAT DO NOT ISSUE NOTES

    Unless otherwise specified in the related Prospectus Supplement, the following discussion applies only to nonsubordinated Certificates (referred to herein as "SENIOR CERTIFICATES") issued by a Trust that does not issue Notes.

    The U.S. Department of Labor has granted to the lead Underwriter named in the Prospectus Supplement an exemption (the "EXEMPTION") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Benefit Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include motor vehicle installment sales contracts such as the Receivables. The Exemption will apply to the acquisition, holding and resale of the Senior Certificates by a Benefit Plan, provided that certain conditions (certain of which are described below) are met.

    Among the conditions which must be satisfied for the Exemption to apply to the Senior Certificates are the following:

        (1) The acquisition of the Senior Certificates by a Benefit Plan is on terms (including the price for the Senior Certificates) that are at least as favorable to the Benefit Plan as they would be in an arm's length transaction with an unrelated party;

        (2) The rights and interests evidenced by the Senior Certificates acquired by the Benefit Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

        (3) The Senior Certificates acquired by the Benefit Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from Standard & Poor's Ratings Service, Moody's Investor Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc.;

        (4) The Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

        (5) The sum of all payments made to the Underwriters in connection with the distribution of the Senior Certificates represents not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the Seller pursuant to the sale of the Contracts to the Trust represents not more than the fair market value of such Contracts; and the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

        (6) The Benefit Plan investing in the Senior Certificates is an "accredited investor" as defined in Rule 501 (a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

    Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest or prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Senior Certificates in connection with the initial issuance, at least fifty (50) percent of the Senior Certificates and of the aggregate interests in the Trust are acquired by persons independent of the Restricted Group, (ii) the Benefit Plan's investment in Senior Certificates does not exceed twenty-five (25) percent of all of the Senior Certificates outstanding at the time of the acquisition, and (iii) immediately after the acquisition, no more than twenty-five (25) percent of the assets of Benefit Plans for which the fiduciary renders investment advice or has discretionary authority are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Benefit Plans sponsored by the Depositor, the related Seller, any Underwriter, the Trustee, the Servicer, any obligor with respect to Contracts included in the Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust, or any affiliate of such parties (the "RESTRICTED GROUP").

    The Prospectus Supplement for each series will indicate the classes of Securities offerred thereby to which the Exemptions will apply.

                              PLAN OF DISTRIBUTION

    On the terms and conditions set forth in an underwriting agreement with respect to the Securities of a given series (the "UNDERWRITING AGREEMENT"), the Depositor will agree to cause the related Trust to sell to the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase, the principal amount of each class of Notes and Certificates, as the case may be, of the related series set forth therein and in the related Prospectus Supplement.

    In each Underwriting Agreement with respect to any given series of Securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Notes and

Certificates, as the case may be, described therein which are offered hereby and by the related Prospectus Supplement if any of such Notes and Certificates, as the case may be, are purchased.

    Each Prospectus Supplement will either (i) set forth the price at which each class of Notes and Certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Notes and Certificates or (ii) specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Notes and Certificates, such public offering prices and such concessions may be changed.

    This Prospectus may be used, to the extent required, by the Underwriter in connection with offers and sales related to market making transactions.

    Each Underwriting Agreement will provide that the Depositor will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

    Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from such underwriters or from the Depositor.

    The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL MATTERS

    Certain legal matters relating to the Securities of any series will be passed upon for the related Trust and the Depositor by Brown & Wood LLP, New York, New York, and for the Underwriter for such series by Brown & Wood LLP. Material federal income tax will be passed upon for each Trust by Brown & Wood LLP.

                                 INDEX OF TERMS

Actuarial Receivables............................................................         19
Administration Agreement.........................................................         48
Administration Fee...............................................................         48
Administrator....................................................................         48
Advance..........................................................................       8,42
Applicable Trustee...............................................................         33
APR..............................................................................          8
Base Rate........................................................................         28
Benefit Plan.....................................................................         68
Calculation Agent................................................................         29
Calculation Date.................................................................   29,30,31
CD Rate..........................................................................         29
CD Rate Determination Date.......................................................         29
CD Rate Security.................................................................         28
Cede.............................................................................         16
Cedel............................................................................         34
Cedel Participant................................................................         34
Certificate Balance..............................................................          5
Certificate Distribution Account.................................................         40
Certificate Pool Factor..........................................................         21
Certificates.....................................................................          1
chattel paper....................................................................         48
Closing Date.....................................................................         38
Code.............................................................................         53
Collection Account...............................................................         39
Collection Period................................................................         41
Commercial Paper Rate............................................................         30
Commercial Paper Rate Determination Date.........................................         30
Commercial Paper Rate Security...................................................         28
Commission.......................................................................          2
Company..........................................................................   1,2,3,22
Composite Quotations.............................................................         28
Cooperative......................................................................         34
Cut-off Date.....................................................................         16
Dealer Agreements................................................................         16
Dealers..........................................................................       7,16
Definitive Certificates..........................................................         36
Definitive Notes.................................................................         36
Definitive Securities............................................................         36
Depositor........................................................................          1
Depository.......................................................................         22
Depositaries.....................................................................         33
Distribution Date................................................................         27
DTC..............................................................................         16
DTC's Nominee....................................................................         16
Eligible Corporations............................................................         65
Eligible Deposit Account.........................................................         40
Eligible Institution.............................................................         40

Eligible Investments.............................................................         40
ERISA............................................................................         11
Euroclear........................................................................         35
Euroclear Operator...............................................................         35
Euroclear Participants...........................................................         34
Events of Default................................................................         24
Exchange Act.....................................................................          2
Exemption........................................................................         68
FASIT............................................................................         64
FASIT Provisions.................................................................         64
FASIT Qualification Test.........................................................         65
FASIT Securityholders............................................................         64
Federal Funds Rate...............................................................         30
Federal Funds Rate Determination Date............................................         30
Federal Funds Rate Security......................................................         28
Final Scheduled Maturity Date....................................................          8
Financed Motor Vehicles..........................................................       5,16
Financed Recreational Vehicles...................................................       6,16
Financed Vehicles................................................................          6
Fixed Rate Securities............................................................         28
Floating Rate Securities.........................................................         28
foreign person...................................................................         54
FTC Rule.........................................................................         52
Funding Period...................................................................          4
Grantor Trust Certificateholders.................................................         60
Grantor Trust Certificates.......................................................         60
H.15(519)........................................................................         28
High-Yield Interest..............................................................         65
Indenture........................................................................          3
Indenture Trustee................................................................          1
Index Maturity...................................................................         28
Indirect Participants............................................................         33
Initial Cut-off Date.............................................................          6
Initial Pool Balance.............................................................         48
Initial Receivables..............................................................          6
Insolvency Event.................................................................         46
Interest Rate....................................................................          4
Interest Reset Date..............................................................         28
Interest Reset Period............................................................         28
Investment Earnings..............................................................         40
IO...............................................................................         65
IRS..............................................................................         53
Issuer...........................................................................          3
LIBOR............................................................................         31
LIBOR Determination Date.........................................................         31
LIBOR Reuters....................................................................         31
LIBOR Security...................................................................         28
LIBOR Telerate...................................................................         31
London Banking Day...............................................................         31
Money Market Yield...............................................................         30
Motor Vehicle Receivables........................................................         16

new partnership..................................................................         57
New Regulations..................................................................         55
Nonbank Seller...................................................................         13
Note Distribution Account........................................................         40
Note Pool Factor.................................................................         21
Notes............................................................................          1
Obligors.........................................................................         16
OID..............................................................................         53
old partnership..................................................................         57
OID Regulations..................................................................         53
Ownership Securities.............................................................         64
Participants.....................................................................         33
Pass Through Rate................................................................          5
Payahead Account.................................................................         40
Payaheads........................................................................         41
Payment Date.....................................................................         23
Plan Assets Regulation...........................................................         68
Pool Balance.....................................................................         21
Pooling and Servicing Agreement..................................................          3
Pre-Funded Amount................................................................          7
Pre-Funding Account..............................................................        1,4
Precomputed Advance..............................................................          7
Precomputed Receivables..........................................................         19
prepayments......................................................................         14
Prospectus Supplement............................................................          1
Purchase Amount..................................................................         39
Rating Agency....................................................................         14
Receivables......................................................................        1,5
Receivables Pool.................................................................         16
Receivables Purchase Agreement...................................................         38
Recreational Vehicle Receivables.................................................         16
Registration Statement...........................................................          2
Regular Securities...............................................................         64
Related Documents................................................................         26
Reserve Account..................................................................         44
Restricted Group.................................................................         69
Reuters Screen LIBO Page.........................................................         31
Rule of 78's Receivables.........................................................         19
Rules............................................................................         34
Sale and Servicing Agreement.....................................................          5
Schedule of Receivables..........................................................         38
Section 1286 Treasury Regulations................................................         61
Securities.......................................................................       1,64
Securities Act...................................................................          2
Seller(s)........................................................................         18
Seller Affiliate.................................................................          3
Senior Certificates..............................................................         68
Servicer.........................................................................        1,3
Servicer Default.................................................................         46
Servicing Fee....................................................................         42
Servicing Fee Rate...............................................................         42

Short-Term Note..................................................................         54
Simple Interest Advance..........................................................          7
Simple Interest Receivables......................................................         18
Spread...........................................................................         28
Spread Multiplier................................................................         28
Strip Certificates...............................................................          5
Strip Notes......................................................................          4
Subsequent Receivables...........................................................        1,7
Subsequent Transfer Date.........................................................         38
Tax Counsel......................................................................         53
Telerate Page 3750...............................................................         31
Terms and Conditions.............................................................         35
Transfer and Servicing Agreement.................................................         38
Transferor.......................................................................        1,3
Treasury bills...................................................................         32
Treasury Rate....................................................................         32
Treasury Rate Determination Date.................................................         32
Treasury Rate Security...........................................................         28
Trust............................................................................        1,3
Trust Accounts...................................................................         40
Trust Agreement..................................................................          3
Trustee..........................................................................        1,3
UCC..............................................................................       8,39
Underwriting Agreement...........................................................         69
U.S. Person......................................................................         63

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    NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION, OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY HMFC, THE DEPOSITOR OR THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE NOTES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS SUPPLEMENT OR PROSPECTUS.

                         ------------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                    -----
                   PROSPECTUS SUPPLEMENT

Reports to Noteholders.........................         S-3
Incorporation of Certain Documents By
  Reference....................................         S-3
Summary........................................         S-4
Risk Factors...................................        S-19
Hyundai Motor Finance Company..................        S-22
HMFC's Automobile Financing Program............        S-22
The Trust......................................        S-25
The Receivables Pool...........................        S-26
MBIA Insurance Corporation.....................        S-31
The Depositor..................................        S-33
Use of Proceeds................................        S-33
Weighted Average Life of the Notes.............        S-33
Description of the Notes.......................        S-37
Description of the Transfer and Servicing
  Agreements...................................        S-48
The Policy.....................................        S-57
Description of the Certificates................        S-60
Material Federal Income Tax Consequences.......        S-60
ERISA Considerations...........................        S-60
Underwriting...................................        S-61
Legal Matters..................................        S-62
Experts........................................        S-62
Index of Defined Terms.........................        S-63
Annex I........................................         A-1

                         PROSPECTUS

Available Information..........................           2
Incorporation of Certain Documents by
  Reference....................................           2
Summary of Terms...............................           3
Risk Factors...................................          11
The Trusts.....................................          16
The Receivables Pools..........................          18
Weighted Average Life of the Securities........          20
Pool Factors and Trading Information...........          21
Use of Proceeds................................          21
The Company....................................          22
Description of the Notes.......................          22
Description of the Certificates................          27
Certain Information Regarding the Securities...          28
Description of the Transfer and Servicing
  Agreements...................................          38
Certain Legal Aspects of the Receivables.......          48
Material Federal Income Tax Consequences.......          52
Trusts for Which a Partnership Election is
  Made.........................................          53
Trusts Treated as Grantor Trusts...............          60
Trusts for Which a FASIT Election is Made......          64
ERISA Considerations...........................          68
Plan of Distribution...........................          69
Legal Matters..................................          70
Index of Terms.................................          71

                         ------------------------------

    UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE NOTES OFFERED BY THIS PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                    Hyundai
                         Auto Receivables Trust 1998-A

                                $220,000,000   %
                         Asset Backed Notes, Class A-1

                                $80,150,000   %
                         Asset Backed Notes, Class A-2

                          SSB VEHICLE SECURITIES INC.
                                   DEPOSITOR

                         HYUNDAI MOTOR FINANCE COMPANY
                              SELLER AND SERVICER

                                    --------

                             PROSPECTUS SUPPLEMENT

                                    --------

                              Salomon Smith Barney
                             ABN AMRO Incorporated
                         BancAmerica Robertson Stephens

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